Exhibit 10.1

Execution Version

LENDER JOINDER AGREEMENT AND AMENDMENT NO. 1, dated as of January 12, 2023 (this “Amendment”), to the Credit Agreement dated as of December 16, 2021, among WALKER & DUNLOP, INC., a Maryland corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to Section 3.13 of the Credit Agreement, the Borrower may establish Incremental Term Loans by, among other things, entering into a Lender Joinder Agreement pursuant to the terms and conditions of the Credit Agreement with each Incremental Lender agreeing to provide such Incremental Term Loans (each Incremental Lender agreeing to provide the Incremental Term B Loans (as defined below) and any assignees thereof are referred to herein as an “Incremental Term B Lender”);

WHEREAS, on the Incremental Effective Date (as defined below), the Borrower intends to (i) incur Incremental Term Loans in an aggregate principal amount of $200,000,000 (the “Incremental Term B Loans”, and the commitments of the Incremental Term B Lenders in respect thereof, the “Incremental Term B Commitments”), which will be a separate Class of Term Loans from the Initial Term Loans and (ii) use the proceeds of the Incremental Term B Loans to make an Investment in an Excluded Subsidiary pursuant to Section 7.3(l) of the Credit Agreement in order to repay Indebtedness of such Excluded Subsidiary, to pay all fees and expenses incurred in connection with this Amendment and the transactions contemplated hereby and for other general corporate purposes;

WHEREAS, pursuant to Section 11.2 of the Credit Agreement, the Borrower, the Administrative Agent, the Incremental Term B Lenders and each other Lender who delivers to the Administrative Agent a consent in the form of Annex A (a “Consent”) to this Amendment, which consenting Lenders, together with the Incremental Term B Lenders, constitute the Required Lenders under the Credit Agreement immediately prior to the Amendment No. 1 Effective Date, have agreed to amend the Credit Agreement, subject to the terms and conditions set forth herein, as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Incremental Term B Commitments.

(a)           Subject to the terms and conditions set forth herein, on the Incremental Effective Date, the initial Incremental Term B Lender agrees to fund an Incremental Term B Loan in a principal amount not exceeding the amount set forth opposite such Incremental Term B Lender’s name on Schedule I hereto.

(b)           The initial Incremental Term B Lender, by delivering its signature page to this Amendment and funding Incremental Term B Loans on the Incremental Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment and each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the Incremental Effective Date.

(c)           Subject to the terms and conditions set forth herein, pursuant to Section 3.13 of the Credit Agreement, effective as of the Incremental Effective Date, for all purposes of the Loan Documents, (i) the Incremental Term B Commitments and the Incremental Term B Loans made thereunder shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Term Loans on a pari passu basis, (ii) the Incremental Term B Commitments shall constitute “Incremental Term Loan Commitments,” and “Term Loan Commitments”, (iii) the Incremental Term B Loans shall constitute “Incremental Term Loans” and “Term Loans” and (iv) each Incremental Term B Lender shall become an “Incremental Lender” and a “Lender” (if such Incremental Term B Lender is not already a Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Loan Commitment (or, following the making of an Incremental Term B Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment, the Administrative Agent will record the Incremental Term B Loans as being of a separate Class as the Initial Term Loans.

Section 2.              Incremental Effective Date. The Incremental Term B Commitments and the obligation of the initial Incremental Term B Lender to make Incremental Term B Loans shall become effective on the first date (such date, if any, the “Incremental Effective Date”) on which the following conditions have been satisfied:

(a)           Counterparts. The Administrative Agent shall have received executed counterparts hereto from the Borrower, the Subsidiary Guarantors and the initial Incremental Term B Lender;

(b)           Fees. The Borrower shall have paid to the Amendment No. 1 Lead Arranger (as defined in Exhibit A) in immediately available funds, all fees and expenses owing to Amendment No. 1 Lead Arranger and due and payable on the Incremental Effective Date as separately agreed to in writing by the Borrower and Amendment No. 1 Lead Arranger and (ii) to the extent invoiced prior to the Incremental Effective Date, all reasonable out-of-pocket expenses of the Amendment No. 1 Lead Arranger and the Administrative Agent in connection with this Amendment and the transactions contemplated hereby (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Amendment No. 1 Lead Arranger and the Administrative Agent);

(c)           Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of Morgan Lewis & Bockius LLP, counsel to the Credit Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(d)           No Default. No Default or Event of Default shall exist on Incremental Effective Date immediately before or immediately after giving effect on a Pro Forma Basis to the Incremental Term B Commitments, the making of the Incremental Term B Loans and any Specified Transactions consummated in connection therewith;

(e)           Representations and Warranties. Each of the representations and warranties contained in Articles V and VIII of the Credit Agreement shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on the Incremental Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(f)            Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Incremental Effective Date certifying that the conditions in clauses (d) and (e) above have been satisfied;

(g)           Officer’s Compliance Certificate. The Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the Financial Covenant based on the financial statements most recently delivered pursuant to Section 6.1(a) or 6.1(b) of the Credit Agreement, as applicable, both before and after giving effect (on a Pro Forma Basis) to the Incremental Term B Commitment, the making of the Incremental Term B Loans pursuant thereto, and any Specified Transactions consummated in connection therewith;

(h)           Closing Certificates. The Administrative Agent shall have received (i) a certificate of good standing (where relevant) of each Credit Party as of a recent date, from the applicable Secretary of State or similar Governmental Authority and (ii) a certificate of a duly authorized officer of each Credit Party dated the Incremental Effective Date certifying (A) that there have been no changes to the organizational documents of such Credit Party since the Closing Date or otherwise attaching the organizational documents to the extent there have been changes to the organizational documents of such Credit Party, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended since the date adopted and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Credit Party and countersigned by another officer as to the incumbency and specimen signature of a duly authorized officer executing the certificate referred to above;

(i)            Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent and certified as accurate by the chief financial officer of the Borrower, that after giving effect to the Incremental Term B Commitment, the making of the Incremental Term B Loans pursuant thereto, and any Specified Transactions consummated in connection therewith, the Credit Parties, on a consolidated basis, are Solvent; and

(j)            PATRIOT Act, Etc. The Borrower and each of the other Credit Parties shall have provided to the Administrative Agent and the Incremental Term B Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act, and any applicable “know your customer” rules and regulations; and to each Incremental Term B Lender requesting the same with respect to each Credit Party or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party or such Subsidiary, in each case requested by the Administrative Agent or an Incremental Term B Lender at least three (3) Business Days prior to the Closing Date.

Section 3.              Additional Amendments. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text

(indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 4.              Representations and Warranties, No Default. In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that:

(a)           After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date); and

(b)           At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 5.              Amendment No. 1 Effective Date. Section 3 of this Amendment shall become effective on the first date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(a)           Incremental Effective Date. The Incremental Effective Date shall have occurred.

(b)           Counterparts. The Administrative Agent shall have received executed counterparts hereto from the Borrower, the Subsidiary Guarantors and the initial Incremental Term B Lender and executed Consents from Lenders who, together with the initial Incremental Term B Lender, constitute the Required Lenders under the Credit Agreement immediately prior to the Amendment No. 1 Effective Date; and

(c)           Consent Fees. The Borrower shall have paid to the Administrative Agent, for the account of each Lender who delivers a Consent to the Administrative Agent prior to 12:00 p.m., New York City time, on December 14, 2022, a fee in an amount equal to 0.05% of the aggregate principal amount of such Lender’s Initial Term Loans immediately prior to the Amendment No. 1 Effective Date.

Section 6.              Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.              Applicable Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED WITH, THE LAW OF THE STATE OF NEW YORK. The submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions set forth in Sections 11.5(b), (c), (d) and 11.6 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

Section 8.              Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 9.              Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Credit Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as amended hereby and (iii) agrees that all security interests granted by it pursuant to any Loan Document shall secure the Credit Agreement as amended by this Amendment.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WALKER & DUNLOP, INC., as Borrower

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

WALKER & DUNLOP MULTIFAMILY, INC., as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

WALKER & DUNLOP, LLC, as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

WALKER & DUNLOP CAPITAL, LLC, as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

W&D BE, INC., as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment]

WALKER & DUNLOP INVESTMENT SALES, LLC, as a Subsidiary Guarantor

By:	/s/ Gregory A. Florkowski
	Name:	Gregory A. Florkowski
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A.
as Administrative Agent and an Incremental Term B Lender

By:	/s/ Laura Carter
	Name:	Laura Carter
	Title:	Authorized Officer

[Signature Page to Amendment]

Schedule I

Incremental Term B Lender	Incremental Term B Commitment

JPMorgan Chase Bank, N.A.	$200,000,000

Total: $200,000,000

Annex A

The undersigned Lender has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above:

,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

Name of Fund Manager (if any):

Exhibit A

[see attached]

Exhibit A

Execution Version

$600,000,000

CREDIT AGREEMENT

dated as of December 16, 2021,

as amended by Amendment No. 1 dated as of January 12, 2023,

by and among

WALKER & DUNLOP, INC.,

as Borrower,

the Lenders referred to herein,
as Lenders,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Sole Lead Arranger and Bookrunner

Page

ARTICLE I DEFINITIONS

SECTION 1.1	Definitions	1
SECTION 1.2	Other Definitions and Provisions	~~41~~43
SECTION 1.3	Accounting Terms	~~42~~43
SECTION 1.4	UCC Terms	~~42~~44
SECTION 1.5	Rounding	~~43~~44
SECTION 1.6	References to Agreement and Laws	~~43~~44
SECTION 1.7	Times of Day; Rates	~~43~~45
SECTION 1.8	Guarantees	~~43~~45
SECTION 1.9	Covenant Compliance Generally	~~43~~45
SECTION 1.10	Divisions	~~43~~45
SECTION 1.11	Limited Condition Acquisitions	~~43~~45
SECTION 1.12	Certain Determinations	~~45~~46
SECTION 1.13	Interest Rates; Benchmark Notification	~~45~~47

ARTICLE II TERM LOAN FACILITY

SECTION 2.1	Initial Term Loan, Incremental Term B Loan and Incremental Term Loans	~~46~~48
SECTION 2.2	Procedure for Advance of Term Loans	~~46~~48
SECTION 2.3	Repayment of Term Loans	~~47~~49
SECTION 2.4	Prepayments of Term Loans	~~48~~50

ARTICLE III GENERAL LOAN PROVISIONS

SECTION 3.1	Interest	~~51~~53
SECTION 3.2	Notice and Manner of Conversion or Continuation of Loans	~~52~~54
SECTION 3.3	Fees	~~52~~54
SECTION 3.4	Manner of Payment	~~52~~54
SECTION 3.5	Evidence of Indebtedness	~~53~~55
SECTION 3.6	Sharing of Payments by Lenders	~~53~~55
SECTION 3.7	Funding by Lenders; Administrative Agent’s Clawback	~~54~~56
SECTION 3.8	Alternate Rate of Interest	~~55~~57
SECTION 3.9	Indemnity	~~57~~59
SECTION 3.10	Increased Costs	~~57~~59
SECTION 3.11	Taxes	~~58~~60
SECTION 3.12	Mitigation Obligations; Replacement of Lenders	~~61~~63
SECTION 3.13	Incremental Loans	~~62~~64
SECTION 3.14	Defaulting Lenders	~~65~~67
SECTION 3.15	Extension of Term Loan Maturity Date	~~66~~68
SECTION 3.16	Refinancing Term Loans	~~67~~69

-i-

(continued)

Page

ARTICLE IV
CONDITIONS OF CLOSING AND BORROWING

SECTION 4.1	Conditions to Closing and Initial Term Loan	~~69~~71

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

SECTION 5.1	Organization; Power; Qualification	~~72~~75
SECTION 5.2	Ownership; Voting Agreements	~~72~~75
SECTION 5.3	Authorization; Enforceability	~~73~~75
SECTION 5.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.	~~73~~75
SECTION 5.5	Compliance with Law; Governmental Approvals	~~73~~76
SECTION 5.6	Tax Returns and Payments	~~74~~76
SECTION 5.7	Intellectual Property Matters	~~74~~76
SECTION 5.8	Environmental Matters	~~74~~76
SECTION 5.9	Employee Benefit Matters	~~75~~77
SECTION 5.10	Margin Stock	~~76~~78
SECTION 5.11	Government Regulation	~~76~~79
SECTION 5.12	Material Contracts	~~76~~79
SECTION 5.13	Employee Relations	~~77~~79
SECTION 5.14	Burdensome Provisions	~~77~~79
SECTION 5.15	[Reserved]	~~77~~79
SECTION 5.16	No Material Adverse Change	~~77~~79
SECTION 5.17	Solvency	~~77~~79
SECTION 5.18	Title to Properties	~~77~~79
SECTION 5.19	Litigation	~~77~~80
SECTION 5.20	Anti-Terrorism; Anti-Money Laundering; Anti-Corruption and Sanctions	~~77~~80
SECTION 5.21	Absence of Defaults	~~78~~80
SECTION 5.22	Disclosure	~~78~~80

ARTICLE VI AFFIRMATIVE COVENANTS

SECTION 6.1	Financial Statements and Budgets	~~78~~81
SECTION 6.2	Certificates; Other Reports	~~79~~82
SECTION 6.3	Notice of Litigation and Other Matters	~~81~~83
SECTION 6.4	Preservation of Corporate Existence and Related Matters	~~82~~84
SECTION 6.5	Maintenance of Property and Licenses	~~82~~84
SECTION 6.6	Insurance	~~82~~85
SECTION 6.7	Accounting Methods and Financial Records	~~82~~85
SECTION 6.8	Payment of Taxes and Other Obligations	~~83~~85
SECTION 6.9	Compliance with Laws and Approvals	~~83~~85
SECTION 6.10	Environmental Laws	~~83~~85
SECTION 6.11	Compliance with ERISA	~~83~~86
SECTION 6.12	Material Contracts	~~84~~86
SECTION 6.13	Visits and Inspections; Appraisals	~~84~~86

(continued)

Page

SECTION 6.14	Additional Subsidiaries	~~84~~87
SECTION 6.15	Use of Proceeds	~~86~~89
SECTION 6.16	Maintenance of Debt Ratings	~~86~~89
SECTION 6.17	Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions	~~86~~89
SECTION 6.18	Further Assurances	~~87~~89
SECTION 6.19	Post-Closing Items	~~87~~90

ARTICLE VII NEGATIVE COVENANTS

SECTION 7.1	Indebtedness	~~87~~90
SECTION 7.2	Liens	~~90~~93
SECTION 7.3	Investments	~~92~~95
SECTION 7.4	Fundamental Changes	~~94~~97
SECTION 7.5	Asset Dispositions	~~95~~97
SECTION 7.6	Restricted Payments	~~96~~98
SECTION 7.7	Transactions with Affiliates	~~97~~100
SECTION 7.8	Accounting Changes; Organizational Documents	~~97~~100
SECTION 7.9	Payments and Modifications of Junior Indebtedness	~~98~~100
SECTION 7.10	No Further Negative Pledges; Restrictive Agreements	~~99~~101
SECTION 7.11	Nature of Business	~~99~~102
SECTION 7.12	Amendments of Material Contracts	~~99~~102
SECTION 7.13	[Reserved]	~~100~~102
SECTION 7.14	Financial Covenant – Asset Coverage Ratio	~~100~~103
SECTION 7.15	Voting Agreements	~~100~~103
SECTION 7.16	Special Covenant Regarding Excluded Subsidiaries	~~100~~103

ARTICLE VIII
SPECIAL PROVISIONS REGARDING AGENCY MATTERS

SECTION 8.1	Special Representations, Warranties and Covenants Concerning Eligibility as Seller/Issuer and Service of Mortgage Loans	~~100~~103
SECTION 8.2	Special Representations, Warranties and Covenants Concerning Agency Agreements	~~101~~103
SECTION 8.3	Special Representation, Warranty and Covenant with respect to Fannie Mae Program Reserve Requirements	~~101~~104
SECTION 8.4	Special Provisions Regarding Agency Collateral	~~101~~104

ARTICLE IX DEFAULT AND REMEDIES

SECTION 9.1	Events of Default	~~102~~105
SECTION 9.2	Remedies	~~104~~107
SECTION 9.3	Rights and Remedies Cumulative; Non-Waiver; Etc.	~~105~~108
SECTION 9.4	Crediting of Payments and Proceeds	~~105~~108
SECTION 9.5	Administrative Agent May File Proofs of Claim	~~106~~109
SECTION 9.6	Credit Bidding	~~107~~109

(continued)

Page

SECTION 9.7	Fannie Mae Limitations	~~107~~110
SECTION 9.8	Freddie Mac Limitations	~~107~~110
SECTION 9.9	Ginnie Mae Limitations	~~107~~110

ARTICLE X
THE ADMINISTRATIVE AGENT

SECTION 10.1	Appointment and Authority	~~108~~110
SECTION 10.2	Rights as a Lender	~~108~~111
SECTION 10.3	Exculpatory Provisions	~~109~~111
SECTION 10.4	Reliance by the Administrative Agent	~~109~~112
SECTION 10.5	Delegation of Duties	~~110~~112
SECTION 10.6	Resignation of Administrative Agent	~~110~~113
SECTION 10.7	Non-Reliance on Administrative Agent and Other Lenders	~~111~~113
SECTION 10.8	No Other Duties, Etc.	~~111~~114
SECTION 10.9	Collateral and Guaranty Matters	~~112~~114
SECTION 10.10	Secured Hedge Agreements and Secured Cash Management Agreements	~~112~~115
SECTION 10.11	Acknowledgement of Lenders	~~113~~115

ARTICLE XI MISCELLANEOUS

SECTION 11.1	Notices	~~114~~117
SECTION 11.2	Amendments, Waivers and Consents	~~117~~120
SECTION 11.3	Expenses; Indemnity; Limitation of Liability	~~120~~123
SECTION 11.4	Right of Setoff	~~122~~124
SECTION 11.5	Governing Law; Jurisdiction, Etc.	~~122~~125
SECTION 11.6	Waiver of Jury Trial	~~123~~126
SECTION 11.7	Reversal of Payments	~~123~~126
SECTION 11.8	Injunctive Relief	~~123~~126
SECTION 11.9	Successors and Assigns; Participations	~~123~~126
SECTION 11.10	Treatment of Certain Information; Confidentiality	~~128~~130
SECTION 11.11	Performance of Duties	~~129~~131
SECTION 11.12	All Powers Coupled with Interest	~~129~~132
SECTION 11.13	Survival	~~129~~132
SECTION 11.14	Titles and Captions	~~129~~132
SECTION 11.15	Severability of Provisions	~~129~~132
SECTION 11.16	Counterparts; Integration; Effectiveness; Electronic Execution	~~129~~132
SECTION 11.17	Term of Agreement	~~131~~133
SECTION 11.18	USA PATRIOT Act; Anti-Money Laundering Laws	~~131~~134
SECTION 11.19	Independent Effect of Covenants	~~131~~134
SECTION 11.20	Inconsistencies with Other Documents	~~131~~134
SECTION 11.21	No Advisory or Fiduciary Responsibility	~~131~~134
SECTION 11.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~132~~135
SECTION 11.23	Certain ERISA Matters	~~133~~135
SECTION 11.24	Acknowledgement Regarding Any Supported QFCs	~~134~~137
SECTION 11.25	Limitation of Fannie Mae’s Agency Consent	~~134~~137

EXHIBITS
Form of:
Exhibit A	-	Term Loan Note
Exhibit B	-	Notice of Borrowing
Exhibit C	-	Notice of Prepayment
Exhibit D	-	Notice of Conversion/Continuation
Exhibit E	-	Officer’s Compliance Certificate
Exhibit F	-	Assignment and Assumption
Exhibit G-1	-	U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit G-2	-	U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit G-3	-	U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit G-4	-	U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit H	-	Auction Procedures
Exhibit I	-	Pari Passu Intercreditor Agreement

SCHEDULES
Schedule 1.1	-	Fannie Mae, Freddie Mac, Ginnie Mae and FHA/HUD Agreements
Schedule 4.1	-	Investors
Schedule 5.1	-	Jurisdictions of Organization and Qualification
Schedule 5.2	-	Subsidiaries and Capitalization
Schedule 5.6	-	Tax Matters
Schedule 5.9	-	ERISA Plans
Schedule 5.12	-	Material Contracts
Schedule 5.13	-	Labor and Collective Bargaining Agreements
Schedule 5.18	-	Real Property
Schedule 6.19	-	Post-Closing Items
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.3	-	Existing Loans, Advances and Investments
Schedule 7.7	-	Transactions with Affiliates

v

This CREDIT AGREEMENT, dated as of December 16, 2021 (as amended by Amendment No. 1 dated as of January 12, 2023) (this “Agreement”), is by and among WALKER & DUNLOP, INC., a Maryland corporation, as the Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, a term loan credit facility to the Borrower as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1          Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“ABR Term Loan” means a Term Loan bearing interest based upon the Alternate Base Rate.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b)(x) in the case of an Interest Period that is one month in duration, 0.10%, (y) in the case of an Interest Period that is three months in duration, 0.15% and (z) in the case of an Interest Period that is six months in duration, 0.25%; provided that if the Adjusted Term SOFR Rate as so determined would be less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.

“Administrative Agent” means JPMorgan, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 10.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency” means Fannie Mae, Freddie Mac, Ginnie Mae, FHA, or HUD.

“Agency Agreements” means, singly and collectively, the Fannie Mae Agreements, the Freddie Mac Agreements, the Ginnie Mae Agreements, and the FHA/HUD Agreements.

“Agency Collateral” means, singly and collectively, the Fannie Mae Collateral, the Freddie Mac Collateral, the Ginnie Mae Collateral, and the FHA/HUD Collateral, respectively.

“Agency Consents” means, singly and collectively, the written consent (and in the case of Ginnie Mae and HUD, acknowledgement), in form and substance satisfactory to the Arranger, of each of Fannie Mae, Freddie Mac, Ginnie Mae and HUD (which in the case of Ginnie Mae and HUD is a limited acknowledgment and is expressly not a consent) provided to the Administrative Agent pursuant to Section 4.1(d), in each case as the same may be amended, restated, modified or supplemented from time to time.

“Agency Designated Loans” means, singly and collectively, the Fannie Mae Designated Loans, the Freddie Mac Designated Loans, the Ginnie Mae Designated Loans, and, as may be applicable, the FHA/HUD Loans, respectively.

“Agency Security Interest” means, singly and collectively, the Fannie Mae Security Interest, the Freddie Mac Security Interest, the Ginnie Mae Security Interest, and the FHA/HUD Security Interest, respectively.

“Agent Parties” has the meaning assigned thereto in Section 11.1(e)(ii).

“Agreement” has the meaning assigned thereto in the preamble to this Agreement.

“Alliant” has the meaning assigned thereto in the definition of “Alliant Acquisition.”

“Alliant Acquisition” means the acquisition of Alliant, Inc., a Florida corporation, Alliant ADC, Inc., a California corporation, Palm Drive Associates, LLC, a Delaware limited liability company, The Alliant Company, LLC, a Florida limited liability company, Alliant Capital, Ltd., a Florida limited liability company, Alliant Fund Asset Holdings, LLC, a Delaware limited liability company, Alliant Asset Management Company, LLC, a California limited liability company, Alliant Strategic Investments II, LLC, a Delaware limited liability company, ADC Communities, LLC, a Florida limited liability company, ADC Communities II, LLC, a California limited liability company, AFAH Finance, LLC, a Delaware limited liability company, Alliant Fund Acquisitions, LLC, a Florida limited liability company (collectively, “Alliant”), pursuant to that certain Purchase Agreement (the “Alliant Purchase Agreement”), dated as of August 30, 2021, among, inter alios, WDAAC, the Borrower and Alliant.

“Alliant Purchase Agreement” has the meaning assigned thereto in the definition of “Alliant Acquisition.”

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.8 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.8), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of January 12, 2023.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1. The Amendment No. 1 Effective Date is January 12, 2023.

“Amendment No. 1 Lead Arranger” means JPMorgan, in its capacity as lead arranger and bookrunner for Amendment No. 1.

“Ancillary Document” has the meaning assigned thereto in Section 11.16(b).

“Ancillary Fees” has the meaning assigned thereto in Section 11.2(j).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Terrorism Laws” has the meaning assigned thereto in Section 5.20.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means (i) in the case of Initial Term Loans, (a) 1.25%, in the case of ABR Term Loans and (b) 2.25%, in the case of Term SOFR Rate Loans and (ii) in the case of Incremental Term B Loans, (a) 2.00%, in the case of ABR Term Loans and (b) 3.00%, in the case of Term SOFR Rate Loans. The Applicable Margin shall be increased as, and to the extent, required by Section 3.13.

“Appraised Value” means, with respect to the Servicing Contracts at any time, the value thereof set forth in the most recent appraisals received in accordance with Section 6.13(b); provided that if such appraisal shall indicate a range of value, the mid-point of such range shall be the Appraised Value.

“Approved Bank” has the meaning assigned thereto in the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means JPMorgan, in its capacity as sole lead arranger and bookrunner and Amendment No. 1 Lead Arranger.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) the then applicable Appraised Value of all Qualifying Mortgage Servicing Rights of WDLLC and WD

Capital on such date plus (ii) all Unrestricted Cash of the Credit Parties held in the United States (excluding any assets securing any Securitization Transaction Attributed Indebtedness or any Permitted Funding Collateral) to (b) Consolidated Corporate Indebtedness on such date.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests and any transfer or disposition by way of statutory division) by any Credit Party or any Subsidiary (other than Excluded Subsidiaries) thereof (or the granting of any option or other right to do any of the foregoing). The term “Asset Disposition” shall not include (a) the sale of inventory (other than Servicing Contracts and Mortgage Loans) in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 7.4 (other than clause (e) thereof), (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents and (f) the transfer by any Credit Party of its assets to any other Credit Party.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit F or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Available Amount” means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:

(a)       the greater of (x) $50,000,000 and (y) 20.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, plus

(b)       the Cumulative Retained Excess Cash Flow Amount at such time, plus

(c)       the aggregate amount of Net Cash Proceeds received by the Borrower (other than from a Subsidiary) from the sale or issuance of Qualified Equity Interests of the Borrower after the Closing Date and on or prior to such time (including upon exercise of warrants or options), plus

(d)       the aggregate amount of Net Cash Proceeds received by the Borrower or any Subsidiary (other than an Excluded Subsidiary and other than from a Subsidiary) from Indebtedness (other than Junior Indebtedness) after the Closing Date converted to or exchanged for Qualified Equity Interests of the Borrower, plus

(e)       the amounts received in cash or Cash Equivalents by the Borrower or any Subsidiary (other than any Excluded Subsidiary) from any distribution, dividend, profit, return of capital, repayment of loans or upon the disposition of any Investment, or otherwise received from an Excluded Subsidiary (including the amounts received in cash or Cash Equivalents from any disposition or issuance of Equity Interests of an Excluded Subsidiary), in each case, to the extent received in respect of an Investment (including the designation of an Excluded Subsidiary) made in reliance on Section 7.3(k) and, in each case, not to exceed the original amount of such Investment, plus

(f)        the fair market value of the Investments by the Borrower and its Subsidiaries (other than any Excluded Subsidiary) made in any Excluded Subsidiary pursuant to Section 7.3(k) at the time it is redesignated as or merged into a Subsidiary pursuant to Section 6.14(d)(ii) (in each case, not to exceed the fair market value (as determined in good faith by the Borrower) of such Investments made in such Excluded Subsidiary at the time of such redesignation or merger), minus

(g)       the aggregate amount of all (i) Investments made pursuant to Section 7.3(k), (ii) Restricted Payments made pursuant to Section 7.6(d) and (iii) payments and prepayments of Junior Indebtedness made pursuant to Section 7.9(b)(iv), in each case, after the Closing Date and on or prior to such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.8.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.8.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(2)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)          for purposes of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)        the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)        the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)          for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of Notices of Borrowing or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)           in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)           in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Borrower” means Walker & Dunlop, Inc., a Maryland corporation.

“Borrower Materials” means the materials and/or information provided on or behalf of the Borrower hereunder and made available to the Lenders by the Administrative Agent and/or the Arranger by posting on the Platform.

“Borrowing” means Term Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business.

“Capital Expenditures” means, with respect to the Credit Parties on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding any acquisition of all or substantially all of the assets, assets consisting of a business, line of business, unit or division or any Equity Interests of any other Person.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition (other than paper or notes issued by the Borrower or an Affiliate of the Borrower), (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (f) Dollar denominated time and demand deposit accounts or money market accounts with those domestic banks meeting the requirements of item (y) or (z) of clause (b) above and any other domestic commercial banks insured by the FDIC with an aggregate balance not to exceed in the aggregate at any time at any such bank such amount as may be fully insured by the FDIC from time to time.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement with a Credit Party after the Closing Date, is a Lender, an Affiliate of a Lender, the Administrative Agent or the Arranger or an Affiliate of the Administrative Agent or the Arranger, or (b) is a Lender or an Affiliate of a Lender or the Administrative Agent or the Arranger or an Affiliate of the Administrative Agent or the Arranger that is a party to a Cash Management Agreement with a Credit Party on the Closing Date.

“Change in Control” means, at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than forty percent (40%) of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class” means, when used in reference to (a) any Term Loan, whether such Term Loan is an Initial Term Loan, an Incremental Term B Loan, an Incremental Term Loan, an Extended Term Loan or a Refinancing Term Loan, (b) any Term Loan Commitment, whether such Term Loan Commitment is a Term Loan Commitment with respect to an Initial Term Loan, an Incremental Term B Loan or an Incremental Term Loan, and (c) any Lender, refers to whether such Lender has a Term Loan or Term Loan Commitment with respect to a particular Class of Term Loans or Term Loan Commitments. Incremental Term Loans, Extended Term Loans and Refinancing Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means the date of this Agreement.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the Guaranty and Collateral Agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Adjusted EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Credit Parties in accordance with GAAP: (a) Consolidated Corporate Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Corporate Net Income for such period: (i) income and franchise taxes, (ii) Consolidated Corporate Interest Expense, (iii) amortization, depreciation and other non-cash charges (including any non-cash charges with respect to the write-off of Servicing Contracts) (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses (excluding extraordinary losses from discontinued operations), (v) provisions for at-risk sharing obligations related solely to Fannie Mae Mortgage Loans pursuant to any Fannie Mae Program or any comparable loss sharing arrangement permitted pursuant to Section 7.1(k) in an aggregate amount not to exceed ten percent (10%) of Consolidated Adjusted EBITDA (determined without reference to this clause (b)(v)) for such period and (vi) Transaction Costs less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Corporate Net Income for such period: (i) interest income on cash or Cash Equivalents and other financing activities outside the ordinary course of business, (ii) any extraordinary gains, (iii) non-cash gains or non-cash items increasing Consolidated Corporate Net Income, (iv) capitalized amounts attributable to origination of Servicing Contract rights and (v) any cash loan loss expenses not otherwise deducted or excluded from the determination of Consolidated Corporate Net Income. For purposes of this Agreement, Consolidated Adjusted EBITDA shall (x) be adjusted on a Pro Forma Basis and (y) not include any net income (or loss) attributable to Excluded Subsidiaries, except to the extent provided in the definition of “Consolidated Corporate Net Income.”

“Consolidated Corporate Indebtedness” means, as of any date of determination with respect to the Credit Parties on a Consolidated basis without duplication, the sum of all Indebtedness of the Credit Parties which shall exclude (a) any Non-Recourse Indebtedness to the extent not constituting Excess Permitted Guarantees, (b) any Permitted Funding Indebtedness and (c) any trade payables incurred in the ordinary course on customary trade terms and shall include all Securitization Transaction Attributed Indebtedness. For purposes of determining the Consolidated Corporate Indebtedness at any time, all earn-out obligations of any Credit Party shall not be included irrespective of whether such earn-out obligation is contingent or whether such obligation is indebtedness or a liability for purposes of GAAP.

“Consolidated Corporate Interest Expense” means, for any period, determined on a Consolidated basis, without duplication, for the Credit Parties in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period, but excluding any Consolidated Interest Expense with respect to Non-Recourse Indebtedness or Permitted Funding Indebtedness.

“Consolidated Corporate Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Corporate Indebtedness on such date to (b) Consolidated Adjusted EBITDA for the most recent Test Period ending on or immediately prior to such date.

“Consolidated Corporate Net Income” means, for any period, the net income (or loss) of the Credit Parties for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating such net income (or loss) for any period, there shall be excluded (a) the net income (or loss) of any Excluded Subsidiary or any Subsidiary of a Credit Party or any other Person in which any Credit Party has a joint interest with a third party, in each case except to the extent such net income is actually paid in cash to a Credit Party by dividend or other distribution during such period (net of any taxes payable on such dividends or distributions), (b) the net income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with a Credit Party or that Person’s assets are acquired by a Credit Party except to the extent included pursuant to the foregoing clause (a), and (c) any gain or loss from any sale, lease, license, transfer or other disposition of Property during such period.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash charges (including any non-cash charges with respect to the write-off of Servicing Contracts) (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses (excluding extraordinary losses from discontinued operations), (v) provisions for at-risk sharing obligations related solely to Fannie Mae Mortgage Loans pursuant to any Fannie Mae Program or any comparable loss sharing arrangement permitted pursuant to Section 7.1(k), but only to the extent permitted to be added back in determining Consolidated Adjusted EBITDA for such period pursuant to clause (b)(v) of the definition of “Consolidated Adjusted EBITDA” and (vi) Transaction Costs less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income on cash or Cash Equivalents and other financing activities outside the ordinary course of business, (ii) any extraordinary gains, (iii) non-cash gains or non-cash items increasing Consolidated Net Income, (iv) capitalized amounts attributable to origination of Servicing Contract rights and (v) any cash loan loss expenses not otherwise deducted or excluded from the determination of Consolidated Net Income. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis.

“Consolidated Interest Expense” means, for any period, determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes and (d) any gain or loss from Asset Dispositions during such period.

“Consolidated Secured Indebtedness” means, as of any date of determination, the aggregate principal amount of Consolidated Corporate Indebtedness that is secured by a Lien on any assets of the Credit Parties.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Secured Indebtedness on such date to (b) Consolidated Adjusted EBITDA for the most recent Test Period ending on or immediately prior to such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned thereto in Section 11.24.

“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount (which shall not be less than zero for any Excess Cash Flow Period) determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (other than Excluded Subsidiaries).

“Debt Rating” means, as applicable, (a) the corporate family rating of the Borrower as determined by Moody’s from time to time, (b) the corporate rating of the Borrower as determined by S&P from time to time and (c) the ratings of the Term Loan Facility as determined by Moody’s and/or S&P from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 9.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Default Rights” means has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 3.14(b), any Lender that (a) has failed to (i) fund all or any portion any Term Loan required to be funded by it hereunder within two Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due or (b) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) or (b) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Dutch Auction” has the meaning assigned thereto in Section 11.9(g).

“ECF Percentage” means, for any Excess Cash Flow Period or Fiscal Year, as the case may be, (a) 50%, if the Consolidated Corporate Leverage Ratio as of the last day of such Excess Cash Flow Period or Fiscal Year, as the case may be, is greater than ~~2.25~~3.00 to 1.00, (b) 25%, if the Consolidated Corporate Leverage Ratio as of the last day of such Excess Cash Flow Period or Fiscal Year, as the case may be, is greater than ~~1.75~~2.50 to 1.00, but less than or equal to ~~2.25~~3.00 to 1.00 and (c) 0%, if the Consolidated Corporate Leverage Ratio as of the last day of such Excess Cash Flow Period or Fiscal Year, as the case may be, is less than or equal to ~~1.75~~2.50 to 1.00.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, it being agreed that (x) arrangement, commitment, structuring, underwriting, advisory, ticking, unused line, call protection, prepayment premium, consent and amendment fees, or any similar fees payable in connection with the commitment or syndication of such Indebtedness paid or payable to any of the applicable arrangers, advisors or other agents (or their respective affiliates) in their respective capacities as such in connection with the applicable Indebtedness, as applicable (whether or not such fees are paid to or shared in whole or in part with any lenders thereunder), and any other fees that are not generally paid to all lenders (or their respective affiliates) ratably with respect to such loans or such facility and that are paid or payable in connection with such loans or such facility, shall be excluded, (y) original issue discount and upfront fees paid or payable to the lenders thereunder shall be included (with original issue discount and upfront fees being equated to interest based on assumed four-year life to maturity (or, if less, the remaining life to maturity) without any present value discount) and (z) to the extent that the Adjusted Term SOFR Rate for a three month interest period on the closing date of any such Incremental Term Loan Commitment is (A) less than the then- applicable interest rate floor, the amount of such difference shall be deemed added to the interest margin for the applicable existing Term Loans, solely for the purpose of determining whether an increase in the interest rate margins for the applicable existing Term Loans shall be required and (B) less than the interest rate floor, if any, applicable to any such Incremental Term Loans, the amount of such difference shall be deemed added to the interest rate margins for such Incremental Term Loans solely for such purpose;

provided that, to the extent any increase in interest rate margin would be required pursuant to the foregoing provisions, solely on account of clause (B) immediately above, such increase shall be effected solely by way of an increase in the Adjusted Term SOFR Rate floor instead of an increase in the Applicable Margin).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.9(b)(iii)).

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Equity Issuance” means any issuance by the Borrower of common shares of its Equity Interests to any Person that is not a Credit Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Event of Default” means any of the events specified in Section 9.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Cash Flow” means, for the Credit Parties on a Consolidated basis, in accordance with GAAP for any Excess Cash Flow Period:

(a)           the sum, without duplication, of (i) Consolidated Corporate Net Income for such Excess Cash Flow Period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in determining Consolidated Corporate Net Income for such Excess Cash Flow Period, (iii) the amount of tax expense deducted in determining Consolidated Corporate Net Income of the Credit Parties for such Excess Cash Flow Period to the extent it exceeds the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such Excess Cash Flow Period and (iv) decreases in Working Capital for such Excess Cash Flow Period, minus

(b)           the sum, without duplication, of (i) the aggregate amount of cash (A) actually paid by the Credit Parties during such Excess Cash Flow Period on account of Capital Expenditures and Permitted Acquisitions (including any earnouts paid in connection with such Permitted Acquisitions) and (B) Investments and Restricted Payments made during such Excess Cash Flow Period (in each case under this clause (i) other than to the extent any such Capital Expenditure, Permitted Acquisition or other Investment or Restricted Payment is made or is expected to be made with the proceeds of Indebtedness of the Credit Parties (other than revolving indebtedness)), (ii) the aggregate amount of all principal payments of Indebtedness of any Credit Party (including (x) the principal component of payments in respect of Capital Lease Obligations and (y) the amount of any prepayment of Term Loans pursuant to Section 2.3, 2.4(b)(ii) or 2.4(b)(iii) (to the extent the Asset Disposition or Insurance or Condemnation Event giving rise to such mandatory prepayment increased Consolidated Corporate Net Income) (but excluding all other prepayments of the Term Loans) made in cash by the Credit Parties during such Excess Cash Flow Period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder)), except to the extent financed with the proceeds of other Indebtedness of the Credit Parties (other than revolving indebtedness), (iii) an amount equal to the amount of all non-cash credits and other non-cash items, in each case, to the extent included in determining Consolidated Corporate Net Income for such Excess Cash Flow Period (including, without limitation, capitalized amounts attributable to origination of Servicing Contract rights), (iv) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) by the Credit Parties in such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Corporate Net Income for such Excess Cash Flow Period and (v) increases to Working Capital for such Excess Cash Flow Period.

“Excess Cash Flow Period” means each fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 2021.

“Excess Permitted Guarantees” means any Permitted Guarantee to the extent that the value of such Guarantee (as determined in accordance with Section 1.8) exceeds the Realizable Value of the assets that are subject to a Lien securing the Indebtedness that is the subject of such Permitted Guarantee.

“Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.), as amended.

“Excluded Information” means any non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Term Loans or a purchasing Lender’s decision to purchase Term Loans.

“Excluded Subsidiary” means each of the following:

(a)           each of W&D Interim Lender LLC, W&D Interim Lender II LLC, W&D Interim Lender III, Inc., W&D Interim Lender IV, LLC, W&D Interim Lender V, Inc., W&D Interim Lender VI, LLC, Walker & Dunlop Commercial Mortgage Manager, LLC, Walker & Dunlop Commercial Property Funding, LLC, Walker & Dunlop Commercial Property Funding I, LLC, Walker & Dunlop Commercial Property Funding I WF, LLC, Walker & Dunlop Commercial Property Funding I CS, LLC, Walker & Dunlop Commercial Property Funding I CB, LLC, WDIS, Inc., Walker & Dunlop Investment Management, LLC, WD-ILP JV Investor, LLC (formerly known as WD-BXMT JV Investor, LLC), Walker & Dunlop Investment Partners, Inc. (formerly known as JCR Capital Investment Corporation), JCR Capital Investment Company, LLC (and various fund entities controlled directly/indirectly by JCR Capital Investment Company, LLC), Enodo, Inc., W&D KBP, LLC, W&D ETE, LLC, WD-G JV Investor, LLC, WD-IC JV GP, LLC, WD-IC JV Investor, LLC, WDIS WA, LLC, WDIB - Investor, LLC, WDIB, LLC, Zelman Partners, LLC, WDAAC, LLC, W&D STCI, LLC, W&D RPS HoldCo, LLC and their respective Subsidiaries, but, in each case, only for so long as such Person continues to satisfy the requirements for Excluded Subsidiaries in Section 6.14(d);

(b)        any Subsidiary designated in accordance with Section 6.14(d)(i) that has not been re-designated or reclassified in accordance with Section 6.14(d)(ii);

(c)           any Subsidiary that is a Securitization Entity; and

(d)           any Foreign Subsidiary that is not disregarded for tax purposes and the guarantee by such Foreign Subsidiary would have material adverse federal income tax consequences for the Borrower (by constituting an investment of earnings in United States property under Section 956 of the Code, triggering an increase in the gross income of the Borrower pursuant to Section 951 of the Code) after giving effect to any corresponding credits or offsets;

provided that, notwithstanding anything to the contrary in this Agreement, (i) no Person that is a Credit Party as of the Closing Date and (ii) no Subsidiary that itself or through any of its Subsidiaries owns, directly or indirectly, any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, a Credit Party shall be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an

“eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under any keepwell provision of the Collateral Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Term Loan Commitment (or, in the case of a Term Loan not funded pursuant to a Term Loan Commitment, acquired such interest in such Term Loan), other than pursuant to an assignment request by the Borrower under Section 3.12(b) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Term Loan Commitment or Term Loan or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of November 7, 2018 (as amended prior to the Closing Date) by and among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

“Existing Credit Agreement Refinancing” has the meaning assigned thereto in the definition of “Transactions.”

“Existing Liens” has the meaning assigned thereto in Section 11.2(j).

“Existing Term Loan Maturity Date” has the meaning assigned thereto in Section 3.15(a).

“Existing Term Loan Tranche” has the meaning assigned thereto in Section 3.15(a).

“Extended Term Loan Maturity Date” has the meaning assigned thereto in Section 3.15(c).

“Extended Term Loans” has the meaning assigned thereto in Section 3.15(a).

“Extension Amendment” has the meaning assigned thereto in Section 3.15(e).

“Extension Effective Date” has the meaning assigned thereto in Section 3.15(c).

“Extension Request” has the meaning assigned thereto in Section 3.15(a).

“Fannie Mae” means Fannie Mae, a corporation created under the laws of the United States.

“Fannie Mae Agreements” means all applicable selling and servicing agreements (including the Fannie Mae Servicing Contracts) between Fannie Mae and any Credit Party under any Fannie Mae Program, together with any other present or future contracts, agreements, instruments or indentures to which Fannie Mae and any Credit Party are parties or pursuant to which any Credit Party owes any duty or obligation to Fannie Mae, and including the Fannie Mae Guides, however titled, referred to in those selling and servicing agreements and all other Fannie Mae guidelines, directives and approvals to which any Credit Party is subject. All Fannie Mae Agreements existing as of the Closing Date (other than such Fannie Mae Guides) are detailed in Schedule 1.1.

“Fannie Mae Collateral” has the meaning assigned thereto in Section 8.01(a) of the Collateral Agreement.

“Fannie Mae Designated Loans” has the meaning assigned thereto in Section 8.01(a) of the Collateral Agreement.

“Fannie Mae Guide” has the meaning assigned thereto in Section 1.02 of the Collateral Agreement.

“Fannie Mae Mortgage Loan” means a permanent Mortgage Loan originated under the Fannie Mae Agreements, the Fannie Mae Guide, or any Fannie Mae Program.

“Fannie Mae Program” means (a) any program offered by Fannie Mae to which a Credit Party is a party as of the Closing Date pursuant to a Fannie Mae Agreement set forth on Schedule 1.1 hereto and (b) any other program offered by Fannie Mae at any time and from time to time after the Closing Date in which any Credit Party participates pursuant to the Fannie Mae Agreements.

“Fannie Mae Security Interest” has the meaning assigned thereto in Section 8.01(a) of the Collateral Agreement.

“Fannie Mae Servicing Contracts” means any Servicing Contracts between any Credit Party and Fannie Mae.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements among Governmental Authorities (and any related laws, regulations or official administrative guidance) implementing the foregoing.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“FHA” means the United States Federal Housing Administration.

“FHA/HUD Agreements” means the Multifamily Accelerated Processing Guide, with respect to any Credit Party under any FHA/HUD Program, together with any other present or future contracts, agreements, instruments or indentures to which FHA and/or HUD and any Credit Party are parties or pursuant to which any Credit Party owes any duty or obligation to FHA and/or HUD, and including the FHA/HUD Guides, however titled, referred to in those selling and servicing agreements and all other FHA/HUD guidelines, directives and approvals to which any Credit Party is subject. All FHA/HUD Agreements existing as of the Closing Date (other than such FHA/HUD Guides) are detailed in Schedule 1.1.

“FHA/HUD Collateral” means all “Collateral” (as defined in Section 1.02 of the Collateral Agreement) in any way relating to the FHA/HUD Loans, including without limitation, all servicing fees and other income received by any Credit Party with respect to FHA/HUD Loans, except as and to the limited extent as may be expressly prohibited or limited under any of the FHA/HUD Agreements.

“FHA/HUD Guide” has the meaning assigned thereto in Section 1.02 of the Collateral Agreement.

“FHA/HUD Loans” has the meaning assigned thereto in Section 1.02 of the Collateral Agreement.

“FHA/HUD Program” means any of (a) the Multifamily Accelerated Processing program, and (b) any other program offered by FHA or HUD at any time and from time to time in which any Credit Party participates.

“FHA/HUD Security Interest” means the security interest granted to and in the FHA/HUD Collateral as and to the extent provided in the Collateral Agreement.

“Financial Covenant” means, on any date of determination, the applicable Asset Coverage Ratio covenant level required pursuant to Section 7.14.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any Credit Party.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

“Fixed Amounts” has the meaning assigned thereto in Section 1.12(b).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt the initial Floor for the Adjusted Term SOFR Rate shall be 0.50%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Freddie Mac” means Freddie Mac, a corporation organized under the laws of the United States.

“Freddie Mac Agreements” means all applicable selling and servicing agreements (including the Freddie Mac Servicing Contracts) between Freddie Mac and any Credit Party under any Freddie Mac Program, together with any other present or future contracts, agreements, instruments or indentures to which Freddie Mac and any Credit Party are parties or pursuant to which any Credit Party owes any duty or obligation to Freddie Mac, and including the Freddie Mac Guide, however titled, referred to in those selling and servicing agreements and all other Freddie Mac guidelines, directives and approvals to which any Credit Party is subject. All Freddie Mac Agreements existing as of the Closing Date (other than the Freddie Mac Guide) are detailed in Schedule 1.1.

“Freddie Mac Collateral” has the meaning assigned thereto in Section 8.02(a) of the Collateral Agreement.

“Freddie Mac Designated Loans” has the meaning assigned thereto in Section 8.02(a) of the Collateral Agreement.

“Freddie Mac Guide” has the meaning assigned thereto in Section 1.02 of the Collateral Agreement.

“Freddie Mac Program” means any of (a) the Freddie Mac Program Plus, (b) the Targeted Affordable Housing Program, and (c) any other program offered by Freddie Mac at any time and from time to time in which any Credit Party participates.

“Freddie Mac Security Interest” has the meaning assigned thereto in Section 8.02(a) of the Collateral Agreement.

“Freddie Mac Servicing Contracts” means any Servicing Contracts between any Credit Party and Freddie Mac.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Ginnie Mae” means the Government National Mortgage Association (commonly known as Ginnie Mae), a United States government owned corporation within HUD.

“Ginnie Mae Agreements” means all applicable agreements, including servicing agreements between Ginnie Mae and any Credit Party under any Ginnie Mae Program, together with any other present or future contracts, agreements, instruments or indentures to which Ginnie Mae and any Credit Party are parties or pursuant to which any Credit Party owes any duty or obligation to Ginnie Mae, and including the Ginnie Mae Guides, however titled, referred to in such agreements (including such servicing agreements) and all other Ginnie Mae guidelines, directives and approvals to which any Credit Party is subject. All Ginnie Mae Agreements existing as of the Closing Date (other than such Ginnie Mae Guides) are detailed in Schedule 1.1.

“Ginnie Mae Collateral” has the meaning assigned thereto in Section 8.03(a) of the Collateral Agreement.

“Ginnie Mae Designated Loans” has the meaning assigned thereto in Section 8.03(a) of the Collateral Agreement.

“Ginnie Mae Guide” has the meaning assigned thereto in Section 1.02 of the Collateral Agreement.

“Ginnie Mae Program” means any program offered by Ginnie Mae at any time and from time to time in which any Credit Party participates.

“Ginnie Mae Security Interest” has the meaning assigned thereto in Section 8.03(a) of the Collateral Agreement.

“Government Obligations” has the meaning assigned thereto in the definition of “Cash Equivalents.”

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency (including any Agency), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).

“guarantor” has the meaning assigned thereto in the definition of “Guarantee.”

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that (a) at the time it enters into a Hedge Agreement after the Closing Date with a Credit Party permitted under Article VII, is a Lender, an Affiliate of a Lender, the Administrative Agent or the Arranger or an Affiliate of the Administrative Agent or the Arranger, or (b) is a Lender or an Affiliate of a Lender or the Administrative Agent or the Arranger or an Affiliate of the Administrative Agent or the Arranger that is a party to a Hedge Agreement with a Credit Party on the Closing Date.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the foregoing clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“HUD” means the United States Department of Housing and Urban Development.

“HUD MAP Lender” means a lender approved by HUD under the Multifamily Accelerated Processing program.

“Increased Amount Date” has the meaning assigned thereto in Section 3.13(a).

“Incremental Effective Date” has the meaning assigned to such term in Amendment No. 1. The Incremental Effective Date is January 12, 2023.

“Incremental Equivalent Debt” means Indebtedness issued, incurred or otherwise obtained by any Credit Party in respect of one or more series of debt securities or loans that are secured by Liens on the Collateral on a pari passu basis to the Liens on the Collateral securing the Secured Obligations, and that are issued or made in lieu of Incremental Term Loans; provided that (i) the aggregate principal amount of all Incremental Equivalent Debt at the time of issuance or incurrence shall not exceed the Incremental Term Loan Limit at such time, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Credit Party, (iii) the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral, (iv) such Incremental Equivalent Debt shall be secured on a pari passu basis with the Lien securing the Secured

Obligations and subject to a Pari Passu Intercreditor Agreement, (v) at the time of incurrence, other than, in each case, with respect to Permitted Inside Maturity Debt, such Incremental Equivalent Debt shall have a final maturity date equal to or later than the Term Loan Maturity Date, and a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Initial Term Loans and the Incremental Term B Loans, (vi) the Administrative Agent shall have received from the Borrower an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the Financial Covenant based on the financial statements most recently delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, both before and after giving effect (on a Pro Forma Basis) to the incurrence of any Incremental Equivalent Debt (with any Incremental Equivalent Debt, including, without limitation, any revolving commitments, being deemed to be fully funded), and any Specified Transactions consummated in connection therewith and (vii) the other terms and conditions relating to such debt securities or loans (other than interest rates, rate floors, call protection, discounts, fees, premiums and optional prepayment or redemption provisions) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the Borrower (except for provisions applicable only to periods after the Term Loan Maturity Date at the time such Incremental Equivalent Debt is issued or incurred); provided that Incremental Equivalent Debt in the form of a revolving credit facility may include financial maintenance covenants that are more restrictive to the Borrower than the Financial Covenant.

“Incremental Lender” has the meaning assigned thereto in Section 3.13(a).

“Incremental Term B Commitment” means, with respect to an Incremental Term B Lender, its commitment to make an Incremental Term B Loan on the Incremental Effective Date in the amount set forth on Schedule I to Amendment No. 1.

“Incremental Term B Lender” means a Lender with an Incremental Term B Commitment and/or an outstanding Incremental Term B Loan.

“Incremental Term B Loan” means the Incremental Term Loan made on the Incremental Effective Date pursuant to Amendment No. 1. Immediately after giving effect to Amendment No. 1, the aggregate amount of outstanding Incremental Term B Loans on the Incremental Effective Date was $200,000,000.

“Incremental Term Loan” has the meaning assigned thereto in Section 3.13(a).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 3.13(a).

“Incremental Term Loan Limit” means, with respect to any proposed incurrence of any Incremental Term Loan or Incremental Equivalent Debt under Section 3.13, an amount equal to the sum of (a) the greater of (i) $230,000,000 and (ii) 100.0% of Consolidated Adjusted EBITDA as of the most recent Test Period ending on or immediately prior to such date less the total aggregate principal amount (determined as of the date of incurrence thereof) of all Incremental Term Loans and Incremental Equivalent Debt previously incurred under this clause (a), plus (b) the maximum amount of Indebtedness that could be incurred on such date which would not cause the Consolidated Secured Leverage Ratio to exceed 3.00 to 1.00 as if such incurrence occurred on the last day of the Test Period most recently ended on or before such date (or, in the case of any Incremental Term Loan or Incremental Equivalent Debt the proceeds of which will finance a Limited Condition Acquisition, the date determined pursuant to Section 1.11), calculated on a Pro Forma Basis after giving effect to (i) any then requested Incremental Term Loan or Incremental Equivalent Debt (assuming that such Incremental Term Loan or Incremental Equivalent Debt, including, without limitation, any revolving commitments, is fully funded), (ii) any permanent repayment of Indebtedness in connection therewith and (iii) if applicable, any Limited

Condition Acquisition to be consummated using the proceeds of such Incremental Term Loan or Incremental Equivalent Debt. Unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any Incremental Term Loan or Incremental Equivalent Debt would be permitted under clause (b) above on the applicable date of incurrence, such Incremental Term Loan or Incremental Equivalent Debt (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (b) above prior to the utilization of any amount available under clause (a) above.

“Incurrence Based Amounts” has the meaning assigned thereto in Section 1.12(b).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)        all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)        all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earnout or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)        (i) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP) and (ii) all Securitization Transaction Attributed Indebtedness;

(d)        all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)        all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)         all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn (including, without limitation, any reimbursement obligations), and banker’s acceptances issued for the account of any such Person;

(g)        all obligations of any such Person in respect of Disqualified Equity Interests;

(h)        all net obligations of such Person under any Hedge Agreements; and

(i)         all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned thereto in Section 11.3(b).

“Information” has the meaning assigned thereto in Section 11.10.

“Initial Term Loan” means the term loan made to the Borrower on the Closing Date.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries (other than Excluded Subsidiaries) of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Term Loan or Term Loan Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 3.8(e) shall be available for specification in such borrowing request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” has the meaning assigned thereto in Section 7.3.

“Investor” means any Person (other than Fannie Mae, Freddie Mac, Ginnie Mae, FHA, or HUD) that (a) purchases Mortgage Loans serviced by any Credit Party, or (b) insures or unconditionally guarantees Mortgage Loans serviced by any Credit Party.

“Investor Agreements” means all applicable selling and servicing agreements (including the Investor Servicing Contracts) between an Investor and any Credit Party, together with any other present or future contracts, agreements, instruments or indentures to which such Investor and any Credit Party are parties or pursuant to which any Credit Party owes any duty or obligation to such Investor, and including the guides, however titled, referred to in those selling and servicing agreements and all other Investor guidelines, directives and approvals to which any Credit Party is subject.

“Investor Servicing Contracts” means any Servicing Contracts between any Credit Party and an Investor.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association.

“Junior Indebtedness” means, the collective reference to any Subordinated Indebtedness, any unsecured Indebtedness incurred under Section 7.1(n) and any Indebtedness that is secured by a Lien on Collateral that is junior to the Liens securing the Term Loans.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 3.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 3.13.

“Lender-Related Party” has the meaning assigned thereto in Section 11.3(d).

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Term Loans.

“License” has the meaning assigned thereto in Section 6.5(b).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

“Limited Condition Acquisition” means any acquisition that (a) is not prohibited hereunder, (b) is financed in whole or in part with a substantially concurrent incurrence of Indebtedness, and (c) is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” means, collectively, this Agreement, Amendment No. 1, the Pari Passu Intercreditor Agreement, if any, each Term Loan Note, the Security Documents, each Refinancing Amendment, each Extension Amendment, each Lender Joinder Agreement and each other document, instrument, certificate and agreement executed and delivered by any of the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Material Adverse Effect” means, any of the following: (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of either (i) the Borrower and its Subsidiaries, taken as a whole or (ii) the Credit Parties, taken as a whole, (b) a material impairment of the ability of the Credit Parties, taken as a whole, to perform their respective obligations under any Loan Document to which any Credit Party is a party, (c) a material impairment on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or (d) a material adverse effect on the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Contract” means (a) each of the Agency Agreements or (b) any other contract or agreement, written or oral, of any Credit Party or any of its Subsidiaries, as to both clauses (a) and (b) the breach, non-performance, cancellation or failure to renew of which could reasonably be expected to have a Material Adverse Effect.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage or deed of trust on real property that is improved and substantially completed.

“Mortgage Loan” means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Mortgage Security Agreement.

“Mortgage Note” means a promissory note secured by one or more Mortgages and, if applicable, one or more Mortgage Security Agreements.

“Mortgage Security Agreement” means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

“MSR Assets” has the meaning assigned thereto in the Collateral Agreement.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Subsidiaries (other than Excluded Subsidiaries) therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.2 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Indebtedness” means, with respect to any specified Person or any of its Subsidiaries, Indebtedness that (a) is not, in whole or in part, Indebtedness of, or secured by any Lien on the assets or properties of, any Credit Party (and for which no Credit Party has created, maintained or assumed any Guarantee) and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Credit Party or the assets thereof (other than (i) usual and customary carve out matters for which the Borrower provides an unsecured Guarantee with respect to fraud, misappropriation, breaches of representations and warranties and misapplication and (ii) Permitted Guarantees, in each case for which no claim for payment or performance thereof has been made that would constitute a liability of the Borrower in accordance with GAAP), (b) is owing to a Person that is not the Borrower, a Subsidiary of the Borrower or an Affiliate of the Borrower or its Subsidiaries and (c) other than as expressly provided herein with respect to the Guarantees contemplated by the second parenthetical to clause (a) of this definition, the source of repayment for which is expressly limited to the assets or cash flows of such Person.

“Notice of Borrowing” has the meaning assigned thereto in Section 2.2(e).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 3.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Term Loans and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Term Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit E.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease Obligation.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.12).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit I (with such changes thereto as are reasonably acceptable to the Administrative Agent and the Borrower).

“Participant” has the meaning assigned thereto in Section 11.9(d).

“Participant Register” has the meaning assigned thereto in Section 11.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Payment” has the meaning assigned thereto in Section 10.11(c)(i).

“Payment Notice” has the meaning assigned thereto in Section 10.11(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.

“Permitted Acquisition” means any acquisition by a Credit Party in the form of the acquisition of all or substantially all of the assets, business, unit, division or a line of business, or at least a majority of the outstanding Equity Interests which have the ordinary voting power for the election of directors of the board of directors (or equivalent governing body) (whether through purchase, merger or otherwise), of any other Person if each such acquisition meets all of the following requirements, which in the case of a Limited Condition Acquisition shall be subject to Section 1.11:

(a)         the Person or business to be acquired shall be in a line of business permitted pursuant to Section 7.11;

(b)         in the case of any purchase or other acquisition of Equity Interests in a Person (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person) and (ii) to the extent required by Section 6.14, such Subsidiary shall become a Subsidiary Guarantor within the time periods and pursuant to the documentation required thereby; provided that the aggregate consideration paid for Permitted Acquisitions of Persons who do not become Subsidiary Guarantors, together with the amount of Investments that are at the time outstanding made by Credit Parties in one or more of a Credit Party’s Subsidiaries that are not Credit Parties pursuant to Section 7.3(a)(iv), shall not exceed the greater of (x) $125,000,000 and (y) 50.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period after giving effect on a Pro Forma Basis to the consummation of such Permitted Acquisition;

(c)         the Borrower shall have delivered to the Administrative Agent all notices and other documents required to be delivered pursuant to, and in accordance with, and to the extent required by, Section 6.14; and

(d)         (x) no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith and (y) the Borrower would be in compliance with the Financial Covenant on a Pro Forma Basis after giving effect to such Investment.

“Permitted Funding Collateral” means, with respect to any Permitted Funding Indebtedness, such assets of the borrower thereunder as are pledged to support such Permitted Funding Indebtedness. For the avoidance of doubt no Permitted Funding Collateral shall be included in the calculation of the Asset Coverage Ratio; provided that in no event shall Permitted Funding Collateral include (a) any right to payments owed to any Credit Party under any of the Servicing Contracts or (b) any MSR Assets, other than such rights to payment and MSR Assets relating to loans included in such Permitted Funding Collateral.

“Permitted Funding Indebtedness” means any Indebtedness, which may be structured as loans, warehouse facilities, repurchase facilities, bridge facilities, working capital facilities or other similar facilities that, in each case, contains customary terms for such Indebtedness and is incurred in the ordinary course of business of the borrower thereunder but only to the extent that (a) the amount thereof that the holder of such Indebtedness has contractual recourse to any Credit Party does not exceed the Realizable Value of the assets securing such Indebtedness and (b) such Indebtedness is secured only by Permitted Funding Collateral applicable to that Permitted Funding Indebtedness. The amount of any such Indebtedness shall be determined in accordance with GAAP.

“Permitted Guarantee” means one or more of the following Guarantees of a Credit Party: (a) Guarantees of Indebtedness of an Excluded Subsidiary consisting of loans or lines of credit incurred by such Excluded Subsidiary in the ordinary course of business that are secured solely by the assets of Excluded Subsidiary and which such Guarantees are secured, if at all, solely by the Equity Interests issued by such Excluded Subsidiary to any Credit Party that is providing such Guarantee, (b) unsecured Guarantees of Permitted Funding Indebtedness and (c) Guarantees of obligations of an entity in which a Credit Party or an Excluded Subsidiary has directly or indirectly made an Investment that is not otherwise prohibited hereunder, which Guarantee under this clause (c) shall be unsecured and shall be limited to usual and customary carve out matters with respect to fraud, misappropriation, breaches of representations and warranties and misapplication by a Credit Party or such entity.

“Permitted Inside Maturity Debt” means up to $150,000,000 aggregate principal amount of Incremental Equivalent Debt in the form of a revolving credit facility.

“Permitted Liens” means the Liens permitted pursuant to Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Regulations” means 29 C.F.R. § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system.

“Pledged Equity Interests” means all Equity Interests at any time pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Agreement.

“primary obligor” has the meaning assigned thereto in the definition of “Guarantee.”

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, for purposes of calculating the Consolidated Corporate Leverage Ratio, the Consolidated Secured Leverage Ratio or the Asset Coverage Ratio (and the component definitions therein) for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) and, except for purposes of determining actual compliance with the Financial Covenant, all Specified Transactions that occur subsequent to the applicable measurement period and on or prior to the date of determination, in each case, shall be deemed to have occurred as of the first day of the applicable period of measurement and:

(a)         all income statement items (whether positive or negative) attributable to the Property or Person disposed of in an Asset Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included; and

(b)         non-recurring costs, extraordinary expenses and other pro forma adjustments attributable to such Specified Transaction may be included to the extent that such costs, expenses or adjustments:

(i)         are reasonably expected to be realized within twenty-four (24) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent;

(ii)         are calculated on a basis consistent with GAAP and Regulation S-X of the Exchange Act; and

(iii)        represent less than twenty-five percent (25%) of Consolidated EBITDA or Consolidated Adjusted EBITDA, as the case may be (determined without giving effect to this clause (b));

provided that the foregoing costs, expenses and adjustments shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of Consolidated EBITDA or Consolidated Adjusted EBITDA or clause (a) above, as the case may be.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned thereto in Section 11.24.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Mortgage Servicing Rights” means, as of any date of determination, the right to payments owed to any Credit Party under each of the Servicing Contracts that (a) have been appraised in the most recent appraisals provided to the Administrative Agent in accordance with Section 6.13(b), (b) are, to the extent provided for in the Collateral Agreement, subject to a first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties and (c) are not subject to any other Liens, other than the Lien referred to in clause (b) of this definition.

“Qualified Securitization Transaction” means, any Securitization Transaction, provided that (a) the consideration for the Asset Disposition of Securitization Assets by any Credit Party to any Securitization Entity is not less than fair market value, (b) the board of directors (or equivalent) of the Borrower shall have determined in good faith that such Securitization Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Credit Parties, (c) except for the Standard Securitization Undertakings related thereto, the obligations under such Securitization Transaction are non-recourse to the Borrower and its Subsidiaries (other than the applicable Securitization Entity) and (d) the material terms of such Securitization Transaction are usual and customary for transactions of such type.

“Realizable Value” means, with respect to any asset of the Borrower or any of its Subsidiaries, (a) in the case of any real property owned by the Borrower or any of its Subsidiaries and acquired as a result of the foreclosure or other enforcement of a Lien by such Person, the value realizable upon the disposition of such asset as determined by the Borrower in good faith and consistent with customary industry practice (which such amount shall not, at any time, exceed the book value of such asset used in preparing the most recent consolidated balance sheet of the Borrower and its Subsidiaries) and (b) with respect to any other asset, the lesser of (i) if applicable, the face amount of such asset and (ii) the fair market value of such asset as determined by the Borrower in accordance with the agreement governing any Indebtedness secured by such asset (or, if such agreement does not contain any such provision, as determined by the senior management of the Borrower in good faith and consistent with customary industry practice); provided that the Realizable Value of any asset described in clauses (a) or (b) as to which the Borrower and its Subsidiaries have a binding commitment to purchase from a Person that is not the Borrower, a Subsidiary of the Borrower or an Affiliate of the Borrower or its Subsidiaries shall be the minimum price payable to the Borrower and its Subsidiaries for such asset pursuant to the terms of such contractual commitment.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Refinance” has the meaning specified in Section 3.16(a).

“Refinancing Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Refinancing Term Loans pursuant to Section 3.16, which shall be consistent with the applicable provisions of this Agreement (including Section 3.16(a)) and otherwise reasonably satisfactory to the parties thereto. Each Refinancing Amendment shall be executed by the Administrative Agent, the Credit Parties and the other parties specified in Section 3.16 (but not any other Lender not specified in Section 3.16), but shall not affect any amendments that would require the consent of each affected Lender or all Lenders pursuant to Section 11.2 unless such affected Lender or all Lenders, as applicable, are party to such amendment. Any Refinancing Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.1, all to the extent reasonably requested by the Administrative Agent or the other parties to such Refinancing Amendment.

“Refinancing Effective Date” has the meaning specified in Section 3.16(b).

“Refinancing Term Lender” has the meaning specified in Section 3.16(c).

“Refinancing Term Loan Series” has the meaning specified in Section 3.16(c).

“Refinancing Term Loans” has the meaning specified in Section 3.16(a).

“Register” has the meaning assigned thereto in Section 11.9(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Entities” has the meaning assigned thereto in Section 6.2.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Removal Effective Date” has the meaning assigned thereto in Section 10.6(b).

“Repricing Transaction” has the meaning assigned thereto in Section 2.4(c).

“Required Lenders” means, at any time, Lenders representing more than fifty percent (50%) of the outstanding Term Loans of all Lenders. The Term Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning assigned thereto in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payments” has the meaning assigned thereto in Section 7.6.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and the Crimea region).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securitization Assets” means loans, accounts receivable, payment rights and other related assets (including, without limitation, any proceeds thereof and rights (contractual and other) and collateral (including all general intangibles, documents, instruments and records) related thereto) which are customarily sold or pledged pursuant to a securitization transaction or other similar financing transaction; provided that in no event shall Securitization Assets include (a) any right to payments owed to any Credit Party under any of the Servicing Contracts or (b) any MSR Assets, other than such rights to payment and MSR Assets relating to loans included in such Securitization Assets.

“Securitization Entity” means a Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with a Credit Party in which a Credit Party makes an Investment or to which a Credit Party transfers assets) which engages in no activities other than in connection with the financing of assets of such Person, and any business or activities incidental or related to that business, and

(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1)           is guaranteed by any Credit Party (excluding unsecured guarantees of obligations pursuant to Standard Securitization Undertakings);

(2)           is recourse to or obligates any Credit Party in any way other than pursuant to unsecured guarantees of Standard Securitization Undertakings, or

(3)           is secured by any property or asset of any Credit Party, directly or indirectly, contingently or otherwise, for the satisfaction thereof;

(b)          with which no Credit Party has any material contract, agreement, arrangement or understanding other than those entered into in connection with Qualified Securitization Transactions that are on terms which the Borrower reasonably believes to be no less favorable to such Credit Party than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

(c)           to which no Credit Party has any obligation to maintain or preserve the entity’s financial condition or cause the entity to achieve certain levels of operating results other than pursuant to unsecured guarantees of Standard Securitization Undertakings.

“Securitization Transaction” means any transaction or series of transactions pursuant to which a Credit Party (a) sells, assigns, conveys or otherwise transfers Securitization Assets or (b) pledges or grants security interests or Liens in Securitization Assets, in each case under clause (a) or (b), to a Securitization Entity for the purpose of a securitization transaction or other similar financing transaction.

“Securitization Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Securitization Transaction on any date of determination that would be characterized as principal if Qualified Securitization Transaction were required to be structured as a secured lending transaction rather than a sale.

“Security Documents” means the collective reference to the Collateral Agreement, and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.

“Senior Indebtedness” has the meaning assigned thereto in Section 11.2(j).

“Servicing Contract” means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the CME Term SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning assigned thereto in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning assigned thereto in the definition of “Daily Simple SOFR.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Transactions” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or re-designation or other event that by the terms of the Loan Documents requires “Pro Forma” compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Standard Securitization Undertakings” means representations, warranties, covenants, agreements and indemnities entered into by any Credit Party which are customary in similar securitization transactions.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) that is expressly subordinated in right of payment to the Secured Obligations.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Subsidiary Guarantors” means, collectively, all direct and indirect Subsidiaries of the Borrower (other than Excluded Subsidiaries) in existence on the Closing Date or which become a party to the Collateral Agreement pursuant to Section 6.14.

“Supported QFC” has the meaning assigned thereto in Section 11.24.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, or the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced the Adjusted Term SOFR Rate or such other prior benchmark rate.

“Term Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make a portion of the Initial Term Loan, Incremental Term B Loans and/or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan), the Incremental Effective Date (in the case of Incremental Term B Loans) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make such Term Loans. The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Lenders on the Closing Date was $600,000,000.

“Term Loan Facility” means the term loan facility established pursuant to Article II (including any new term loan facility established pursuant to Section 3.13). Except where the context otherwise requires, the Term Loan Facility shall include each facility for the borrowing of Extended Term Loans and each facility providing for the borrowing of Refinancing Term Loans in respect of the foregoing.

“Term Loan Maturity Date” means the first to occur of (a) December 16, 2028, and (b) the date of acceleration of the Term Loans pursuant to Section 9.2(a).

“Term Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Term Loans made by such Lender, substantially in the form attached as Exhibit A, and any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

“Term Loans” means the Initial Term Loans, the Incremental Term B Loans and, if applicable, except where the context otherwise requires, all Incremental Term Loans, Extended Term Loans and Refinancing Term Loans, and “Term Loan” means any of such Term Loans.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate.”

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Rate Loan” means a Term Loan bearing interest based upon the Term SOFR Rate.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. If by 5:00 pm (New York City time) on the fifth (5th) U.S. Government Securities Business Day immediately following any Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Test Period” means (a) for purposes of calculating the Financial Covenant, the most recent four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been delivered or are required to have been delivered pursuant to Section 6.1(a) or Section 6.1(b) hereof and (b) for any other purpose, the most recent four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements are internally available (as determined in good faith by the Borrower), in each case, prior to such date of determination.

“Threshold Amount” means $75,000,000.

“Transaction Costs” means all transaction fees, charges and other amounts related to the Transactions, Incremental Term B Loan, Amendment No. 1, any Permitted Acquisitions and any other Investments permitted hereby (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six (6) months of the closing of the Term Loan Facility, such Permitted Acquisition or such Investment, as applicable.

“Transactions” means, collectively, (a) the Alliant Acquisition, pursuant to the Alliant Purchase Agreement, (b) the refinancing all indebtedness of the Borrower and the Subsidiary Guarantors under the Existing Credit Agreement (the “Existing Credit Agreement Refinancing”), (c) the incurrence of the Initial Term Loan on the Closing Date and (d) the payment of fees and expenses incurred in connection therewith.

“Type”, when used in reference to any Term Loan or Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Borrowing, is determined by reference to the applicable Term Benchmark or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential

Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unrestricted Cash” means, at any time, cash and Cash Equivalents reflected on the consolidating balance sheet of the Credit Parties at such time to the extent such cash or Cash Equivalent is (a) not subject to any Lien (other than a Lien in favor of the Administrative Agent for the benefit of the Secured Parties or a banker’s Lien or right of setoff pursuant to customary deposit arrangements) or any restriction as to its use or otherwise unavailable to the Credit Parties and (b) held in bank accounts or securities accounts located in the United States which such accounts are subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 11.24.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 3.11(g)(ii)(B)(3).

“W&D Multifamily” means Walker & Dunlop Multifamily, Inc., a Delaware corporation.

“WDACC” means WDAAC, LLC, a Delaware limited liability company and wholly owned subsidiary of the Borrower.

“WD Capital” means Walker & Dunlop Capital, LLC, a Massachusetts limited liability company.

“WDLLC” means Walker & Dunlop, LLC, a Delaware limited liability company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by

Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means the Borrower, the Administrative Agent and any other applicable withholding agent.

“Working Capital” means, for any period, for the Borrower and its Subsidiaries (other than the Excluded Subsidiaries) on a Consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) the sum of the amounts of “Pledged Securities” and “Servicing Fees and Other Receivables, Net”, each as reflected on the Consolidated balance sheet of the Credit Parties as of the last day of such period over (b) the sum of the amounts of “Accounts Payable and Other Accruals” and “Performance Deposits from Borrower”, each as reflected on the Consolidated balance sheet of the Credit Parties as of the last day of such period.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2          Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3          Accounting Terms.

(a)         Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 6.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Credit Parties shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)         Changes in GAAP.

(i)          If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(ii)         Notwithstanding anything to the contrary contained in this Section 1.3 or the definition of “Capital Lease Obligations”, (A) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements and (B) all financial statements delivered to the Administrative Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (A) above with such financial statements.

SECTION 1.4          UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5          Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6          References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States

Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7         Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR Rate”.

SECTION 1.8          Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the amount to be reflected in the balance sheet as determined in accordance with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing financial statements.

SECTION 1.9         Covenant Compliance Generally. For purposes of determining compliance under Sections 7.1, 7.2, 7.3, 7.5 and 7.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Corporate Net Income in the most recent annual financial statements delivered pursuant to Section 6.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.1, 7.2 and 7.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such Sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

SECTION 1.10       Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.11       Limited Condition Acquisitions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed acquisition is a Limited Condition Acquisition and that the Borrower wishes to test the conditions to such acquisition and the Indebtedness to be used to finance such acquisition in accordance with this Section 1.11, then, so long as agreed to by the lenders providing such Indebtedness, the following provisions shall apply:

(a)         any condition to such acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such acquisition and (ii) no Event of Default under any of Sections 9.1(a), 9.1(b), 9.1(i) or 9.1(j) shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith;

(b)         any condition to such acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such acquisition or the incurrence of such Indebtedness shall be subject to customary

“SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct at the time of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such acquisition;

(c)         any financial ratio test or condition may, upon the written election of the Borrower delivered to the Administrative Agent prior to the execution of the definitive agreement for such acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Condition Acquisition or (ii) upon the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a Pro Forma Basis; provided that the failure to deliver a notice under this Section 1.11(c) prior to the date of execution of the definitive agreement for such Limited Condition Acquisition shall be deemed an election to test the applicable financial ratio under sub-clause (ii) of this Section 1.11(c); and

(d)         except as provided in the next sentence, if the Borrower has made an election with respect to any Limited Condition Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section 1.11, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreement with respect to such Limited Condition Acquisition and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining whether or not the Borrower is in compliance with the requirements of Section 7.14 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested.

SECTION 1.12          Certain Determinations.

(a)         For purposes of determining compliance with any of the covenants set forth in Article VII at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Asset Disposition, Restricted Payment, payment of Junior Indebtedness or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to such covenant in Article VII, the Borrower (i) shall in its sole discretion determine under which category such Lien (other than Liens with respect to the Initial Term Loans or Incremental Term B Loans), Investment, Indebtedness (other than Indebtedness consisting of the Initial Term Loans or Incremental Term B Loans), Asset Disposition, Restricted Payment, payment of Junior Indebtedness or Affiliate transaction (or, in each case, any portion there) is permitted and (ii) shall be permitted, in its sole discretion, to divide and/or classify under which category or categories such Lien, Investment, Indebtedness, Asset Disposition, Restricted Payment, payment of Junior Indebtedness or Affiliate transaction is permitted as it may determine and without notice to the Administrative Agent or any Lender.

(b)        Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Consolidated Corporate Leverage Ratio or Consolidated Secured Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence (but shall be calculated on a Pro Forma Basis to give effect to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness)).

(c)         For purposes of determining compliance with the definition of “Incremental Term Loan Limit” in connection with any Incremental Term Loan or Incremental Equivalent Debt or whether any incurrence of Indebtedness or Lien is permitted pursuant to Section 7.1 or 7.2, respectively, the Borrower shall be permitted, in its sole discretion, to make any redetermination and/or to reclassify under which category or categories such Indebtedness or Lien is permitted from time to time as it may determine and without notice to the Administrative Agent or any Lender. If any Indebtedness or Lien incurred in reliance on a Fixed Amount under the definition of “Incremental Term Loan Limit”, under Section 7.1 or under Section 7.2 would be permitted in any subsequent fiscal quarter to have been incurred in reliance on an Incurrence Based Amount under such definition or covenant, as the case may be, then the reclassification of such Indebtedness or Liens (or portions thereof) as incurred under any available Incurrence Based Amounts shall be deemed to have automatically occurred even if not elected by the Borrower (unless the Borrower otherwise notifies the Administrative Agent).

SECTION 1.13       Interest Rates; Benchmark Notification. The interest rate on a Term Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.8(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

TERM LOAN FACILITY

SECTION 2.1          Initial Term Loan, Incremental Term B Loan and Incremental Term Loans. Subject to the terms and conditions set forth herein and in the other Loan Documents (i) each Lender with a Term Loan Commitment in respect of Initial Term Loans severally agrees to make Initial Term Loans to the Borrower in Dollars on the Closing Date in an amount equal to such Lender’s Term Loan Commitment ~~and~~, (ii) each ~~Lender~~Incremental Term B Lender agrees to make Incremental Term B Loans to the Borrower in Dollars on the Incremental Effective Date in an amount equal to such Incremental Term B Lender’s Incremental Term B Loan Commitment and (iii) each Lender with an Incremental Term Loan Commitment severally agrees to make Incremental Term Loans to the Borrower in Dollars on the relevant borrowing date in an amount equal to such Lender’s applicable Incremental Term Loan Commitment. All such Term Loans shall be made on the applicable date by making immediately available funds available to the Administrative Agent’s designated account or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower, not later than the time specified by the Administrative Agent. The full amount of the Term Loan Commitments in respect of Initial Term Loans must be drawn in a single drawing on the Closing Date. The full amount of the Term Loan Commitments in respect of the Incremental Term B Loans must be drawn in a single drawing on the Incremental Effective Date. Amounts repaid or prepaid in respect of Term Loans may not be re-borrowed.

SECTION 2.2          Procedure for Advance of Term Loans.

(a)          Each Term Loan shall be made as part of a Borrowing consisting of Term Loans under the same Term Loan Facility and of the same Type made by the Lenders ratably in accordance with their respective Term Loan Commitments under such Term Loan Facility. The failure of any Lender to make any Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Term Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

(b)          Subject to Section 3.8, each Borrowing shall be comprised entirely of ABR Term Loans or Term Benchmark Term Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term Benchmark Term Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan (and in the case of an Affiliate, the provisions of Sections 3.1, 3.4, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.13 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement.

(c)          At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the applicable Term Loan Maturity Date.

(e)          To request a Borrowing (other than a continuation or conversion, which is governed by Section 3.2), the Borrower shall give the Administrative Agent a written notice substantially in the form of Exhibit B (a “Notice of Borrowing”): (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each Notice of Borrowing shall be irrevocable and signed by the Borrower; provided that such Notice of Borrowing may state that it is conditioned upon the occurrence of any specified event, in which case, subject to Section 3.9, such Notice of Borrowing may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the date for borrowing specified therein) if such condition is not satisfied. Each such Notice of Borrowing shall specify the following information in compliance with this Section 2.2:

(i)            the aggregate amount of the requested Borrowing and the Class of such Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(iv)          in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the Borrower’s account or such other account or accounts designated in writing by the Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 3.7(a).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Term Benchmark Borrowing with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.2, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Term Loan to be made as part of the requested Borrowing.

SECTION 2.3        Repayment of Term Loans.

(a)          Initial Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December, commencing March 31, 2022, in an amount equal to 0.25% of the aggregate principal amount of such Initial Term Loans incurred on the Closing Date, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof; provided that the final principal installment of the Initial Term Loan shall be paid in full on the Term Loan Maturity Date in an amount equal to the aggregate outstanding principal of the Initial Term Loan on such date (together with all accrued interest thereon).

(b)           Incremental Term B Loan. The Borrower shall repay the aggregate outstanding principal amount of the Incremental Term B Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December, commencing June 30, 2023, in an amount equal to 0.25% of the aggregate principal amount of such Incremental Term B Loans incurred on the Incremental Effective Date, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof; provided that the final principal installment of the Incremental Term B Loan shall be paid in full on the Term Loan Maturity Date in an amount equal to the aggregate outstanding principal of the Incremental Term B Loan on such date (together with all accrued interest thereon).

(c)           ~~(b)~~ Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 3.13.

SECTION 2.4        Prepayments of Term Loans.

(a)           Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty (except as provided in clause (c) of this Section 2.4), to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a written notice substantially in the form of Exhibit C (a “Notice of Prepayment”) not later than 11:00 a.m. (i) on the same Business Day as each ABR Term Loan and (ii) at least three (3) Business Days before each Term SOFR Rate Loan, specifying the date and amount of repayment, whether the repayment is of Term SOFR Rate Loans or ABR Term Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, the Incremental Term B Loan or, if applicable, an Incremental Term Loan, an Extended Term Loan or a Refinancing Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such lesser amount if the amount of such prepayment constitutes the remaining outstanding balance of the Borrowing being prepaid) and shall be applied to the outstanding principal installments of the Initial Term Loan, Incremental Term B Loan and, if applicable, any Incremental Term Loans, any Extended Term Loans or any Refinancing Term Loans as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9 hereof. A Notice of Prepayment received after 11:00 a.m. on any day shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Term Loan Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 3.9).

(b)          Mandatory Prepayments.

(i)           Debt Issuances. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance of Refinancing Term Loans and any other Debt Issuance not otherwise permitted pursuant to Section 7.1. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii)          Asset Dispositions. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%)

of the aggregate Net Cash Proceeds from any Asset Disposition permitted pursuant to, and in accordance with, clauses (h) and/or (j) of Section 7.5 to the extent that the aggregate amount of such Net Cash Proceeds exceed $15,000,000 during any Fiscal Year. Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by any Credit Party or any of its Subsidiaries (other than Excluded Subsidiaries); provided that, so long as no Event of Default has occurred and is continuing, the Borrower or any Subsidiary (other than any Excluded Subsidiary) may cause the Net Cash Proceeds from such event (or a portion thereof) to be invested within 365 days after receipt by the Borrower or such Subsidiary (other than any Excluded Subsidiary) of such Net Cash Proceeds in the business of the Borrower and its Subsidiaries (other than any Excluded Subsidiary) (including to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) permitted hereunder), in which case no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds from such event (or such portion of such Net Cash Proceeds so invested) except to the extent of any such Net Cash Proceeds that have not been so invested by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Subsidiaries (other than any Excluded Subsidiary) shall have entered into an agreement or binding commitment to invest such Net Cash Proceeds), at which time a prepayment shall be required in an amount equal to the Net Cash Proceeds that have not been so invested; provided, further, that the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loans to the extent such other Indebtedness and the Liens securing such Indebtedness are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Asset Disposition, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

(iii)         Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event to the extent that the aggregate amount of such Net Cash Proceeds exceed $15,000,000 during any Fiscal Year. Such prepayments shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by any Credit Party or any of its Subsidiaries (other than Excluded Subsidiaries); provided that, so long as no Event of Default has occurred and is continuing, the Borrower or any Subsidiary (other than any Excluded Subsidiary) may cause the Net Cash Proceeds from such event (or a portion thereof) to be invested within 365 days after receipt by the Borrower or such Subsidiary (other than any Excluded Subsidiary) of such Net Cash Proceeds in the business of the Borrower and its Subsidiaries (other than any Excluded Subsidiary) (including to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) permitted hereunder), in which case no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds from such event (or such portion of such Net Cash Proceeds so invested) except to the extent of any such Net Cash Proceeds that have not been so invested by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Subsidiaries (other than any Excluded Subsidiary) shall have entered into an agreement or binding commitment to invest such Net Cash Proceeds), at which time a prepayment shall be required in an amount equal to the Net Cash Proceeds that have not been so invested; provided, further, that the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Term Loans to the extent such other Indebtedness and the Liens securing such Indebtedness are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Insurance and Condemnation Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

(iv)         Excess Cash Flow. After the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2022), within five (5) Business Days after the earlier to occur of (x) the delivery of the financial statements and related Officer’s Compliance Certificate for such Fiscal Year and (y) the date on which the financial statements and the related Officer’s Compliance Certificate for such fiscal year are required to be delivered pursuant to Section 6.1(a) and Section 6.2(a), the Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to (A) the then applicable ECF Percentage of Excess Cash Flow, if any, for such Fiscal Year minus (B) the aggregate amount of all (i) optional prepayments of Term Loans pursuant to Section 2.4(a) during such Fiscal Year and (ii) purchases of Term Loans pursuant to Section 11.9(g) by the Borrower or any Subsidiary during such fiscal year (determined by the actual cash purchase price paid by such Person for any such purchase and not the par value of the Term Loans purchased by such Person) (in each case other than with the proceeds of long-term Indebtedness (other than revolving indebtedness)).

(v)          Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly (other than a prepayment with the proceeds of Refinancing Term Loans) so notify the applicable Lenders. Each prepayment of the Term Loans under this Section 2.4 shall be applied on a pro rata basis among the Initial Term Loans, Incremental Term B Loans and, if applicable, Incremental Term Loans, Extended Term Loans and Refinancing Term Loans (as determined based on the then outstanding principal amount of each such Term Loan), except to the extent that any applicable amendment or other governing document implementing an Incremental Term Loan, Extended Term Loan and/or Refinancing Term Loan provides that the applicable Class of Term Loans made thereunder shall be entitled to less than pro rata treatment. Notwithstanding the foregoing, each prepayment of Term Loans under Section 2.4(b)(i) with proceeds of Refinancing Term Loans shall be applied solely to the Class of Term Loans being Refinanced thereby. Amounts so applied shall be further applied (A) on a pro rata basis to the remaining scheduled principal installments of the Initial Term Loans and Incremental Term B Loans and (B) as determined by the Borrower and the applicable Class of Lenders to reduce the remaining scheduled principal installments of any Incremental Term Loans, Extended Term Loans and/or Refinancing Term Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.

(c)           Call Premium. In the event that, on or prior to the six (6) month anniversary of the ~~Closing~~Amendment No. 1 Effective Date, the Borrower (i) makes any prepayment or repayment of the Initial Term Loans or the Incremental Term B Loans in connection with any Repricing Transaction (as defined below) or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Initial Term Loans or Incremental Term B Loans, as the case may be, being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the Initial Term Loans or Incremental Term B Loans, as the case may be, outstanding immediately prior to such amendment that are subject to such amendment (including, without limitation, any Initial Term Loans or Incremental Term B Loans, as the case may be, of a Non-Consenting Lender that is replaced pursuant to Section 3.12(b) in connection with such amendment). Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Transaction. For the purpose of this clause (c), “Repricing

Transaction” means (x) any prepayment or repayment of the Initial Term Loans or Incremental Term B Loans, as the case may be, with the proceeds of, or any conversion of the Initial Term Loans or Incremental Term B Loans, as the case may be, into, any new or replacement tranche of term loans or Indebtedness incurred for the primary purpose (as determined in good faith by the Borrower) of reducing the Effective Yield to an amount less than the Effective Yield applicable to the Initial Term Loans or Incremental Term B Loans, as the case may be, and (y) any amendment, amendment and restatement, mandatory assignment or other transaction that reduces, and the primary purpose of which (as determined in good faith by the Borrower) was the reduce, the Effective Yield applicable to the Initial Term Loans or Incremental Term B Loans, as the case may be, but which in each case does not include any refinancing that involves a transaction that, if consummated, would constitute a Change in Control or any other transaction not otherwise permitted by this Agreement.

ARTICLE III

GENERAL LOAN PROVISIONS

SECTION 3.1        Interest.

(a)          Interest Rate Options. Subject to the provisions of this Section 3.1, at the election of the Borrower, (i) the Initial Term Loans shall bear interest at (A) the Alternate Base Rate plus the Applicable Margin or (B) the Adjusted Term SOFR Rate plus the Applicable Margin and (ii) the Incremental Term B Loans shall bear interest at (A) the Alternate Base Rate plus the Applicable Margin or (B) the Adjusted Term SOFR Rate plus the Applicable Margin (provided that, in each case, the Adjusted Term SOFR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter indemnifying the Lenders in the manner set forth in Section 3.9 of this Agreement). The Borrower shall select the rate of interest and Interest Period, if any, applicable to the Initial Term Loans and/or the Incremental Term B Loans at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2.

(b)          Default Rate. Subject to Section 9.3, immediately upon the occurrence and during the continuance of an Event of Default under Section 9.1(a), (b), (i) or (j), (A) the Borrower shall no longer have the option to request Term SOFR Rate Loans, (B) all outstanding Term SOFR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Term SOFR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to ABR Term Loans, (C) all outstanding ABR Term Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to ABR Term Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c)          Interest Payment and Computation. Interest on each ABR Term Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2021; and interest on each Term SOFR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for ABR Term Loans when the Alternate Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d)          Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 3.2        Notice and Manner of Conversion or Continuation of Loans. The Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding ABR Term Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Term SOFR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding Term SOFR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into ABR Term Loans or (ii) continue such Term SOFR Rate Loans as Term SOFR Rate Loans. Whenever the Borrower desires to convert or continue ~~Initial~~ Term Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such ~~Initial~~ Term ~~Loan~~Loans is to be effective specifying (A) the ~~Initial~~Class of Term Loans to be converted or continued, and, in the case of any Term SOFR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such ~~Initial~~ Term Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Term SOFR Rate Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Term SOFR Rate Loan, then the applicable Term SOFR Rate Loan shall be converted to an ABR Term Loan. Any such automatic conversion to an ABR Term Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Rate Loan. If the Borrower requests a conversion to, or continuation of, Term SOFR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. The Administrative Agent shall promptly notify the applicable Lenders of such Notice of Conversion/Continuation.

SECTION 3.3        Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times as separately agreed. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 3.4        Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Term Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the applicable Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its ratable share (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.9, 3.10, 3.11 or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of “Interest Period,” if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 3.14(a)(ii).

SECTION 3.5        Evidence of Indebtedness. The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Loan Note which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Loan Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

SECTION 3.6        Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Term Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 3.9, 3.10, 3.11 or 11.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them; provided that:

(i)           if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)           the provisions of this paragraph (ii) shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than, except to the extent provided in Section 11.9(g), to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph (ii) shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

For purposes of clause (b) of the definition of “Excluded Taxes,” a Lender that acquired a participation pursuant to this Section 3.6 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired an interest in the Term Loan Commitment(s) or Term Loan(s) to which such participation relates.

SECTION 3.7         Funding by Lenders; Administrative Agent’s Clawback.

(a)           Funding by Lenders. Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders. The Administrative Agent will make such Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Notice of Borrowing or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower.

(b)           Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of ABR Term Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Term Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)           Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)          Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make Term Loans are several and are not joint or joint and several. The failure of any Lender to make available its ratable portion of any Term Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its ratable portion of such Term Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Term Loan available on the borrowing date.

SECTION 3.8         Alternate Rate of Interest.

(a)          Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.8, if

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii)           the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Term SOFR Rate and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Term Loans (or its Term Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Borrowing in accordance with the terms of Section 2.2, (1) any Notice of Conversion/Continuation that requests the conversion of any ABR Borrowing to, or continuation of any ABR Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be a Notice of Conversion/Continuation or a Notice of Borrowing, as applicable, for an ABR Borrowing. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.8(a), then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Borrowing in accordance with the terms of Section 2.2, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Term Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Borrowing.

(b)          Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Obligation shall be deemed to be a Loan Document for purposes of this Section 3.8), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark

Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)           Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)          The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.8.

(e)           Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)           Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.8, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Term Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute an ABR Term Loan.

SECTION 3.9          Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a Term SOFR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Term Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Term SOFR Rate Loan, (b) due to any failure of the Borrower to borrow or continue a Term SOFR Rate Loan or convert to a Term SOFR Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any Term SOFR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its ratable portion of the Term SOFR Rate Loans and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 3.10         Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate); or

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay to any such Lender or other

Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 3.10 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender or other Recipient to demand compensation pursuant to this Section 3.10 shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section 3.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.11        Taxes.

(a)           Defined Terms. For purposes of this Section 3.11, the term “Applicable Law” includes FATCA.

(b)           Payments Free of Taxes. All payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by any Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after all such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.11), the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Credit Parties. The Credit Parties shall, jointly and severally, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.11) payable or paid by such Recipient or required to be withheld or deducted with respect to a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.11(e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)           Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)           Without limiting the generality of the foregoing:

(A)          Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two of whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party executed copies of IRS Form W-8BEN or W- BEN-E, as applicable;

(2)         executed copies of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Documents are effectively connected with a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-BEN-E, as applicable; or

(4)         to the extent a Foreign Lender is not the beneficial owner (for example, where such Lender is a partnership or a participating Lender), executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s);

(C)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.11(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 3.11(g), no Lender shall not be required to deliver any documentation pursuant to this Section 3.11(g) that it is not legally eligible.

Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.11(g).

(h)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.11 (including by the payment of additional amounts pursuant to this Section 3.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.11(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.11(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.12          Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 3.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 or Section 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders. If any Lender requests compensation under Section 3.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.10 or Section 3.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)             the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.9;

(ii)            such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section 2.4(c));

(iii)           in the case of any such assignment resulting from a claim for compensation under Section 3.10 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)          such assignment does not conflict with Applicable Law; and

(v)           in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.13          Incremental Loans.

(a)           At any time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make additional term loans, including a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of any existing Class of Term Loans (any such additional term loan, an “Incremental Term Loan”); provided that (i) the total aggregate principal amount of such Incremental Term Loan Commitment shall not exceed the Incremental Term Loan Limit and (ii) the total aggregate amount for each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall not, unless otherwise agreed to by the Administrative Agent, be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (i). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such other date as may be approved by the Administrative Agent). The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Term Loan Commitment or any portion thereof (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment. Any Incremental Term Loan Commitment shall become effective as of such Increased Amount Date; provided that, subject to Section 1.11, each of the following conditions has been satisfied or waived as of such Increased Amount Date:

(A)          no Default or Event of Default shall exist on such Increased Amount Date immediately before or immediately after giving effect on a Pro Forma Basis to any Incremental Term Loan Commitment, the making of any Incremental Term Loans pursuant thereto and any Specified Transactions consummated in connection therewith;

(B)           the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the Financial Covenant based on the financial statements most recently delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, both before and after giving effect (on a Pro Forma Basis) to any Incremental Term Loan Commitment, the making of any Incremental Term Loans pursuant thereto (with any Incremental Term Loan Commitment being deemed to be fully funded), and any Specified Transactions consummated in connection therewith;

(C)           each of the representations and warranties contained in Articles V and VIII shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(D)           the proceeds of any Incremental Term Loans shall be used for general corporate purposes of the Credit Parties (including, without limitation, capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other Investments, Restricted Payments and/or any other purpose not prohibited by the Loan Documents);

(E)           each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Term Loans on a pari passu basis;

(F)           in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(1)        such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loan or Incremental Term B Loan or a maturity date earlier than the Term Loan Maturity Date;

(2)        the interest rate margins, fees and, subject to clause (F)(1) above, amortization schedule, applicable to any Incremental Term Loan shall be determined by the Borrower and the applicable Incremental Lenders; provided that in the event that the Effective Yield for any Incremental Term Loan incurred by the Borrower prior to the date that is twelve (12) months after the Closing Date under any Incremental Term Loan Commitment is higher than the Effective Yield for the outstanding Initial Term Loans hereunder immediately prior to the incurrence of the applicable Incremental Term Loans by more than 50 basis points, then the Applicable Margin for the Initial Term Loans at the time such Incremental Term Loans are incurred shall be increased to the extent necessary so that the Effective Yield for the Initial Term Loans is equal to the Effective Yield for such Incremental Term Loans minus 50 basis points; and

(3)        except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loans or the Incremental Term B Loans, shall be reasonably satisfactory to the Administrative Agent (provided that such other terms and conditions shall not be materially more favorable to the Lenders under any Incremental Term Loans than such other terms and conditions under the Initial Term Loans or the Incremental Term B Loans);

(G)           such Incremental Term Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.13); and

(H)           the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Term Loan and/or Incremental Term Loan Commitment) and such written consent or acknowledgement, if any, from each Agency with respect to such Incremental Term Loan as may be necessary or reasonably requested by Administrative Agent in connection with any such transaction (which such consents or acknowledgments shall be in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Lenders).

(b)           ~~(i)~~ The Incremental Term Loans shall be deemed to be Term Loans; provided that any such Incremental Term Loan that is not added to the outstanding principal balance of a pre-existing Term Loan shall be designated as a separate Class of Term Loans for all purposes of this Agreement. Each party hereto hereby agrees that, upon the effectiveness of any Lender Joinder Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 3.13 shall be deemed “Loan Documents” hereunder. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Incremental Term Loans designated as a separate Class of Term Loans), when originally made, are included in each Borrowing of the outstanding Initial Term Loans or Incremental Term B Loans on a pro rata basis.

(i)            The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c)           On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

SECTION 3.14           Defaulting Lenders.

(a)           Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.2.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (2) such Term Loans were made at a time when the conditions set forth in Section 4.1 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro

rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the applicable ratable shares of such Term Loans. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)           Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held pro rata by the Lenders in accordance with the Term Loan Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 3.15         Extension of Term Loan Maturity Date.

(a)           The Borrower may, upon written notice to the Administrative Agent (an “Extension Request”), which shall promptly notify the applicable Class of Lenders, request one or more extensions of the maturity date applicable to the Term Loans of such Class (each, an “Existing Term Loan Tranche” and the extended loans of such Class, the “Extended Term Loans”) then in effect (such existing maturity date applicable to such Class of Term Loans being the “Existing Term Loan Maturity Date”) to a date specified in such Extension Request.

(b)           Each Extension Request shall specify (i) the date on which the Borrower proposes that the extension shall be effective, which shall be a date not less than ten (10) Business Days nor more than thirty (30) days after the date of such Extension Request (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion), (ii) the Existing Term Loan Tranche to be extended, (iii) the amount of the Existing Term Loan Tranche that is subject to such Extension Request and (iv) the proposed maturity date of such Extended Term Loan. Within the time period specified in such Extension Request, each applicable Lender shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Each Lender of the Existing Term Loan Tranche shall be offered the opportunity to participate in such extension on a pro rata basis and on the same terms and conditions as each other Lender of the Existing Term Loan Tranche pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of such Lenders’ responses. If the aggregate principal amount of the Existing Term Loan Tranche in respect of which the applicable Lenders that have accepted the Extension Request exceeds the amount set forth in such Extension Request, then such accepting Lenders’ Term Loans of the Existing Term Loan Tranche shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Request.

(c)           The maturity date applicable to any Class of Term Loans shall be extended only with respect to such Existing Term Loan Tranche held by such Lenders that have consented thereto (it being understood and agreed that no other Lender consents shall be required hereunder for such extensions). If so extended, the scheduled maturity date with respect to the Term Loans of the relevant Class so extended shall be the date specified in the Extension Request, which shall become the new maturity date of the applicable Class of Term Loans established pursuant to such extension (such maturity date for the Term Loans so affected, the “Extended Term Loan Maturity Date”). The Administrative Agent shall promptly confirm to the applicable Lenders such extension, specifying the effective date of such extension (the “Extension Effective Date”) and the Extended Term Loan Maturity Date (after giving effect to such extension) applicable to the Extended Term Loans.

(d)           The proposed terms of the Extended Term Loans to be established shall be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that:

(i)             the maturity date of the Extended Term Loans shall be later than the maturity date of the applicable Existing Term Loan Tranche;

(ii)            the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans of such Existing Term Loan Tranche;

(iii)           the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount, interest rate floors or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment;

(iv)          the Extension Amendment may provide for other covenants and terms that apply solely to any period after the final maturity date of the Term Loans that are in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans);

(v)           Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; and

(vi)          the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in mandatory prepayments with the other Term Loans.

(e)           Notwithstanding the terms of Section 11.2, the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders except to the extent required above under this Section 3.15) to enter into any amendments (an “Extension Amendment”) to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of the maturity date and other amendments applicable to any Class of Term Loans pursuant to this Section 3.15.

SECTION 3.16         Refinancing Term Loans.

(a)           Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent request the establishment of one or more additional tranches or Classes of term loans under this Agreement (“Refinancing Term Loans”) which refinance, renew, replace, defease or refund (collectively, “Refinance”) one or more Classes of Term Loans under this Agreement; provided that:

(i)             no Default or Event of Default has occurred and is continuing or would result therefrom;

(ii)            the principal amount of such Refinancing Term Loans may not exceed the aggregate principal amount of the Term Loans being Refinanced plus accrued and unpaid interest and fees thereon, any prepayment premiums applicable thereto and reasonable fees, costs and expenses incurred in connection therewith;

(iii)           the Net Cash Proceeds of such Refinancing Term Loans shall be applied, concurrently or substantially concurrently with the incurrence thereof, solely to the repayment of the outstanding amount of one or more Classes of Term Loans being Refinanced thereby;

(iv)          each Class of Refinancing Term Loans shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount necessary to repay any Class of outstanding Term Loans in full);

(v)           the final maturity date of such Refinancing Term Loans shall not be earlier than the maturity date of the Term Loans being Refinanced, and the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no earlier than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being Refinanced;

(vi)          subject to clause (v) above, such Refinancing Term Loans shall have pricing (including interest rates, fees and premiums), amortization, optional prepayment, mandatory prepayment and redemption terms as may be agreed to by the Borrower and the relevant Refinancing Term Lenders, so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Term Loans do not participate on a greater basis in any such prepayments as compared to the Term Loans being Refinanced;

(vii)         all other terms applicable to such Refinancing Term Loans shall be substantially identical to, or (taken as a whole) be otherwise not more favorable to (as reasonably determined by the Borrower) the lenders providing such Refinancing Term Loans than those applicable to the then outstanding Term Loans, except to the extent such covenants and other terms apply solely to any period after the latest final maturity date of the Term Loans existing at the time of such refinancing or replacement;

(viii)        such Refinancing Term Loans shall not be secured by (i) Liens on assets other than assets securing the Indebtedness being Refinanced or (ii) Liens having a higher priority than the Liens, if any, securing the Indebtedness being Refinanced;

(ix)           no Subsidiary is a borrower or a guarantor with respect to such Refinancing Term Loans unless such Subsidiary is a Credit Party which shall have previously or substantially concurrently guaranteed the Secured Obligations; and

(x)            no existing Lender shall be required to provide any Refinancing Term Loans.

(b)           Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans be made, which shall be a date reasonably acceptable to the Administrative Agent.

(c)           The Borrower may approach any Lender or any other Person that would be an Eligible Assignee of Term Loans pursuant to Section 11.9 to provide all or a portion of the Refinancing Term Loans (each a “Refinancing Term Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series (a “Refinancing Term Loan Series”) of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Refinancing Term Loan Series of Refinancing Term Loans made to the Borrower.

(d)           The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 3.16 (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans on the terms specified by the Borrower) and hereby waive the requirements of this Agreement (including Section 3.6 and Section 11.2) or any other Loan Document that may otherwise prohibit such Refinancing or any other transaction contemplated by this Section 3.16. The Refinancing Term Loans shall be established pursuant to Refinancing Amendment and such Refinancing Amendment shall be binding on the Lenders, the Administrative Agent, the Credit Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 3.16, including in order to establish new tranches or sub-tranches in respect of the Refinancing Term Loans and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization set forth in Section 2.3 (insofar as such schedule relates to payments due to Lenders the Term Loans of which are Refinanced; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders holding Term Loans which are not being Refinanced). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of conditions substantially consistent with the conditions in Section 4.1 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) reasonably satisfactory to the Administrative Agent, (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Term Loan is provided with the benefit of the applicable Loan Documents, and (iii) written consent or acknowledgment from each Agency with respect to such Refinancing Term Loans (which such consents or acknowledgments shall be in form and substance reasonably satisfactory to the Administrative Agent and the Refinancing Term Lenders).

ARTICLE IV

CONDITIONS OF CLOSING AND BORROWING

SECTION 4.1          Conditions to Closing and Initial Term Loan. The obligation of the Lenders to close this Agreement and to make the Initial Term Loan is subject to the satisfaction of each of the following conditions:

(a)            Executed Loan Documents. This Agreement, a Term Loan Note in favor of each Lender requesting a Term Loan Note and the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect.

(b)           Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)             Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) since December 31, 2020, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (B) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Sections 4.1(g)(iii) and (v).

(ii)            Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.1(b)(iii).

(iii)           Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv)           Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c)            Personal Property Collateral.

(i)             Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii)            Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii)           Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(d)           Agency Consents. The Credit Parties shall have received (A) written consent to the extent required under the Agency Agreements or otherwise reasonably deemed necessary by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, of each of Fannie Mae and Freddie Mac (and to the extent applicable or required, each other Investor listed on Schedule 4.1 hereto), to the granting of the security interests contemplated by this Agreement and the other Loan Documents (including as relating to cash flows derived from mortgage loan servicing rights and related fees and other compensation) and the exercise by the Administrative Agent of its rights and remedies as a secured party in connection therewith upon the occurrence of an Event of Default subject to the provisions of Article 8 of the Collateral Agreement, with evidence satisfactory to the Administrative Agent that all conditions precedent to the effectiveness of such written consent provided by each of Fannie Mae and Freddie Mac have been fully satisfied and (B) written consent, in form and substance satisfactory to the Administrative Agent, from (1) each lender (or any agent authorized to act on behalf of the lenders) under any Permitted Funding Indebtedness to the extent required by the documentation governing such Permitted Funding Indebtedness and (2) any other Person whose consent is required as a condition to the consents otherwise required by this Section 4.1(d).

(e)            Financial Matters.

(i)             Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent and certified as accurate by the chief financial officer of the Borrower, that after giving effect to the Transactions, the Credit Parties, on a consolidated basis, are Solvent.

(ii)            Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to JPMorgan (directly to such counsel if requested by JPMorgan) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Arranger) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f)            Alliant Acquisition. The Alliant Acquisition shall have occurred or shall occur concurrently with the funding of the Initial Term Loans on the Closing Date.

(g)           Miscellaneous.

(i)            Credit Agreement Refinancing. On or contemporaneously with the funding of the Initial Term Loans on the Closing Date, the Existing Credit Agreement Refinancing shall have occurred and all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.

(ii)            PATRIOT Act, Etc. The Borrower and each of the other Credit Parties shall have provided to:

(A)           the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act, and any applicable “know your customer” rules and regulations; and

(B)            to each Lender requesting the same with respect to each Credit Party or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party or such Subsidiary, in each case requested by the Administrative Agent or a Lender at least three (3) Business Days prior to the Closing Date.

(iii)           Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(iv)          No Material Adverse Effect. Since December 31, 2020, no event shall have occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

(v)           No Default. No Default or Event of Default shall exist, or would result after giving effect to the Term Loans to be made on the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 10.3, for purposes of determining compliance with the conditions specified in this Section 4.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Term Loans, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder that:

SECTION 5.1     Organization; Power; Qualification. Each Credit Party (a) is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party is organized and qualified to do business as of the Closing Date are described on Schedule 5.1. No Credit Party nor any Subsidiary thereof is an EEA Financial Institution.

SECTION 5.2      Ownership; Voting Agreements. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 5.2. As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 5.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Subsidiary thereof, except as described on Schedule 5.2.

SECTION 5.3     Authorization; Enforceability. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 5.4      Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Term Loans hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document other than (i) consents, authorizations, filings or other acts or consents such as have been obtained or made and are in full force and effect (and copies of which have been provided to the Administrative Agent prior to the date hereof), (ii) consents or filings under the UCC, and (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office. Without limiting the generality of the foregoing, all consents and approvals required from any Agency (including, without limitation, FHA and HUD) under any of the Agency Agreements and from any Investor under any of the Investor Agreements that are Material Contracts have been obtained by the Credit Parties and provided to the Administrative Agent pursuant to Section 4.1(d) and are in full force and effect.

SECTION 5.5      Compliance with Law; Governmental Approvals. Each Credit Party (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except in each case of clause (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.6      Tax Returns and Payments. Each Credit Party has duly filed or caused to be filed all federal, state and other material tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state and other material taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets (including in the capacity of a withholding agent) which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party). Such returns accurately reflect in all material respects all liability for taxes of any Credit Party for the periods covered thereby. As of the Closing Date, except as set forth on Schedule 5.6, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the tax liability of any Credit Party. No Governmental Authority has asserted any Lien or other claim against any Credit Party with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens). The charges, accruals and reserves on the books of each Credit Party in respect of federal, state and other material taxes for all Fiscal Years and portions thereof since the organization of any Credit Party are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years. No Credit Party or any Subsidiary (other than an Excluded Subsidiary) is party to a tax sharing agreement.

SECTION 5.7      Intellectual Property Matters. Each Credit Party owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

SECTION 5.8      Environmental Matters.

(a)          The properties owned, leased or operated by each Credit Party now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws and which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b)          Each Credit Party and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except such non-compliance as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of each Credit Party, there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or materially impair the fair saleable value thereof;

(c)          No Credit Party has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened;

(d)          To its knowledge, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, and which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(e)          No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, with respect to any real property owned, leased or operated by any Credit Party or operations conducted in connection therewith that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(f)           There has been no release, or to its knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.9      Employee Benefit Matters.

(a)          As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.9;

(b)          Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(c)          As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(d)          Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(e)          No Termination Event has occurred or is reasonably expected to occur;

(f)           Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan;

(g)          No Credit Party is a party to any contract, agreement or arrangement that could, solely as a result of the delivery of this Agreement or the consummation of transactions contemplated hereby, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code; and

(h)          As of the Closing Date the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans.

SECTION 5.10    Margin Stock. No Credit Party is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Term Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. Following the application of the proceeds of each Term Loan, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Credit Parties on a Consolidated basis) subject to the provisions of Section 7.2 or Section 7.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.

SECTION 5.11   Government Regulation. No Credit Party is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) and no Credit Party is, or after giving effect to any Term Loan will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

SECTION 5.12   Material Contracts. Schedule 5.12 sets forth a complete and accurate list of all Material Contracts of each Credit Party in effect as of the Closing Date. Other than as set forth in Schedule 5.12, as of the Closing Date, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, each Credit Party has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 5.12 or any other Schedule hereto. As of the Closing Date, no Credit Party (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any material respect or has received any notice of the intention of any other party thereto to terminate any Material Contract.

SECTION 5.13   Employee Relations. As of the Closing Date, no Credit Party is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 5.13. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

SECTION 5.14   Burdensome Provisions. No Subsidiary of the Borrower (other than an Excluded Subsidiary) is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Subsidiary of the Borrower (other than an Excluded Subsidiary) or to transfer any of its assets or properties to the Borrower or any other Subsidiary of the Borrower (other than an Excluded Subsidiary) in each case other than existing under or by reason of the Loan Documents, Applicable Law or customary restrictions in any documentation governing a Permitted Funding Indebtedness or Material Contract restricting any sale, assignment, lease, conveyance, transfer or other disposition of all or any substantial part of a Credit Party’s business which would not prevent the granting of the Liens on the Collateral as contemplated by the Loan Documents.

SECTION 5.15   [Reserved].

SECTION 5.16   No Material Adverse Change. Since December 31, 2020, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.17   Solvency. The Credit Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Credit Party and no obligation has been or will be incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of any Credit Party.

SECTION 5.18   Title to Properties. As of the Closing Date, the real property listed on Schedule 5.18 constitutes all of the real property that is owned, leased, subleased or used by any Credit Party. Each Credit Party has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

SECTION 5.19   Litigation. There are no actions, suits or proceedings pending nor, to their knowledge, threatened against or in any other way relating adversely to or affecting any Credit Party or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.20   Anti-Terrorism; Anti-Money Laundering; Anti-Corruption and Sanctions. No Credit Party nor any of its Subsidiaries or, to their knowledge, any of their Related Parties (a) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (b) is in violation of (i) the Trading with the Enemy Act, (ii)  any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (iii) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”), (c) is a Sanctioned Person or currently the subject or target of any Sanctions, (D) has its assets located in a Sanctioned Country, (E) directly, or indirectly, derives revenues from investments in, or transactions with, Sanctioned Persons or (F) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti- Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti- Corruption Laws or Anti-Money Laundering Laws. No part of the proceeds of any Term Loans hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger or the Administrative Agent) of any Anti-Terrorism Laws, any Anti-Corruption Laws, any Anti-Money Laundering Laws or any applicable Sanctions.

SECTION 5.21   Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party under (i) any Material Contract or (ii) any judgment, decree or order to which any Credit Party is a party or by which any Credit Party or any of its properties may be bound or which would require any Credit Party to make any payment thereunder prior to the scheduled maturity date therefor that, in any case under this clause (ii), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.22   Disclosure. Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). As of the Closing Date, all of the information included in any Beneficial Ownership Certification is true and correct.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Term Loan Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries (other than the Excluded Subsidiaries) to:

SECTION 6.1             Financial Statements and Budgets. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)           Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2021), an audited Consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and unaudited consolidating statements of income, retained earnings and cash flows including the notes thereto, together with management’s discussion and analysis of such financial statements, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual Consolidated financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP (other than any exception, qualification or explanatory paragraph with respect to or resulting from an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered).

(b)         Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended September 30, 2021, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, together with management’s discussion and analysis of such financial statements, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c)            Annual Business Plan and Budget. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Year (or, if earlier, 10 Business Days after board approval), a business plan and operating and capital budget of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, calculations demonstrating projected compliance with the Financial Covenant and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and the other Credit Parties for such period.

SECTION 6.2            Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)            at each time financial statements are delivered pursuant to Sections 6.1(a) or (b), commencing with the financial statements for the year ended December 31, 2021, a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, which shall include (i) a list of all Subsidiaries of the Borrower that identifies each Excluded Subsidiary, attaching the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Excluded Subsidiaries from the related consolidated financial statements, (ii) a certification as to whether a Default has occurred and is continuing on such date and, if a Default has occurred and is continuing on such date, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (iii) beginning with the fiscal quarter ending December 31, 2021, the Borrower’s reasonably detailed calculations of Excess Cash Flow and the Asset Coverage Ratio;

(b)           promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party thereof with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

(c)           promptly after the same are available, copies of each annual report, proxy statement or financial statement sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)           promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation), as from time to time reasonably requested by the Administrative Agent or any Lender;

(e)            written notice within five (5) Business Days (i) after notice (A) of the revocation of any approvals of any Agency or (B) changes to the approved mortgagee or approved servicer status with respect to the origination or servicing of Mortgage Loans by such Credit Party or (ii) after any Credit Party otherwise ceases to possess any Agency approval, but only if such events could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

(f)            such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request (which information shall not include any originals or copies of any audit, lender assessment report, or other internal review of any Credit Party by any Agency).

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 11.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of any of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing, the obligations in Sections 6.1(a) and (b) and 6.2(c) shall be deemed satisfied upon Borrower’s filing or furnishing such financial statements and other information with the SEC via the EDGAR filing system or any successor electronic delivery procedures, in each case, within the time periods specified in such paragraphs.

The Borrower represents and warrants that each of it and its Controlling and Controlled entities, in each case, if any (collectively with the Borrower, the “Relevant Entities”), either (i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 6.1(a) and 6.1(b) above, along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall the Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Borrower’s compliance with the covenants contained herein.

SECTION 6.3      Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)            the occurrence of any Default or Event of Default;

(b)        the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any of its properties, assets or businesses in each case that could reasonably be expected to result in a Material Adverse Effect;

(c)            any notice of any violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(d)           any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any of the Credit Parties is a party or by which any of the Credit Parties or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;

(e)            (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(f)            any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice pursuant to Section 6.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 6.4      Preservation of Corporate Existence and Related Matters. Except as permitted by Section 7.4, preserve and maintain its separate corporate existence or equivalent form and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 6.5       Maintenance of Property and Licenses.

(a)          In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

(b)          Maintain, in full force and effect, each and every license, permit, certification, qualification, approval, right or franchise issued by any Governmental Authority (each, a “License”)

required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.6      Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance). All such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee or, if applicable, mortgagee. On the Closing Date (subject to Section 6.19) and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 6.7      Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 6.8     Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property (including in the capacity of a withholding agent) and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices; except, in each case, where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings and (B) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to so pay or perform could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.9      Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except in instances in which (a) (i) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Credit Parties in accordance with GAAP; and (ii) such contest effectively suspends enforcement of the contested Applicable Laws, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.10    Environmental Laws. In addition to and without limiting the generality of Section 6.9, (a) comply in all material respects with, and ensure such compliance in all material respects by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b)  conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; provided, however, that neither a Credit Party nor any of its Subsidiaries shall be required to undertake any cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by property proceedings and adequate reserves have been set aside and are being maintained with respect to such circumstances in accordance with GAAP; and provided further that as to clauses (a) and (b) above, the failure to so comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final non-appealable judgment.

SECTION 6.11   Compliance with ERISA. In addition to and without limiting the generality of Section 6.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

SECTION 6.12   Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract which is material to its business in full force and effect, enforce each such Material Contract in accordance with its terms, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.13    Visits and Inspections; Appraisals.

(a)          Permit representatives of the Administrative Agent (on behalf of the Lenders), from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent (on behalf of the Lenders) shall not exercise such rights more often than one (1) time during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (on behalf of the Lenders) may do any of the foregoing at the expense of the Borrower at any time at any time during normal business hours and upon reasonable advance notice.

(b)          The Borrower shall cause an appraiser retained by the Borrower and reasonably acceptable to the Administrative Agent (it being acknowledged that Prestwick Mortgage Group and MIAC shall be deemed to be reasonably acceptable) to conduct two (2) appraisals of the Servicing Contracts of the Credit Parties that are included in the Collateral each Fiscal Year, which such first appraisal shall have an “as of” date no earlier than May 31 of the applicable Fiscal Year and which such second appraisal shall have an “as of” date no earlier than November 30 of the applicable Fiscal Year, and, in each case, shall be delivered to the Administrative Agent as soon as available but in no event later than the time that financial statements are required to be delivered pursuant to Section 6.1(a) or (b), as applicable. The Borrower shall pay the fees and expenses of the Administrative Agent or such professionals with respect to such appraisal. Without limiting the foregoing, the Credit Parties acknowledge that the Administrative Agent may but shall have no obligation to except as otherwise instructed by the Required Lenders, in its discretion, undertake additional appraisals at the Credit Parties’ expense during the continuance of an Event of Default.

SECTION 6.14    Additional Subsidiaries.

(a)          Additional Subsidiaries. Promptly notify the Administrative Agent of (i) the re- designation of an Excluded Subsidiary as a Subsidiary Guarantor in accordance with Section 6.14(d) below or (ii) subject to clause (f) of this Section 6.14, the creation or acquisition (including by division) of any Subsidiary and in any event, unless in the case of any newly acquired or created Subsidiary, such Subsidiary has been designated as an Excluded Subsidiary in accordance with Section 6.14(d)(i) below, within thirty (30) days after such re-designation, creation or acquisition (as such time period may be extended by the Administrative Agent in its sole discretion), cause such Person to (A) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Collateral Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 4.1 as may be reasonably requested by the Administrative Agent, (D) if such Equity Interests are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (E) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person (subject to the exceptions in the Collateral Agreement), and (F) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)          Additional First-Tier Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary, and promptly thereafter (and, in any event, within forty five (45) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 4.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative

Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)           [Reserved].

(d)           Designation and Re-designation of Excluded Subsidiaries.

(i)           At any time after the Closing Date, the Borrower may designate any Subsidiary (including any existing Subsidiary and any Subsidiary acquired or formed after the Closing Date) to be an Excluded Subsidiary by providing written notice to the Administrative Agent specifically identifying the Subsidiary or Subsidiaries subject to such designation; provided that (1) before and immediately after such designation, no Default or Event of Default shall have occurred and be continuing; (2) before and immediately after giving effect on a Pro Forma Basis to such designation, the Borrower shall be in compliance with the Financial Covenant; and (3) no Subsidiary that itself or through any of its Subsidiaries owns, directly or indirectly, any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, a Credit Party may at any time be an Excluded Subsidiary. The designation of any Subsidiary as an Excluded Subsidiary shall constitute an Investment by a Credit Party therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of each applicable Credit Party’s Investment therein.

(ii)          At any time after the Closing Date, the Borrower may designate or reclassify any Excluded Subsidiary to be a Subsidiary; provided that (1) before and immediately after such designation, no Default or Event of Default shall have occurred and be continuing and (2) before and immediately after giving pro forma effect to such designation, the Borrower shall be in compliance with the Financial Covenant. Upon the redesignation or reclassification of any Excluded Subsidiary (x) all outstanding Indebtedness and Liens (if any) of such re-designated or reclassified Subsidiary shall be deemed to have been incurred by such Subsidiary on such date of re-designation or reclassification and (y) all outstanding Investments of such re-designated or reclassified Subsidiary shall be deemed to be an Investment of a Credit Party as of such date of re-designation or reclassification.

(e)          Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.14(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 6.14(a) or (b), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(f)           Immaterial Subsidiaries. Notwithstanding the foregoing, solely in the case of any newly created or acquired Subsidiary that has de minimis operations and assets, (i) the Credit Parties shall not be required to provide the notice required under clause (a) of this Section 6.14 until the earlier of (A) the capitalization of such Subsidiary or (B) the required date of delivery of the financial statements for the first Fiscal Year or fiscal quarter (as applicable) ended after the date of creation or acquisition of such Subsidiary and (ii) such Subsidiary shall, to the extent it satisfies all of the requirements of Section 6.14(d)(i) with respect to Excluded Subsidiaries, be deemed to be an Excluded Subsidiary without further action by the Borrower or any other Credit Party, in each case until such time as such Subsidiary is re-designated in accordance with Section 6.14(d)(ii).

SECTION 6.15        Use of Proceeds.

(a)          The Borrower shall use the proceeds of the Initial Term Loan to (i) finance a portion of the consideration for the Alliant Acquisition, (ii) consummate the Existing Credit Agreement Refinancing and (iii) pay fees and expenses incurred in connection with the Transactions.

(b)          The Borrower shall use the proceeds of the Incremental Term B Loans (i) to make an Investment in an Excluded Subsidiary pursuant to Section 7.3(l) of this Agreement in order to repay Indebtedness of such Excluded Subsidiary, (ii) to pay all fees and expenses incurred in connection with Amendment No. 1 and the transactions contemplated thereby and (iii) for other general corporate purposes.

(c)          ~~(b)~~ The Borrower shall use the proceeds of any Incremental Term Loan as permitted pursuant to Section 3.13, as applicable.

SECTION 6.16        Maintenance of Debt Ratings. Use commercially reasonable efforts to maintain Debt Ratings (but not any specific Debt Rating) from both Moody’s and S&P.

SECTION 6.17       Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. The Borrower will (a) maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein, and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

SECTION 6.18        Further Assurances.

(a)          Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)          Furnish to the Administrative Agent at least thirty (30) days’ prior written notice of any change in: (i) any Credit Party’s name; (ii) the location of any Credit Party’s chief executive office, its principal place of business or any office in which it maintains books or records relating to Collateral owned by it (it being understood that on or around January 1, 2022, the Borrower’s chief executive office shall move to 7272 Wisconsin Avenue, Suite 1300 Bethesda, MD 20814 and the Administrative Agent acknowledges that no further notice of this change shall be required); (iii) any Credit Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Credit Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Credit Parties agree that in connection with any change referred to in the preceding sentence to cooperate with the Administrative Agent in preparing and making all filings under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the Secured Parties.

(c)          Cause the Secured Obligations to rank at least senior in priority of payment to all Subordinated Indebtedness and be designated as “Senior Indebtedness” (or the equivalent term) under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness.

SECTION 6.19 Post-Closing Items. Unless waived or the time periods are extended by the Administrative Agent in its sole discretion, execute and deliver the documents and complete the tasks set forth on Schedule 6.19, in each case within the time limits specified on such Schedule 6.19.

ARTICLE VII
NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash and the Term Loan Commitments terminated, the Borrower and its Subsidiaries (other than, except with respect to Section 7.16, Excluded Subsidiaries) will not:

SECTION 7.1             Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a)          the Obligations;

(b)          Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(c)          Indebtedness existing on the Closing Date and listed on Schedule 7.1; and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to unpaid accrued interest and a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders, (B) no more restrictive on the Credit Parties than the subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

(d)          Indebtedness incurred in connection with Capital Lease Obligations and purchase money Indebtedness in an aggregate amount not to exceed the greater of (i) $50,000,000 and (ii) 20.0% of Consolidated Adjusted EBITDA as of the most recent Test Period ended on or immediately prior to the date of incurrence thereof;

(e)          Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 7.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the Consolidated Corporate Leverage Ratio shall not exceed 4.00 to 1.00 calculated on a Pro Forma Basis for the Test Period ended on or immediately prior to the date of incurrence thereof;

(f)           Guarantees with respect to Indebtedness of a Credit Party otherwise permitted by this Section 7.1 (other than (i) Non-Recourse Indebtedness (except to the extent expressly permitted in clause (a) of the definition of “Non-Recourse Indebtedness”) and (ii) Indebtedness permitted by subsections (j) and (k) of this Section 7.1); provided that any Guarantees of Subordinated Indebtedness or other Indebtedness that is subordinated to the Obligations and/or the Secured Obligations, as the case may be, shall also be subordinated to the Obligations and/or the Secured Obligations, as the case may be, on the same basis as the Indebtedness being Guaranteed;

(g)          unsecured intercompany Indebtedness:

(i)         owed by any Credit Party to another Credit Party; and

(ii)        owed by any Credit Party to any Excluded Subsidiary (provided that such Indebtedness shall be subordinated to the Secured Obligations in a manner reasonably satisfactory to the Administrative Agent);

(h)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)            Indebtedness under letters of credit, performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(j)            Permitted Funding Indebtedness and any Permitted Guarantee; provided that no Event of Default shall have occurred and be continuing or would result from the incurrence thereof at the time any lending commitment or increase therein is obtained (determined as if such commitment or increase was fully funded at such time);

(k)           Guarantees in the form of WDLLC’s or, as may be applicable, WD Capital’s respective loss sharing agreements with Fannie Mae or similar loss sharing agreements in favor of third party holders of Mortgage Loans originated or brokered by a Credit Party or an Excluded Subsidiary under a program or arrangement comparable to the loss sharing arrangements with Fannie Mae;

(l)            Subordinated Indebtedness; provided, that in the case of each incurrence of such Subordinated Indebtedness, (i) the Borrower would be in compliance with the Financial Covenant on a Pro Forma Basis immediately after giving effect to the issuance of any such Subordinated Indebtedness, (ii) no Event of Default shall have occurred and be continuing or would result from the incurrence of such Subordinated Indebtedness, (iii) such Subordinated Indebtedness is not subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, reasonable and customary offers to repurchase upon a change of control or asset sale and acceleration rights after an event of default) or have a final maturity date, in either case prior to the date occurring one year following the Term Loan Maturity Date and, if applicable, one year after the latest maturity date of any then outstanding Incremental Term Loan, (iv) the indenture or other applicable agreement governing such Subordinated Indebtedness (including any related guaranties and any other related documentation) shall not include any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included) or cross-defaults (but may include cross-defaults at the final stated maturity thereof and cross-acceleration), (v) the terms of such Subordinated Indebtedness (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection and redemption premiums), taken as a whole, are no more restrictive or onerous than the terms applicable to the Credit Parties under this Agreement and the other Loan Documents, (vi) such Subordinated Indebtedness shall not be recourse or guaranteed by any Person that is not a Credit Party and (vii) prior to the incurrence of such Subordinated Indebtedness the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer of the Borrower certifying as to compliance with the requirements of the preceding clauses (i) through (vi) above and containing calculations, in form and substance satisfactory to the Administrative Agent with respect to clause (i) above;

(m)          unsecured contingent liabilities in respect of customary arrangements providing for indemnification, adjustment of purchase price, earn-outs, non-compete, consulting, deferred compensation and similar obligations of any Credit Party incurred in connection with Permitted Acquisitions and other Investments permitted hereby;

(n)           unsecured Indebtedness of any Credit Party; provided that (i) no Event of Default shall have occurred and be continuing or would result from the incurrence thereof at the time any lending commitment or increase therein is obtained (determined as if such commitment or increase was fully funded at such time), (ii) the Borrower shall be in compliance with the Financial Covenant on a Pro Forma Basis at the time any lending commitment or increase therein is obtained (determined as if such commitment or increase was fully funded at such time), (iii) the Consolidated Corporate Leverage Ratio shall not exceed 4.00 to 1.00 calculated on a Pro Forma Basis after giving effect to any such lending commitment (determined as if such commitment was fully funded at such time) and determined as of the most recent Test Period ended prior to the date such lending commitment is obtained, (iv) such Indebtedness does not mature, require any scheduled payment of principal, require any mandatory payment, redemption or repurchase prior to the date that is 91 days after the latest of the maturity dates of all Term Loans or Term Loan Commitments in effect at the time of issuance of such Indebtedness (other than a customary mandatory prepayment or mandatory offer to repurchase in connection with a change of control or asset sale that requires the prior payment in full of, and termination of all commitments with respect to, the Obligations as a condition to such mandatory prepayment or mandatory offer to repurchase); provided that (x) any Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meet this clause (iv) shall be deemed to satisfy this condition so long as the Borrower or applicable Credit Party irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Indebtedness), (v) such Indebtedness shall not include any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included) or cross-defaults (but may include cross-payment defaults and cross-defaults at the final stated maturity thereof and cross-acceleration), (vi) the terms of such Indebtedness (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection and redemption premiums), taken as a whole, are no more restrictive or onerous than the terms applicable to the Credit Parties under this Agreement and the other Loan Documents, (vii) such Indebtedness shall not be recourse or guaranteed by any Person that is not a Credit Party, and (viii) prior to the incurrence of such Indebtedness the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer of the Borrower certifying as to compliance with the requirements of the preceding clauses (i) through (vii) above and containing calculations, in form and substance satisfactory to the Administrative Agent with respect to clauses (ii) and (iii) above;

(o)           unsecured Indebtedness owing to any insurance company in the ordinary course of business in connection with the financing of any insurance premiums permitted by such insurance company;

(p)           Securitization Transaction Attributed Indebtedness; ~~and~~

(q)           Indebtedness of any Credit Party not otherwise permitted pursuant to this Section 7.1 in an aggregate principal amount not to exceed the greater of (i) $100,000,000 and (ii) 40.0% of Consolidated Adjusted EBITDA as of the most recent Test Period ended on or immediately prior to the date of incurrence thereof; provided that no Event of Default shall have occurred and be continuing or would result from the incurrence thereof~~.~~; and

(r)           Incremental Equivalent Debt.

SECTION 7.2              Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)           Liens created pursuant to the Loan Documents;

(b)           Liens in existence on the Closing Date and described on Schedule 7.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 7.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 7.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c)           Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed ninety (90) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(d)           the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the operation of the business of the Borrower or any of the other Credit Parties;

(e)           deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, letters of credit, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f)            encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(g)           Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Credit Parties;

(h)          Liens securing Indebtedness permitted under Section 7.1(d); provided that (i)    such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness, and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable);

(i)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(m) or securing appeal or other surety bonds relating to such judgments;

(j)            (i) Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of the Borrower or any of its Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 7.1(e) of this Agreement);

(k)           (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of a Credit Party;

(l)            (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(m)          any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or the other Credit Parties or materially detract from the value of the relevant assets of the Borrower or the other Credit Parties or (ii) secure any Indebtedness;

(n)           Liens on Permitted Funding Collateral securing Permitted Funding Indebtedness permitted pursuant to Section 7.1(j);

(o)           without limiting the Agency Security Interests, Liens in favor of an Agency (or a custodian on behalf of such Agency) under the Agency Agreements;

(p)           Liens on the Equity Interests issued by an Excluded Subsidiary to secure any Permitted Guarantee with respect to Indebtedness of such Excluded Subsidiary;

(q)           Liens on the Securitization Assets purported to be sold to a Securitization Entity in a Qualified Securitization Transaction or securing Securitization Transaction Attributed Indebtedness; ~~and~~

(r)            Liens not otherwise permitted hereunder securing Indebtedness or other obligations in an aggregate principal amount not to exceed the greater of (x) $100,000,000 and (y) 40.0% of Consolidated Adjusted EBITDA as of the most recent Test Period ended on or immediately prior to the date of incurrence thereof at any time outstanding~~.~~; and

(s)           Liens securing Incremental Equivalent Debt.

SECTION 7.3             Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion (consisting of a division, business line or unit) of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a)           (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date;

(ii)           Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 7.3;

(iii)          Investments made after the Closing Date by any Credit Party in any other Credit Party; and

(iv)          Investments made by any Credit Party in and to one or more of a Credit Party’s Subsidiaries which are not Credit Parties in an aggregate principal amount at any time outstanding not to exceed, together with the aggregate consideration paid for Permitted Acquisitions of Persons who do not become Credit Parties, the greater of (x) $125,000,000 and (y)50.0% of Consolidated Adjusted EBITDA as of the most recent Test Period ended on or immediately prior to the date of such Investment; provided that (A) no Event of Default has occurred and is continuing or would result therefrom and (B) the Borrower would be in compliance with the Financial Covenant on a Pro Forma Basis after giving effect to such Investment.

(b)           Investments in the ordinary course of business in cash, Cash Equivalents and self-funded Mortgage Loans that are not subject to any Liens (other than Liens under the Loan

Documents) or any restriction on the creation, incurrence, assumption or existence of Liens thereon;

(c)           Investments by the Borrower or any other Credit Party consisting of Capital Expenditures not otherwise prohibited by this Agreement;

(d)           deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 7.2;

(e)           Hedge Agreements permitted pursuant to Section 7.1;

(f)            purchases of assets in the ordinary course of business;

(g)           Investments by the Borrower or any Credit Party in the form of Permitted Acquisitions;

(h)           Investments in the form of loans and advances to officers, directors and employees (1) in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $7,500,000 (determined without regard to any write-downs or write-offs of such loans or advances), and (2) in connection with the recruitment and engagement of such officers, directors and employees that are forgivable subject to continued employment;

(i)            Investments in the form of Restricted Payments permitted pursuant to Section 7.6;

(j)            Guarantees permitted pursuant to Section 7.1;

(k)           Investments in an aggregate amount at any time outstanding not to exceed the Available Amount; provided that immediately prior to and immediately after giving effect on a Pro Forma Basis to such Investment and any Indebtedness incurred in connection therewith, (A) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenant and (B) no Event of Default shall have occurred and be continuing;

(l)            additional Investments so long as immediately prior to and after giving effect on a Pro Forma Basis to such Investment and any Indebtedness incurred in connection therewith, (i) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenant, (ii) no Event of Default shall have occurred and be continuing, and (iii) the Consolidated Secured Leverage Ratio will not exceed 3.00 to 1.00 calculated on a Pro Forma Basis and determined as of the most recent Test Period ended on or prior to the date of such Investment;

(m)          so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower would be in compliance with the Financial Covenant on a Pro Forma Basis after giving effect to such Investment, any Investments in or by a Securitization Entity in connection with a Qualified Securitization Transaction; and

(n)           Investments not otherwise permitted pursuant to this Section 7.3 in an aggregate amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 20.0% of Consolidated Adjusted EBITDA as of the most recent Test Period ended on or immediately prior to the date of such Investment.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 7.4             Fundamental Changes. Merge, consolidate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)           (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.14 in connection therewith);

(b)           any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Subsidiary that is not a Credit Party at the time of such disposition, the consideration for such disposition shall not exceed the fair value of such assets;

(c)           any Subsidiary of the Borrower may merge with or into the Person such Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 7.3(g)); provided that the continuing or surviving entity shall comply with Section 6.14 in connection therewith;

(d)           any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 7.3(g); provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be (A) the Borrower (if a merger with the Borrower) or (B) such Subsidiary Guarantor or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor (if a merger with a Subsidiary Guarantor and not involving the Borrower) and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower; and

(e)            Asset Dispositions permitted by Section 7.5 (other than clause (e) thereof).

SECTION 7.5             Asset Dispositions. Make any Asset Disposition except:

(a)           the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Credit Parties;

(b)           non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Credit Parties;

(c)           leases, subleases, licenses or sublicenses of real or personal property granted by the Credit Parties to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Credit Parties;

(d)           Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 2.4(b) are complied with in connection therewith;

(e)           Assets Dispositions in connection with transactions permitted by Section 7.4;

(f)            Asset Dispositions of Mortgage Loans in the ordinary course of business and substantially consistent with past practice;

(g)           Asset Dispositions in the form of a foreclosure by any Credit Party of the Lien securing any Mortgage Loan or the granting of a deed in lieu of such foreclosure (including any subsequent sale of the underlying property) in the ordinary course of business;

(h)           Asset Dispositions in the form of the sale of all or any portion of the servicing rights arising under Servicing Contracts for Mortgage Loans being originated after the Closing Date in a manner consistent with any Credit Party’s ordinary operating practices so long as (i) after giving effect to such Asset Disposition and any optional prepayment of the Term Loans pursuant to Section 2.4 the Asset Coverage Ratio shall not be less than 1.50 to 1.00 on a Pro Forma Basis, (ii) before and immediately after giving effect to any such sale no Event of Default shall have occurred and be continuing, (iii)(A) prior to any such sale, the applicable Agency or Investor, as the case may be, shall have delivered to the applicable Credit Party a written consent thereto (it being understood and agreed that such consent may be granted or withheld by such Agency or Investor, as applicable, in its sole discretion) and (B) such sale shall be effected in strict compliance with the applicable Agency Agreements or Investor Agreements, including, without limitation, the applicable Guides (as such term is defined in the Collateral Agreement) and (iv) such sale shall be entirely in cash and for fair market value (as determined by the Borrower in good faith);

(i)            [Reserved];

(j)            Asset Dispositions not otherwise permitted pursuant to this Section 7.5; provided that (i) at the time of such Asset Disposition, no Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than seventy five percent (75%) in cash, (iii) after giving effect to such Asset Disposition and the required prepayment of the Term Loans pursuant to this clause (j), the Credit Parties shall be in compliance with the Financial Covenant on a Pro Forma Basis and (iv) the Net Cash Proceeds (if any) of such Asset Disposition shall be applied to prepay the Term Loans (or be reinvested) in accordance with Section 2.4(b); and

(k)           so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower would be in compliance with the Financial Covenant on a Pro Forma Basis after giving effect to such Asset Disposition, Asset Dispositions to a Securitization Entity of assets in Qualified Securitization Transactions so long as the Credit Parties after remain in compliance with the Asset Coverage Ratio set forth in Section 7.14 on a Pro Forma Basis.

SECTION 7.6            Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof (other than an Excluded Subsidiary), or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Credit Party or any Subsidiary thereof (other than an Excluded Subsidiary) (all of the foregoing, the “Restricted Payments”); provided that:

(a)           so long as no Event of Default has occurred and is continuing or would result therefrom, the Credit Parties may pay dividends in shares of their own Qualified Equity Interests;

(b)           any Subsidiary of the Borrower may pay cash dividends to the Borrower or any Subsidiary Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a pro rata basis);

(c)           the Borrower may repurchase or redeem its Equity Interests (x) in connection with the “cashless” exercise of stock options or restricted stock awards solely to the extent that such Equity Interests represent all or a portion of the exercise price thereof, (y) that are deemed to occur upon the withholding of a portion of such Equity Interests issued to directors, officers or employees of the Borrower or any Subsidiary under any stock option plan or other benefit plan or agreement for directors, officers and employees of the Borrower and its Subsidiaries to cover withholding tax obligations of such Persons in respect of such issuance, or (z) in accordance with the Borrower’s rights or obligations under customary equity incentive plans or agreements for directors, officers and employees of the Borrower and its Subsidiaries in an aggregate amount with respect to this clause (z) not exceeding $20,000,000 per Fiscal Year;

(d)           the Borrower may make additional Restricted Payments in an amount not to exceed the Available Amount; provided that immediately prior to and immediately after giving effect on a Pro Forma Basis to such Restricted Payment and any Indebtedness incurred in connection therewith, (A) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenant, and (B) no Event of Default has occurred and is continuing;

(e)           the Borrower may make additional Restricted Payments; provided that immediately prior to and immediately after giving effect on a Pro Forma Basis to such Restricted Payment and any Indebtedness incurred in connection therewith, (i) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenant, (ii) no Event of Default shall have occurred and be continuing, and (iii) the Consolidated Secured Leverage Ratio will not exceed 1.75 to 1.00 calculated on a Pro Forma Basis and determined as of the most recent Test Period ended on or prior to the date of such Restricted Payment;

(f)            the Borrower may make additional Restricted Payments in an amount not to exceed $75,000,000 in any Fiscal Year, which amount shall be prorated (on the basis of a 360-day year) for the Fiscal Year in which the Closing Date occurs; provided that (i) immediately prior to and immediately after giving effect on a Pro Forma Basis to such Restricted Payment and any Indebtedness incurred in connection therewith, (A) the Borrower shall be in compliance with the Financial Covenant, and (B) no Event of Default has occurred and is continuing; and

(g)           the Borrower may make additional Restricted Payments in an amount not to exceed, together with all payments and prepayments of Junior Indebtedness made pursuant to Section 7.9(b)(vi), the greater of (x) $50,000,000 and (y) and 20.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that immediately prior to and immediately after giving effect on a Pro Forma Basis to such Restricted Payment and any Indebtedness incurred in connection therewith, no Event of Default has occurred and is continuing.

SECTION 7.7            Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrower or any other Credit Party or (b) any Affiliate of any such officer, director or holder, other than:

(i)            transactions permitted by Sections 7.1, 7.3, 7.4, 7.5, 7.6 and 7.13;

(ii)           transactions existing on the Closing Date and described on Schedule 7.7;

(iii)          transactions among Credit Parties;

(iv)          other transactions in the ordinary course of business (including servicing and corporate management transactions) on terms not less favorable to such Credit Party as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party;

(v)           employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and

(vi)          payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of any Credit Party in the ordinary course of business to the extent attributable to the ownership or operation of such Credit Party.

SECTION 7.8        Accounting Changes; Organizational Documents.

(a)           Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

(b)           Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.

SECTION 7.9        Payments and Modifications of Junior Indebtedness.

(a)           Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder or would violate the subordination terms thereof.

(b)           Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Junior Indebtedness, except:

(i)            refinancings, refundings, renewals, extensions or exchange of any Junior Indebtedness permitted by Section 7.1(c), (g)(ii), (l), (n) or (q) and by any subordination provisions applicable thereto;

(ii)           payments and prepayments of any Junior Indebtedness made solely with the proceeds of Qualified Equity Interests and other Junior Indebtedness that has a Weighted Average Life to Maturity no shorter than the Junior Indebtedness being repaid;

(iii)          the payment of interest, expenses and indemnities in respect of Junior Indebtedness incurred under Section 7.1(c), (g)(ii), (l), (n) or (q) (other than any such payments prohibited by any subordination provisions applicable thereto);

(iv)          payments and prepayments of any Junior Indebtedness in an amount not to exceed the Available Amount; provided that (A) immediately prior to and immediately after giving effect on a Pro Forma Basis to such payment or prepayment of Junior Indebtedness and any Indebtedness incurred in connection therewith, (1) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenant, and (2) no Event of Default has occurred and is continuing;

(v)           payments and prepayments of any Junior Indebtedness; provided that immediately prior to and immediately after giving effect on a Pro Forma Basis to such payment or prepayment of Junior Indebtedness and any Indebtedness incurred in connection therewith, (i) no Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenant, and (iii) the Consolidated Secured Leverage Ratio will not exceed 1.75 to 1.00 calculated on a Pro Forma Basis and determined as of the most recent Test Period ended on or prior to the date of such payment or prepayment of Junior Indebtedness; and

(vi)          the Borrower may make additional payment or prepayment of any Junior Indebtedness in an amount not to exceed, together with all Restricted Payments made pursuant to Section 7.6(g), the greater of (x) $50,000,000 and (y) and 20.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that immediately prior to and immediately after giving effect on a Pro Forma Basis to such payment or prepayment and any Indebtedness incurred in connection therewith, no Event of Default has occurred and is continuing.

SECTION 7.10      No Further Negative Pledges; Restrictive Agreements.

(a)           Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets (excluding the Equity Interests issued by any Excluded Subsidiary that are held by a Credit Party) to secure the Secured Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents or the Incremental Equivalent Debt, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 7.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (iii) customary restrictions contained in the organizational documents of any Excluded Subsidiary as of the Closing Date and (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

(b)           Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party to (i) pay dividends or make any other distributions to any Credit Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents or the Incremental Equivalent Debt, (B) Permitted Funding Indebtedness and (C) Applicable Law.

(c)           Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents or the Incremental Equivalent Debt, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 7.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 7.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary restrictions in any documentation governing any Permitted Funding Indebtedness or Material Contract restricting any sale, assignment, lease, conveyance, transfer or other disposition of all or any substantial part of a Credit Party’s business which would not prevent the granting of the Liens on the Collateral as contemplated by the Loan Documents, and (I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 7.11             Nature of Business. Engage in any business other than the business conducted by the Borrower and the other Credit Parties as of the Closing Date and business activities reasonably related or ancillary thereto.

SECTION 7.12            Amendments of Material Contracts. Amend, modify, waive or supplement (or permit modification, amendment, waiver or supplement of) any of the terms or provisions any Material Contract, in any respect which (a) would materially and adversely affect the rights or interests of the Administrative Agent and the Lenders hereunder or (b) could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, subject to the provisions of Section 8.4, (i) nothing in this Agreement or any other Loan Document will prohibit or otherwise limit WDLLC or WD Capital from amending, restating, supplementing, modifying or waiving any default by an underlying obligor or related to the servicing of an underlying Mortgage Loan pursuant to any Agency Agreement if such prohibition or limitation could have a material adverse effect on the performance by WDLLC or WD Capital of any of its duties or obligations with respect to servicing of Mortgage Loans thereunder; and (ii) no provision of this Agreement or any other Loan Document will prohibit or otherwise limit WDLLC or WD Capital from consenting to or otherwise effecting or implementing any amendment, restatement, supplement or other modification to or of any applicable Agency Agreement required or requested by the subject Agency or consistent with modifications generally applicable to the subject Agency Agreements or to a seller/servicer thereunder, if such amendment, restatement supplement or other modification is required or requested by the applicable Agency; provided however, the foregoing shall not be deemed to or construed to modify, amend or limit the provisions of any of the Agency Consents.

SECTION 7.13             [Reserved].

SECTION 7.14             Financial Covenant – Asset Coverage Ratio. Beginning with the fiscal quarter ended December 31, 2021, permit the Asset Coverage Ratio as of the last day of any Test Period to be less than 1.50 to 1.00.

SECTION 7.15            Voting Agreements. Enter into any agreement or other arrangement that would provide any shareholder or group of shareholders owning fifty percent (50%) or less of the Equity Interests of the Borrower the ability to veto, control or otherwise direct the general corporate management or other fundamental actions of the Borrower in any manner that is adverse to the rights and interests of the Administrative Agent or the Lenders.

SECTION 7.16             Special Covenant Regarding Excluded Subsidiaries. No Excluded Subsidiary shall (i) engage in any transaction with any Affiliate of the Borrower (other than a Credit Party or another Excluded Subsidiary) that would not be permitted by Section 7.7 if such Excluded Subsidiary were a Credit Party or (ii) or purchase, redeem, retire or otherwise acquire (directly or indirectly) any Equity Interests of the Borrower.

ARTICLE VIII

SPECIAL PROVISIONS REGARDING AGENCY MATTERS

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Term Loans, the Credit Parties hereby (x) represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder to the following and (y) agree that until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash and the Term Loan Commitments terminated it shall cause the following to occur:

SECTION 8.1             Special Representations, Warranties and Covenants Concerning Eligibility as Seller/Issuer and Service of Mortgage Loans. To the extent required in the conduct of its business each Credit Party is approved, qualified and in good standing as a lender, seller/servicer or issuer, as set forth below, and meets and shall meet all requirements applicable to: (i) its status as a Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae under any Fannie Mae Program; (ii) its status as a Freddie Mac Program Plus seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac under any Freddie Mac Program; (iii) its status as a Ginnie Mae-approved issuer/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans, to be guaranteed by Ginnie Mae under any Ginnie Mae Program; (iv) its status as a FHA/HUD approved mortgagee and HUD MAP Lender with respect to Mortgage Loans under any FHA/HUD Program; and (v) its status as an approved seller/issuer/servicer of Mortgage Loans to be sold to or guaranteed by any other Investor pursuant to any program established under any Investor Agreement which is a Material Contract, as applicable.

SECTION 8.2             Special Representations, Warranties and Covenants Concerning Agency Agreements. Without limiting the provisions of Sections 5.12 and 6.12, no Credit Party is or will be in breach or in default in any material respect of, or under, any of the Fannie Mae Agreements, the Freddie Mac Agreements, the Ginnie Mae Agreements, the FHA/HUD Agreements, and/or any Investor Agreement which is a Material Contract, including, without limitation, as further provided in the Collateral Agreement.

(a)                 Without limiting the provisions of Section 6.12, each Credit Party shall perform and observe all the respective terms and provisions of each of the Fannie Mae Agreements, the Freddie Mac Agreements, the Ginnie Mae Agreements, the FHA/HUD Agreements, and any

other Investor Agreement which is a Material Contract to be performed or observed by it in all material respects, and maintain each such Material Contract, including, without limitation, as further provided in each Collateral Agreement.

SECTION 8.3              Special Representation, Warranty and Covenant with respect to Fannie Mae Program Reserve Requirements.

(a)           Each Credit Party will have met the Fannie Mae Program requirements for lender reserves for each Fannie Mae Mortgage Loan originated by it, at such time as required by Fannie Mae under any Fannie Mae Program.

(b)           Upon the occurrence and during the continuance of any Default or Event of Default, any and all reserves relating to Fannie Mae Program requirements for lender reserves returned or to be returned to any Credit Party, shall be applied to repayment of the Obligations in accordance with Section 9.4.

Nothing in this Agreement will limit (i) Fannie Mae’s rights to set reserve and capital requirements of any Credit Party, under the Fannie Mae Agreements and applicable Fannie Mae Guides or (ii) any Credit Party’s obligation to comply with such reserve and capital requirements. The foregoing provisions of this Section 8.3 are in addition to, and not in limitation of, the provisions of Section 8.2 and/or the provisions of the Collateral Agreement.

SECTION 8.4              Special Provisions Regarding Agency Collateral. With respect to the Pledged Equity Interests in WDLLC and WD Capital and the respective Agency Security Interests granted to Administrative Agent (for the benefit of Lenders) in the respective Agency Collateral relating to the respective Agency Designated Loans under the Collateral Agreement, each of Credit Parties, Administrative Agent and Lenders expressly acknowledge and agree as follows:

(a)           Fannie Mae Collateral.

(i)            The provisions of the Collateral Agreement, respecting the Pledged Equity Interest in WDLLC and WD Capital and the Fannie Mae Collateral, as set forth in Section 8.01 of the Collateral Agreement, are specifically incorporated herein by reference, including, without limitation, with respect to the terms, conditions, notice requirements, limitations, and agreements with respect to the Fannie Mae Security Interests granted to Administrative Agent (for the benefit of Lenders) in the Fannie Mae Collateral relating to the Fannie Mae Designated Loans under the Collateral Agreement; and

(ii)           In providing its Agency Consent, Fannie Mae is relying fully, and such Agency Consent is conditioned, upon the terms and conditions of this Section 8.4(a), Section 7.12, Section 9.7, the final paragraph of Section 11.1(a), the final paragraph of Section 11.2, and Section 11.25 hereof, and Section 8.01 of the Collateral Agreement.

(b)           Freddie Mac Collateral.

(i)            The provisions of the Collateral Agreement, respecting the Pledged Equity Interest in WDLLC and WD Capital and the Freddie Mac Collateral, as set forth in Section 8.02 of the Collateral Agreement, are specifically incorporated herein by reference, including, without limitation, with respect to the terms, conditions, notice requirements, limitations, and agreements with respect to the Freddie Mac Security Interests granted to Administrative Agent (for the benefit of Lenders) in the Freddie Mac Collateral relating to the Freddie Mac Designated Loans under the Collateral Agreement; and

(ii)           In providing its Agency Consent, Freddie Mac is relying fully, and such Agency Consent is conditioned, upon the terms and conditions of this Section 8.4(b), Section 7.12 and Section 9.8 hereof, and Section 8.02 of the Collateral Agreement.

(c)           Ginnie Mae Collateral.

(i)            The provisions of the Collateral Agreement, respecting the Pledged Equity Interest in WDLLC and WD Capital and the Ginnie Mae Collateral, as set forth in Section 8.03 of the Collateral Agreement, are specifically incorporated herein by reference, including, without limitation, with respect to the terms, conditions, notice requirements, limitations, and agreements with respect to the Ginnie Mae Security Interests granted to Administrative Agent (for the benefit of Lenders) in the Ginnie Mae Collateral relating to the Ginnie Mae Designated Loans under the Collateral Agreement; and

(ii)           In providing its Agency Consent, Ginnie Mae is relying fully, and such Agency Consent is conditioned, upon the terms and conditions of this Section 8.4(c), Section 7.12, and Section 9.9 hereof, and Section 8.03 of the Collateral Agreement.

ARTICLE IX
DEFAULT AND REMEDIES

SECTION 9.1             Events of Default. Each of the following shall constitute an Event of Default:

(a)           Default in Payment of Principal of Loans. The Borrower or any Credit Party shall default in any payment of principal of any Term Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)           Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Term Loan or the payment of any other Obligation (other than as set forth in Section 9.1(a)), and such default shall continue for a period of five (5) calendar days.

(c)           Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d)           Default in Performance of Certain Covenants. Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 6.3(a) or 6.14 (only with respect to the Borrower) or Article VII.

(e)           Default in Performance of Other Covenants and Conditions. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 9.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the Administrative Agent’s delivery of written notice thereof to the Borrower.

(f)            Indebtedness Cross-Default. Any Credit Party shall (i) default in the payment of any Indebtedness (excluding the Term Loans, but including any Securitization Transaction Attributed Indebtedness) the aggregate principal amount (or, with respect Securitization Transaction Attributed Indebtedness, the aggregate amount that would be characterized as principal if such Qualified Securitization Transaction were required to be structured as a secured lending transaction), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding the Term Loans, but including any Securitization Transaction Attributed Indebtedness) the aggregate principal amount (including undrawn committed or available amounts) (or, with respect Securitization Transaction Attributed Indebtedness, the aggregate amount that would be characterized as principal if such Qualified Securitization Transaction were required to be structured as a secured lending transaction), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

(g)           Other Cross-Defaults. Any Credit Party or any Subsidiary thereof (other than an Excluded Subsidiary) shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract, unless, but only as long as, the existence of any such default is being contested by such Credit Party or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Credit Party to the extent required by GAAP.

(h)           Change in Control. Any Change in Control shall occur.

(i)            Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary thereof (other than an Excluded Subsidiary) shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(j)            Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof (other than an Excluded Subsidiary) in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof (other than an Excluded Subsidiary) or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(k)           Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(l)            ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.

(m)          Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof (other than an Excluded Subsidiary) by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

SECTION 9.2              Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)           Acceleration; Termination of Term Loan Facility. Declare the principal of and interest on the Term Loans and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Term Loan Facility; provided, that upon the occurrence of an Event of Default specified in Section 9.1(i) or (j), the Term Loan Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)           General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 9.3             Rights and Remedies Cumulative; Non-Waiver; Etc.

(a)           The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 11.4 (subject to the terms of Section 3.6), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.4              Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 9.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows, subject to the Pari Passu Intercreditor Agreement, if any:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorneys’ fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorneys’ fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Term Loans and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

SECTION 9.5             Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3 and 11.3) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3 and 11.3.

SECTION 9.6            Credit Bidding.

(a)           The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right (but not the obligation) to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent or its designee under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent or its designee (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.2.

(b)           Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

SECTION 9.7             Fannie Mae Limitations. Notwithstanding any provision of this Agreement or any Security Document to the contrary: (i) the provisions of Section 8.01 of the Collateral Agreement are specifically incorporated herein by reference; and (ii) the terms and conditions of Section 8.4(a) hereof and Section 8.01 of the Collateral Agreement shall at all times be applicable, including, without limitation, with respect to all limitations and requirements for consent by Fannie Mae therein contained.

SECTION 9.8             Freddie Mac Limitations. Notwithstanding any provision of this Agreement or any Security Document to the contrary: (i) the provisions of Section 8.02 of the Collateral Agreement are specifically incorporated herein by reference; and (ii) the terms and conditions of Section 8.4(b) hereof and Section 8.02 of the Collateral Agreement shall at all times be applicable, including, without limitation, with respect to all limitations and requirements for consent by Freddie Mac therein contained.

SECTION 9.9              Ginnie Mae Limitations. Notwithstanding any provision of this Agreement or any Security Document to the contrary: (i) the provisions of Section 8.03 of the Collateral Agreement are specifically incorporated herein by reference; and (ii) the terms and conditions of Section 8.4(c) hereof and Section 8.03 of the Collateral Agreement shall at all times be applicable, including, without limitation, with respect to all limitations and requirements for consent by Ginnie Mae therein contained.

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.1            Appointment and Authority.

(a)           Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the

Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank and on behalf of any Affiliate thereof which is a Hedge Bank or Cash Management Bank, each of which Affiliate shall in any event be deemed to have joined in such appointment by its acceptance of the benefits conferred to it herein and in the Security Documents) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender or other Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article X for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles X and XI (including Section 11.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 10.2           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 10.3            Exculpatory Provisions.

(a)           The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

(c)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 10.4           Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.5           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers (including as collateral agent) hereunder or under any other Loan Document by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loan Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 10.6           Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s prior written consent so long as no Event of Default has occurred and is then continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (b) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article X and Section 11.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 10.7          Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent or any such Related Party hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Related Party to any Lender. Without limiting the generality of the foregoing or any other provision of this Article X each of the Lenders hereby acknowledges that it has received and reviewed a copy of the Agency Consents (and, to the extent applicable, any consent or acknowledgment of an Agency in connection with an Incremental Term Loan) and agrees to be bound by the terms thereof as if a signatory thereto. Each Lender (and each assignee of a Lender that becomes a party hereto after the Closing Date) including in its capacity as a potential Hedge Bank or Cash Management Bank and on behalf of any Affiliate thereof which is a Hedge Bank or Cash Management Bank, hereby authorizes and directs the Administrative Agent to enter into the Agency Consents (and, to the extent applicable, any consent or acknowledgment of an Agency in connection with an Incremental Term Loan) on behalf of such Lender (or other Secured Parties) and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of any such Agency Consent (or other consent or acknowledgement, as the case may be). Each Affiliate of a Lender shall in any event be deemed to have by its acceptance of the benefits conferred to it herein and in the Security Documents agreed to the provisions of this Section 10.7.

SECTION 10.8          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 10.9           Collateral and Guaranty Matters.

(a)           Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(i)            to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 11.2;

(ii)           to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 7.2(h); and

(iii)          to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Collateral Agreement pursuant to this Section 10.9. In each case as specified in this Section 10.9, the Administrative Agent will, at the Borrower’s expense and upon delivery to the Administrative Agent of a certificate of a Responsible Officer certifying that such release or subordination is permitted by the Loan Documents (including this Section 10.9), execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 10.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 7.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

(b)           The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 10.10           Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

SECTION 10.11          Acknowledgement of Lenders.

(a)            Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)           Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(c)           ~~(i)~~ Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.11(c) shall be conclusive, absent manifest error.

(i)         Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(ii)         The Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such

Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Credit Party intended to pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party.

(iii)          Each party’s obligations under this Section 10.11(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Loan Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1            Notices.

(a)           Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

Walker & Dunlop, Inc.

7501 Wisconsin Avenue, Suite 1200E
Bethesda, MD 20814

Attention of: Stephen P. Theobald
Telephone No.: (301) 215-5575

Facsimile No.: (301) 500-1223

E-mail: STheobald@walkerdunlop.com

With copies to:

Walker & Dunlop, Inc.

Until January 1, 2022:

7501 Wisconsin Avenue, Suite 1200E
Bethesda, MD 20814

From and after January 1, 2022:

7272 Wisconsin Avenue, Suite 1300

Bethesda, MD 20814

Attention of: Richard M. Lucas

Telephone No.: (301) 634-2146

Facsimile No.: (301) 500-1223

E-mail: RLucas@walkerdunlop.com

and

Morgan, Lewis & Bockius LLP
1701 Market Street

Philadelphia, Pennsylvania 19103-2921

Attention of: Michael J. Pedrick
Telephone No.: (215) 963-4808

Facsimile No.: (215) 963-5001

E-mail: mpedrick@morganlewis.com

If to JPMorgan as Administrative Agent:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group
Tel: (302) 552-0161

Fax: (201) 244-3647

Email: samuel.stasio@jpmorganchase.com with a copy to
elijah.mills@chase.com

With copies to:

JPMorgan Chase & Co.
CIB DMO WLO

Mail code NY1-C413

4 CMC, Brooklyn, NY, 11245-0001

United States Email:

~~ib.collateral.services@jpmchase.com~~ib.collateral.services@jpmchase.com

If to any Lender:

To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

All notices received or delivered by the Borrower in accordance with this Section 11.1(a) relating to (i) any of Section 7.12, Section 8.4(a), Section 9.7, or Section 11.25 of this Agreement or Section 8.01 of the Collateral Agreement, or any other provision of this Agreement, the Collateral Agreement, or any other Loan Document which relates to such sections, (ii) the Borrower’s request to establish one or more Incremental Term Loan Commitments for the incurrence of one or more Incremental Term Loans, (iii) any notice of Default or Event of Default, (iv) any amendment, modification, waiver, supplement or other change to any of Section 7.12, Section 8.4(a), Section 9.7, or Section 11.25 of this Agreement or Section 8.01 of the Collateral Agreement or any other amendment or modification of this Agreement or the Collateral Agreement affecting such Sections, or (v) any amendment or modification of this Agreement or the Collateral Agreement or any other event or occurrence that could reasonably be expected to result in a default under or breach by any Credit Party of the Fannie Mae Agreements or the Fannie Mae Program, or adversely affect any right, obligation or other interest of any Credit Party or of Fannie Mae under any Fannie Mae Agreements shall be provided by the Borrower to Fannie Mae to the address set forth in Section 8.01(d) of the Collateral Agreement.

(b)           Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)           Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth in Section 11.1(a), or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Term Loans will be disbursed.

(d)           Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)           Platform.

(i)            Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Lenders by posting the Borrower Materials on the Platform.

(ii)           The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f)            Private Side Designation. Each Public-Sider agrees to cause at least one individual at or on behalf of such Public-Sider to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public-Sider or its delegate, in accordance with such Public-Sider’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 11.2           Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document (including Sections 3.8(b) and (c)), any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)           increase the Term Loan Commitment of any Lender (or reinstate any Term Loan Commitment terminated pursuant to Section 9.2) or the amount of Term Loans of any Lender, in any case, without the written consent of such Lender;

(b)           waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (it being understood that a waiver of a mandatory prepayment under Section 2.4(b) shall only require the consent of the Required Lenders) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c)           reduce the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (ii) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 3.1(b) during the continuance of an Event of Default;

(d)           change Section 3.6 or Section 9.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(e)           change Section 2.4(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(f)            except as otherwise permitted by this Section 11.2 change any provision of this Section 11.2 or reduce the percentages specified in the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(g)           consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 7.4), in each case, without the written consent of each Lender;

(h)           release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Collateral Agreement (other than as authorized in Section 10.9), without the written consent of each Lender;

(i)            release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 10.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender; or

(j)            subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of the foregoing subclause (x) or (y), (1) except with respect to the approval of a debtor-in-possession financing or (2) unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five (5) Business Days;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Term Loans or Term Loan Commitments of a particular Class (but not the Lenders holding Term Loans or Term Loan Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereunder under this Section 11.2 if such Class of Lenders were the only Class of Lenders hereunder at the time, (iii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision, including technical, administrative or operational changes that the Administrative Agent and the Borrower decide may be appropriate to reflect the implementation of the Term SOFR Rate or a Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents) and (iv) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 3.8(c) in accordance with the terms of Section 3.8(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Term Loan Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for the its account under this Agreement, and (y) enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 3.13, 3.15 and 3.16 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, as applicable, to share ratably in the benefits of this Agreement and the other Loan Documents, and (2) to include the Incremental Term Loan Commitments or outstanding Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Term Loan Commitment or any increase in any Lender’s pro rata share of any Class, in each case, without the written consent of such affected Lender, and (3) to make amendments to any outstanding Class of Term Loans to permit any Incremental Term Loan Commitments and Incremental Term Loans to be “fungible” (including, without limitation, for purposes of the Code) with such Class of Term Loans, including, without limitation, increases in the Applicable Margin or any fees payable to such outstanding tranche of Term Loans or providing such outstanding Class of Term Loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Loan Commitments or Incremental Term Loans; provided that any such amendments or modifications to such outstanding Class of Term Loans shall not directly adversely affect the Lenders holding such Class of Term Loans without their consent.

It shall be a condition precedent to the Borrower entering into any amendment to, or other agreement or modification with has the effect of changing, any of Section 7.12, Section 8.4(a), Section

9.7, the final paragraph of Section 11.1(a), this final paragraph of this Section 11.2 or Section 11.25 of this Agreement or Section 8.01 of the Collateral Agreement, or any other provision of this Agreement, the Collateral Agreement, or any other Loan Document which relates to such sections, that the Borrower shall have obtained the prior written approval of Fannie Mae, and the Administrative Agent and the Lenders hereby acknowledge (without acceptance of any responsibility or liability in connection with such acknowledgement) such condition precedent to the Borrower’s right to amend.

SECTION 11.3           Expenses; Indemnity; Limitation of Liability.

(a)           Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket fees, expenses and disbursements incurred by the Administrative Agent, the Arranger and their respective Affiliates (including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent and the Arranger and, if reasonably necessary, one firm of counsel in any relevant jurisdiction and special counsel in each appropriate specialty for the Administrative Agent and the Arranger), in connection with the syndication of the Term Loan Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of (x) any counsel for the Administrative Agent or any Lender and (y) any counsel for the Lenders, which solely in the case of this clause (y) and absent an actual or perceived conflict of interest shall be limited to one primary counsel to the Lenders plus one local counsel to the Lenders in each relevant jurisdiction and one special counsel in each appropriate specialty and in the case of an actual or perceived conflict of interest by any of the aforementioned counsel, one additional such counsel to each group of affected Lenders, similarly situated), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or (B) in connection with the Term Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b)           Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent or attorney-in-fact thereof), the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Term Loans, this Agreement, any other

Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.3 to be paid by it to the Administrative Agent (or any sub-agent or attorney-in-fact thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Term Loans at such time, or if the Term Loans have been reduced to zero, then based on such Lender’s share of the Term Loans immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender). The obligations of the Lenders under this clause (c) are subject to the provisions of Section 3.7.

(d)           Limitation on Liability. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against the Administrative Agent (and any sub-agent or attorney-in-fact thereof), the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Party”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Lender-Related Party referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments. All amounts due under this Section 11.3 shall be payable promptly after demand therefor.

(f)            Survival. Each party’s obligations under this Section 11.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 11.4             Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or any of its respective Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 9.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.5             Governing Law; Jurisdiction, Etc.

(a)           Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 11.5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 11.6            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

SECTION 11.7             Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party exercises its right of set off or the Administrative Agent receives any payment or proceeds of the Collateral which payments, set-off amounts or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party (including pursuant to any settlement) under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent or as through such set-off had not been made, as applicable.

SECTION 11.8             Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 11.9             Successors and Assigns; Participations.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 11.9, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.9 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 11.9 (and any other attempted assignment or transfer by any party hereto shall be prohibited). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 11.9 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term

Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitment and/or the Term Loans at the time owing to it (in each case with respect to any Class) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 11.9 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in paragraph (b)(i)(A) of this Section 11.9, the aggregate amount of the Term Loan Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Term Loan Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day.

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Class assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate classes on a non-pro rata basis.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 11.9 and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the assignment is made in connection with the primary syndication of the Term Loan Facility and during the period commencing on the Closing Date and ending on the date that is ninety (90) days following the Closing Date; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Lender.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Subsidiaries or Affiliates (other than pursuant to Section 11.9(g)) or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Term Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.9, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10, 3.11 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.9 (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates (except as permitted pursuant to Section 11.9(g)), which shall be null and void).

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York, New York, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitment of, and principal amounts of (and related interest on) the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 11.2(a), (b), (c) or (d) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 (subject to the requirements and limitations therein, including the requirements under Section 3.11(g) (it being understood that the documentation required under Section 3.11(g) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.9; provided that such Participant (A) shall be subject to the provisions of Section 3.12 as if it were an assignee under paragraph (b) of this Section 11.9; and (B) shall not be entitled to receive any greater payment under Sections 3.10 or 3.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and related interest on) each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Term Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g)           Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the Borrower or any of its Subsidiaries (x) in accordance with the procedures set forth on Exhibit H, pursuant to an offer made available to all Lenders of the applicable Class of Term Loans on a pro rata basis (a “Dutch Auction”) or (y) open market purchases, in each case, subject to the following limitations:

(i)            the Borrower shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither it, its Affiliates nor any of its respective directors or executive officers has any Excluded Information that has not been disclosed to the Lenders generally (other than to the extent any such Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) prior to such date;

(ii)           immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Lender to the Borrower or any of its Subsidiaries, such Term Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower or any of its Subsidiaries shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment;

(iii)          no Lender shall be required to assign its Term Loans to the Borrower or any of its Subsidiaries; and

(iv)          no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.

SECTION 11.10             Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.10, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Term Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Term Loan Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loan Facility, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.10 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (l) to the extent that such information is independently developed by such Person, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section 11.10, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender on a non-confidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.11             Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 11.12             All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Term Loan Commitments remain in effect or the Term Loan Facility has not been terminated.

SECTION 11.13              Survival.

(a)           All representations and warranties set forth in Articles V and VIII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)           Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 11.14             Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 11.15            Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

SECTION 11.16              Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this

Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Credit Parties, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Related Party of any Lender for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any other Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 11.17           Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Term Loan Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 11.18         USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

SECTION 11.19          Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Article VI, VII or VIII hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VI, VII or VIII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Article VI, VII or VIII.

SECTION 11.20          Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 11.21           No Advisory or Fiduciary Responsibility.

(a)           In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arranger and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arranger or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Arranger or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arranger or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arranger or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the

Administrative Agent, the Arranger and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)           Each Credit Party acknowledges and agrees that each Lender, the Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Term Loan Facility) and without any duty to account therefor to any other Lender, the Arranger, the Borrower or any Affiliate of the foregoing. Each Lender, the Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Term Loan Facility or otherwise without having to account for the same to any other Lender, Arranger, the Borrower or any Affiliate of the foregoing.

SECTION 11.22         Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 11.23         Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Term Loans, or the Term Loan Commitments,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)           The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, the Term Loan Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Term Loans or the Term Loan Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Loan Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 11.24         Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 11.25         Limitation of Fannie Mae’s Agency Consent. The parties hereto acknowledge that Fannie Mae’s Agency Consent is not and shall not extend to, be deemed to be or be construed as, Fannie Mae’s consent, approval, or acknowledgment to any amendment, waiver, modification or other alteration to any of Section 7.12, Section 8.4(a), Section 9.7, the final paragraph of Section 11.1(a), the final paragraph of Section 11.2 or this Section 11.25 of this Agreement, or Section 8.01 of the Collateral Agreement, or any other provision of this Agreement, the Collateral Agreement, or any other Loan Document which references or relates to such sections, or relates to or refers to Fannie Mae, the Fannie Mae Agreements, the Fannie Mae Program, or any right, obligation or other interest of Credit Party under any Fannie Mae Agreements, which amendments or modifications shall be subject to the restrictions contained herein (including without limitation set forth in the final paragraph of Section 11.2) and the terms of the Fannie Mae Agreements.

SECTION 11.26        Pari Passu Intercreditor Agreement. Notwithstanding anything to the contrary set forth herein, to the extent the Administrative Agent enters into a Pari Passu Intercreditor Agreement in accordance with the terms hereof, this Agreement will be subject to the terms and provisions of such Pari Passu Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and any such Pari Passu Intercreditor Agreement, the provisions of the Pari Passu Intercreditor Agreement shall govern and control. The Lenders acknowledge and agree that the Administrative Agent is authorized to, and the Administrative Agent agrees that with respect to any applicable Incremental Equivalent Debt permitted to be incurred and secured under this Agreement and contemplated to be subject to a Pari Passu Intercreditor Agreement under this Agreement, upon request by the Borrower, it shall, enter into a Pari Passu Intercreditor Agreement in accordance with the terms hereof. The Lenders hereby authorize the Administrative Agent to (a) enter into any such Pari Passu Intercreditor Agreement, (b) bind the Lenders on the terms set forth in such Pari Passu Intercreditor Agreement and (c) perform and observe its obligations under such Pari Passu Intercreditor agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

WALKER & DUNLOP, INC., as Borrower

By:
Name:
Title:

Walker & Dunlop, Inc.

Credit Agreement
Signature Page

AGENTS AND LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Walker & Dunlop, Inc.
Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

Walker & Dunlop, Inc.
Credit Agreement
Signature Page

EXHIBIT I

FORM OF PARI PASSU INTERCREDITOR AGREEMENT

[Attached]

EXHIBIT I

[FORM OF]

PARI PASSU INTERCREDITOR AGREEMENT

among

WALKER & DUNLOP, INC.,

the other GRANTORS party hereto,

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent for the Term Loan Agreement Secured Parties,

and

each CREDIT AGREEMENT COLLATERAL AGENT and ADDITIONAL AGENT from time to time party hereto

dated as of [   ], 20[   ]

PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among WALKER & DUNLOP, INC., a Maryland corporation (the “Borrower”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Term Loan Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Term Loan Facility Collateral Agent”), [ ], as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Term Loan Facility Collateral Agent (for itself and on behalf of the Term Loan Agreement Secured Parties), the Credit Agreement Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.1      Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Term Loan Agreement and the Credit Agreement, as applicable, with the Term Loan Agreement controlling in the event of discrepancies, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Act of Required First Lien Secured Parties” means, as to any matter, a direction in writing delivered to the Applicable Collateral Agent by the holders of First Lien Credit Agreement Obligations representing the Required First Lien Secured Parties. For purposes of this definition, votes will be determined in accordance with Section 5.21.

“Additional Agent” means the collateral agent or any other Person serving the functions of a collateral agent under any Additional First Lien Documents, in each case, together with its successors in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.14 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that neither the Term Loan Agreement nor the Credit Agreement shall constitute an Additional First Lien Debt Facility at any time.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest, fees and expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or

Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional First Lien Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Collateral Agent” means with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of the Term Loan Agreement Obligations and the Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Term Loan Facility Collateral Agent (or if the Term Loan Agreement Obligations are no longer outstanding and the Credit Agreement Obligations are outstanding, the Credit Agreement Collateral Agent) and (ii) from and after the earlier of (x) the Discharge of the Term Loan Agreement Obligations and the Credit Agreement Obligations, and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, administration, receivership, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Borrower or any of its Subsidiaries, or similar law (including any corporate law) affecting creditors’ rights generally.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Term Loan Agreement Obligations, the Term Loan Facility Collateral Agent and shall include its sub-agents, (ii) in the case if the Credit Agreement Obligations, the Credit Agreement Collateral Agent and shall include its sub-agents, and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Applicable Collateral Agent for such Shared Collateral; provided that so long as the Term Loan Facility Collateral Agent is the Applicable Collateral Agent, Controlling Secured Parties shall mean the First Lien Credit Agreement Secured Parties.

“Credit Agreement” means the credit agreement governing one or more debt facilities for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks or other lenders providing for revolving credit loans, term loans, letters of credit or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder; provided that the Credit Agreement Collateral Agent becomes a party hereto by executing and delivering a Credit Agreement Joinder Agreement; provided, further, that there shall be no more than one Credit Agreement hereunder at any time.

“Credit Agreement Cash Collateral” means “Cash Collateral” or any similar term as defined in the Credit Agreement.

“Credit Agreement Collateral Agent” mean the collateral agent or any other Person serving the functions of a collateral agent under any Credit Agreement Documents, in each case, together with its successors in such capacity.

“Credit Agreement Documents” means, with respect to any Credit Agreement Obligations, the Credit Agreement and any security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by a Credit Agreement Collateral Agent to the Applicable Collateral Agent pursuant to Section 5.13 hereto in order to establish Credit Agreement Obligations and for the applicable Persons to become Credit Agreement Secured Parties hereunder.

“Credit Agreement Obligations” means, with respect to any Credit Agreement, (a) all principal of, and interest, fees and expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Credit Agreement, (b) all other amounts payable to the related Credit Agreement Secured Parties under the related Credit Agreement Documents and (c) any renewals or extensions of the foregoing.

“Credit Agreement Secured Parties” means, with respect to any Credit Agreement Obligations, the holders of such Credit Agreement Obligations, the Credit Agreement Collateral Agent and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Credit Agreement Documents.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the earlier of (x) the date on which such Series of First Lien Obligations (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) have been fully and finally paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Lender Swap Agreements and Bank Products as to which arrangements satisfactory to the applicable Lender (or similar counterparty) have been made), whether or not as a result of enforcement, and the applicable Secured Parties are under no further obligation to provide financial accommodation to any of the Grantors under the applicable Secured Credit Documents and (y) the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral on a first lien pari passu basis. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Series of First Lien Obligations, the Discharge of the applicable First Lien Obligations with respect to such Series of First Lien Obligations; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under First Lien Obligation so Refinanced) or by the Borrower, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“First Lien Credit Agreement Obligations” means, collectively, (i) the Term Loan Agreement Obligations and (ii) the Credit Agreement Obligations.

“First Lien Credit Agreement Secured Parties” means (i) the Term Loan Agreement Secured Parties and (ii) the Credit Agreement Secured Parties.

“First Lien Obligations” means, collectively, (i) the Term Loan Agreement Obligations, (ii) the Credit Agreement Obligations and (iii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Term Loan Agreement Secured Parties, (ii) the Credit Agreement Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means the “Security Documents” (as defined in the Term Loan Agreement), the “Security Documents” or any similar term (as defined in the Credit Agreement) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of First Lien Obligations.

“Grantors” means the Borrower and each other Subsidiary of the Borrower (including any Subsidiary that becomes a Grantor pursuant to Section 5.17) which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Insolvency or Liquidation Proceeding” means:

(1)        any case or proceeding commenced by or against any Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, arrangement, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership, bankruptcy or assignment for the benefit of creditors relating to any Grantor, or any appointment of an administrator, liquidator, receiver, administrative receiver, receiver and manager, compulsory manager, examiner or other similar officer in respect to any Grantor or for a substantial part of any of its assets or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(2)        any liquidation, dissolution, arrangement, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)        any other case or proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III hereof required to be delivered by an Additional Agent to the Applicable Collateral Agent pursuant to Section 5.14 hereto in order to establish an additional Series of Additional First Lien Obligations and for the applicable Persons to become Additional First Lien Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, at any time, with respect to any Shared Collateral, the Collateral Agent (other than the Term Loan Facility Collateral Agent and the Credit Agreement Collateral Agent at such time) of the Series of First Lien Obligations (excluding the Term Loan Agreement Obligations and the Credit Agreement Obligations) that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Term Loan Agreement Obligations and the Credit Agreement Obligations) with respect to such Shared Collateral; provided that such amount shall be greater than the combined Term Loan Agreement Obligations and Credit Agreement Obligations then outstanding.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Applicable Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Additional First Lien Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and (ii) the Applicable Collateral Agent and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Additional First Lien Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing, (y) the Additional First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Documents and (z) such Non-Controlling Collateral Agent intends to exercise its rights and remedies in accordance with the terms of the applicable Additional First Lien Document, as result of the Series of Additional First Lien Obligations of such Non-Controlling Collateral Agent being due and payable in full; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action or exercise of its rights and or remedies with respect to a material portion of such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, share or other equity certificates, Promissory Notes, Instruments (other than intercompany notes, except the Global Intercompany Note), and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of any First Lien Security Document.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required First Lien Secured Parties” means, (i) at any time when the Credit Agreement Obligations are outstanding, the holders of more than 50% of the sum of (1) the outstanding principal amount of any then outstanding First Lien Credit Agreement Obligations with respect to such Shared Collateral entitled to vote pursuant to the applicable Secured Credit Documents; and (2) other than following acceleration of the obligations thereunder, the aggregate principal amount of unfunded commitments to extend credit which, when funded, would constitute First Lien Credit Agreement Obligations entitled to vote pursuant to the applicable Secured Credit Documents and (ii) at any time when no Credit Agreement Obligations are outstanding and the Term Loan Agreement Obligations are the only First Lien Credit Agreement Obligations hereunder, the “Required Lenders”, as defined in the Term Loan Agreement. For purposes of this definition, votes will be determined in accordance with the provisions of Section 5.21. The parties acknowledge that the holders of First Lien Credit Agreement Obligations under Lender Swap Agreements and Bank Products (or similar terms under any Additional First Lien Documents) are not entitled to vote under the Secured Debt Documents for purposes of this definition.

“Second Lien Intercreditor Agreement” means, with respect to any additional class of Indebtedness of any Grantor that is secured by lien or security interest on any Shared Collateral, which lien or security interest is contractually agreed to be junior in priority to any lien or security interest securing any Series of First Lien Obligations, any intercreditor or similar agreement now or hereafter in effect with the holder or holders of such Indebtedness, or a collateral agent or other representative acting on their behalf.

“Secured Credit Document” means (i) the Term Loan Agreement and each other Term Loan Agreement Document, (ii) the Credit Agreement and each other Credit Agreement Document and (iii) each Additional First Lien Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.14.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.14.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.14.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Term Loan Agreement Secured Parties (in their capacities as such), (ii) the Credit Agreement Secured Parties (in their capacities as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Term Loan Agreement Obligations, (ii) the Credit Agreement Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Term Loan Agreement” means that certain Credit Agreement, dated as of December 16, 2021, as amended by Amendment No. 1, dated as of January 12, 2023, among the Borrower, the Guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent, and as may be further amended, restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time (including any amendment and restatement thereof), including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder; provided, further, that the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Joinder Agreement.

“Term Loan Agreement Documents” has the meaning assigned to the term “Loan Documents” in the Term Loan Agreement.

“Term Loan Agreement Obligations” means the “Secured Obligations” as defined in the Term Loan Agreement.

“Term Loan Agreement Secured Parties” means the “Secured Parties” as defined in the Term Loan Agreement.

“Term Loan Facility Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented, restated or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03      Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations, or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provisions of any other Bankruptcy Law), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01       Priority of Claims.

(a)        Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor (including any adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement, but including any Second Lien Intercreditor Agreement) and/or any First Lien Security Document with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party and proceeds of any such distribution or payments (all such payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such payment or distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause SECOND and not any other documents governing First Lien Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding and (iii) THIRD, to the Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to any Second Lien Intercreditor Agreement, if in effect, or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b)        It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c)        Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents, the potential second lien ranking of certain First Lien Security Documents under applicable law or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Collateral Agent, for itself and on behalf of each applicable First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d)        Notwithstanding anything in this Agreement or any other Secured Credit Document to the contrary, prior to the Discharge of the Credit Agreement Obligations, Collateral consisting of Credit Agreement Cash Collateral pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or to reduce fronting exposure with respect to any Defaulting Lender pursuant to the Credit Agreement (including fronting exposure with respect to Letters of Credit and swingline advances) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02       Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)        Upon the occurrence of an Event of Default under any Secured Credit Document, the Collateral Agent under such Secured Credit Document shall deliver written notice of the occurrence of such Event of Default to the Applicable Collateral Agent. If the Applicable Collateral Agent at any time receives written notice that any Event of Default has occurred entitling any Collateral Agent to foreclose upon, collect or otherwise enforce its Liens under its First Lien Security Documents, the Applicable Collateral Agent will promptly deliver written notice thereof to each other Collateral Agent. Thereafter, (A) if the Term Loan Facility Collateral Agent is the Applicable Collateral Agent and the Credit Agreement Obligations are outstanding, it may await direction by an Act of Required First Lien Secured Parties and, subject to its receipt of indemnity or security reasonably satisfactory to it, will act, or decline to act, as directed by an Act of Required First Lien Secured Parties, in the exercise and enforcement of such Collateral Agent’s interests, rights, powers and remedies in respect of the Shared Collateral or under the First Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Applicable Collateral Agent, subject to its receipt of indemnity or security reasonably satisfactory to it, will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required First Lien Secured Parties, (B) if the Term Loan Facility Collateral Agent is the Applicable Collateral Agent and no Credit Agreement Obligations are outstanding at such time, it shall be entitled to act, or decline to act in accordance with the applicable Term Loan Agreement Documents in the exercise and enforcement of such Collateral Agent’s interests, rights, powers and remedies in respect of the Shared Collateral or under the First Lien Security Documents or applicable law and (C) if the Term Loan Facility Collateral Agent is not the Applicable Collateral Agent, the Applicable Collateral Agent of any Series of First Lien Obligations shall be entitled to act, or decline to act in accordance with the applicable Secured Debt Documents for such Series in the exercise and enforcement of such Collateral Agent’s interests, rights, powers and remedies in respect of the Shared Collateral or under the First Lien Security Documents or applicable law. Each of the First Lien Credit Agreement Secured Parties hereby authorizes the Term Loan Facility Collateral Agent acting as the Applicable Collateral Agent to take action pursuant to Section 2.02(b) as directed by an Act of Required First Lien

Secured Parties. As to any matter not expressly provided for by this Agreement, the Term Loan Facility Collateral Agent acting as the Applicable Collateral Agent may act or refrain from acting as directed by an Act of Required First Lien Secured Parties and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on all holders of First Lien Obligations.

(b)        With respect to any Shared Collateral, (i) only the Applicable Collateral Agent shall (subject to Section 2.02(a)) act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no other Secured Party shall or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to such First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. No other Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent or Controlling Secured Party or any other exercise by the Applicable Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(c)        Each Collateral Agent agrees, for itself and on behalf of such applicable First Lien Secured Party, to be bound by the provisions of this Agreement. Each Collateral Agent for itself and on behalf of such applicable First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03      No Interference; Payment Over.

(a)        Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b)        Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that, other than pursuant to the terms of this Agreement, if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04      Automatic Release of Liens; Amendments to First Lien Security Documents.

(a)        If, at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral in accordance with Section 2.02(a) resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon such sale or disposition; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof. If in connection with any such foreclosure or other exercise of remedies the Applicable Collateral Agent releases any guarantor from its obligations under a guarantee of First Lien Obligations for which it serves as agent as necessary to effect such foreclosure or other exercise of remedies, then such guarantor will also be released from its guarantee of all other First Lien Obligations. Each Collateral Agent will execute and deliver such documents as the Applicable Collateral Agent may reasonably request in connection with the foregoing.

(b)        Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that each Collateral Agent may enter into any amendment to any First Lien Security Document that does not violate this Agreement.

(c)        Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency or Liquidation Proceedings.

(a)        The parties acknowledge that this Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding, including any case or proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law by or against the Borrower or any of its Subsidiaries. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor and debtor in possession or any receiver or trustee appointed therefor, as such terms are defined in Sections 101 and 1101 of the Bankruptcy Code (or any equivalent provision of any other Bankruptcy Law). The relative rights as to the Shared Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving any DIP Financing (as defined below) to, or use of cash collateral by, any Grantor.

(b)        If any Grantor shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Applicable Collateral Agent (in the event of the Term Loan Facility Collateral Agent acting at the direction of the Required First Lien Secured Parties), shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, (D) if any First Lien Secured Parties are granted adequate protection with respect to First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code or other applicable Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the First Lien Secured Parties, the Applicable Collateral Agent (in the case of the Term Loan Facility Collateral Agent acting at the direction of the Required First Lien Secured Parties) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)        Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which a Collateral Agent is acting, such Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Applicable Collateral Agent (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by the Applicable Collateral Agent (or make such other arrangements as shall be reasonably requested by the Applicable Collateral Agent to allow the Applicable Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Applicable Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)        The duties or responsibilities of the Applicable Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01.   Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01.   Appointment and Authority.

(a)        Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to (subject to Section 2.02(a)) take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Collateral Agent, shall be entitled to the benefits of (i) all provisions of this Article IV, Article X of the Term Loan Agreement and the equivalent provision of any Credit Agreement or of any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) and (ii) Section 11.3 of the Term Loan Agreement (solely with respect to the Term Loan Facility Collateral Agent) and the equivalent provision of any Credit Agreement or of any Additional First Lien Document (solely with respect to the Collateral Agent named therein), in each case as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Applicable Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Collateral Agent for such purposes. Each Collateral Agent is authorized to exercise any of its rights hereunder through a sub-agent.

(b)        Subject to Section 2.02(a), each First Lien Secured Party acknowledges and agrees that the Applicable Collateral Agent (in the case of the Term Loan Facility Collateral Agent, acting pursuant to the Act of Required First Lien Secured Parties) shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein, without regard to any rights to which the holders of such First Lien Obligations would otherwise be entitled as a result of such First Lien Obligations. Without limiting the foregoing, each Secured Party agrees that none of the Applicable Collateral Agent or any other Controlling First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Applicable Collateral Agent or the Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02.   Rights as a First Lien Secured Party. The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Term Loan Agreement Secured Party,” “Term Loan Agreement Secured Parties,” “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03.   Exculpatory Provisions. The Applicable Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Collateral Agent:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(c)        shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or any of its Affiliates in any capacity;

(d)        shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of applicable jurisdiction or (2) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until written notice describing such Event of Default and referencing applicable agreement is given to the Applicable Collateral Agent;

(e)        shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent; and

(f)         need not segregate money held hereunder from other funds except to the extent required by law. The Applicable Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

SECTION 4.04.    Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by such Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon the receipt of a written request from the Borrower stating that the release of such Liens is permitted by the terms of each then existing Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01.    Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)        if to any Grantor, to the Borrower, at its address as set forth in Section 11.1 of the Term Loan Agreement;

(b)        if to the Term Loan Facility Collateral Agent, to it at its address as set forth in Section 11.1 of the Term Loan Agreement;

(c)        if to the Credit Agreement Collateral Agent, to it at its address as set forth in the applicable Credit Agreement Joinder Agreement; and

(d)        if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Applicable Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Term Loan Facility Collateral Agent hereby agrees that it shall endeavor, within two Business Days of the receipt by it of any Act of Required First Lien Secured Parties, to deliver a copy of such Act of Required First Lien Secured Parties to the Credit Agreement Collateral Agent and each other Collateral Agent party hereto.

SECTION 5.02.    Waivers; Amendment; Joinder Agreements.

(a)        No failure or delay in exercising any right, power or privilege or requiring the satisfaction of any condition hereunder, and no course of dealing between the Debtors and any Collateral Agent operates as a waiver or estoppel of any right, remedy or condition. No single or partial exercise of any right or remedy under this Agreement precludes any simultaneous or subsequent exercise of any other right, power or privilege.

(b)        Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent and each Loan Party.

(c)        Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d)        Notwithstanding the foregoing, without the consent of any other Collateral Agent or First Lien Secured Party, the Applicable Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Term Loan Agreement, the Credit Agreement and any Additional First Lien Documents.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04.   Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.  Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or counterpart of a signature page of this Agreement and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic transmission means that reproduces an image of an actual executed signature page shall be as effective as delivery of a manually signed executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require any party hereto to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

SECTION 5.06    Severability. In case one or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

SECTION 5.07.  Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Term Loan Facility Collateral Agent represents and warrants that this Agreement is binding upon the Term Loan Agreement Secured Parties. The Credit Agreement Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. Each Additional Agent represents and warrants that this Agreement is binding upon the applicable Additional First Lien Secured Parties.

SECTION 5.08.  Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01;

(d)        agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e)        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.     GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)       This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to any choice-of-law provisions that would require the application of the law of another jurisdiction provided, to the extent any action or event taken hereunder requires application of or compliance with the Law of another jurisdiction, such provisions and concepts shall be controlling.

(B)        EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10.   Headings. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

SECTION 5.11.   Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12.   Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. No Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Term Loan Agreement, any Credit Agreement or any Additional First Lien Documents), and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Credit Agreement Obligations. To the extent, but only to the extent permitted by the provisions of the then extant Term Loan Agreement and the Additional First Lien Documents, any Grantor may incur Credit Agreement Obligations. Any such Credit Agreement Obligations shall be secured by a Lien and shall be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the Credit Agreement Documents, if and subject to the condition that the Credit Agreement Collateral Agent acting on behalf of the Credit Agreement Secured Parties becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Credit Agreement Collateral Agent to become a party to this Agreement,

(i)         such Credit Agreement Collateral Agent, the Term Loan Facility Collateral Agent and the Borrower shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Term Loan Facility Collateral Agent and such Credit Agreement Collateral Agent) pursuant to which such Credit Agreement Collateral Agent becomes the Credit Agreement Collateral Agent hereunder, and the Credit Agreement Obligations and the Credit Agreement Secured Parties become subject hereto and bound hereby;

(ii)        the Borrower shall have delivered to the Applicable Collateral Agent true and complete copies of each of the Credit Agreement Documents relating to such Credit Agreement Obligations, certified as being true and correct by a Responsible Officer of the Borrower;

(iii)       the Borrower shall have delivered to the Applicable Collateral Agent an Officer’s Certificate designating such Credit Agreement Obligations as Credit Agreement Obligations hereunder and stating that such Credit Agreement Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Credit Agreement Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(iv)       the Credit Agreement Documents, as applicable, relating to such Credit Agreement Obligations shall provide, in a manner reasonably satisfactory to the Applicable Collateral Agent, that each Credit Agreement Secured Party with respect to such Credit Agreement Obligations will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Credit Agreement Obligations.

SECTION 5.14.    Additional First Lien Obligations. To the extent, but only to the extent permitted by the provisions of the then extant Term Loan Agreement, Credit Agreement and the Additional First Lien Documents, any Grantor may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the Additional First Lien Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i)         such Senior Class Debt Representative, the Applicable Collateral Agent and the Borrower shall have executed and delivered an instrument substantially in the form of Annex III

(with such changes as may be reasonably approved by the Applicable Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii)        the Borrower shall have delivered to the Applicable Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;

(iii)       the Borrower shall have delivered to the Applicable Collateral Agent an Officer’s Certificate designating such Additional First Lien Obligations as Additional First Lien Obligations hereunder and stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(iv)       the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Applicable Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.15   Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.16   Information Concerning Financial Condition of the Grantors. The Applicable Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Applicable Collateral Agent, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Applicable Collateral Agent, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Applicable Collateral Agent, the other Collateral Agents and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.17.   Additional Grantors. The Borrower agrees that if any Subsidiary of the Borrower shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex IV. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Applicable Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.18.   Further Assurances. Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the applicable Secured Credit Documents, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.19. Term Loan Facility Collateral Agent. It is understood and agreed that the Term Loan Facility Collateral Agent is entering into this Agreement in its capacity as administrative agent under the Term Loan Agreement and the provisions of Article X and Section 11.3 of the Term Loan Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Applicable Collateral Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Term Loan Facility Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 5.20.  Solicitation of Instructions. The Term Loan Facility Collateral Agent acting as the Applicable Collateral Agent may at any time solicit written confirmatory instructions, in the form of an Act of Required First Lien Secured Parties as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the First Lien Security Documents, and the Term Loan Facility Collateral Agent acting as the Applicable Collateral Agent may await receipt of the respective confirmatory instructions before taking the respective such action and shall incur no liability for any inaction while awaiting receipt of such confirmatory instructions. It is expressly understood and acknowledged that the Term Loan Facility Collateral Agent acting as the Applicable Collateral Agent shall have no duty to act, consent to or request any action of any Grantor or any other Person in connection with this Agreement unless Term Loan Facility Collateral Agent acting as the Applicable Collateral Agent shall have received written direction from an Act of Required First Lien Secured Parties. No written direction given to the Term Loan Facility Collateral Agent acting as the Applicable Collateral Agent by an Act of Required First Lien Secured Parties that in the sole judgment of the Applicable Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Applicable Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the applicable First Lien Security Documents shall be binding upon the Applicable Collateral Agent unless the Applicable Collateral Agent elects, at its sole option, to accept such direction.

SECTION 5.21.  Voting. In connection with any matter under this Agreement requiring a vote of holders of First Lien Credit Agreement Obligations, all First Lien Credit Agreement Obligations entitled to vote pursuant to the applicable Secured Credit Documents shall vote as a single class and each Series of First Lien Credit Agreement Obligations will count its votes in accordance with the Secured Credit Documents governing such Series of First Lien Credit Agreement Obligations. In making all determinations of votes hereunder, the Applicable Collateral Agent shall be entitled to rely upon the votes, and relative outstanding amounts, as determined and reported to it by the applicable Collateral Agents, and shall have no duty to independently ascertain such votes or amounts.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Term Loan Facility Collateral Agent

By:
	Name:	[ ]
	Title:	[ ]

[Signature Page to First Lien Intercreditor Agreement]

WALKER & DUNLOP, INC.

By:
	Name:	[ ]
	Title:	[ ]

[Signature Page to Pari Passu Intercreditor Agreement]

ANNEX I

Grantors

Walker & Dunlop, Inc.

Walker & Dunlop Multifamily, Inc.

Walker & Dunlop, LLC

Walker & Dunlop Capital, LLC

W&D BE, Inc.

Walker & Dunlop Investment Sales, LLC

Annex I-1

ANNEX II

[FORM OF] CREDIT AGREEMENT JOINDER NO. [_] dated as of [_] (this “Credit Agreement Joinder”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[   ] (the “Pari Passu Intercreditor Agreement”), among WALKER & DUNLOP, INC., a Maryland corporation (the “Borrower”), the other Grantors party thereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Term Loan Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Term Loan Facility Collateral Agent”), and each Additional Agent from time to time party thereto.

A.        Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.         As a condition to the ability of the Borrower or its Subsidiaries to incur Credit Agreement Obligations and to secure such Credit Agreement Obligations with the Senior Lien and to have such Credit Agreement Obligations guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Credit Agreement Documents, the Credit Agreement Collateral Agent in respect of such Credit Agreement Obligations is required to become a Collateral Agent under, and such Credit Agreement Obligations and the Credit Agreement Secured Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Credit Agreement Collateral Agent may become a Credit Agreement Collateral Agent under, and such Credit Agreement Obligations and such Credit Agreement Secured Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, upon the execution and delivery by Credit Agreement Collateral Agent of an instrument in the form of this Credit Agreement Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Intercreditor Agreement. The undersigned Credit Agreement Collateral Agent (the “New Credit Agreement Collateral Agent”) is executing this Joinder in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the Applicable Collateral Agent and the New Credit Agreement Collateral Agent agree as follows:

SECTION 1.    In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Credit Agreement Collateral Agent by its signature below becomes the Credit Agreement Collateral Agent under, and the related Credit Agreement Obligations and Credit Agreement Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Credit Agreement Collateral Agent had originally been named therein as the Credit Agreement Collateral Agent, and the New Credit Agreement Collateral Agent, on behalf of itself and such Credit Agreement Secured Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Credit Agreement Collateral Agent and to the Credit Agreement Secured Parties that it represents. Each reference to a “Credit Agreement Collateral Agent” in the Pari Passu Intercreditor Agreement shall be deemed to be to the New Credit Agreement Collateral Agent. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Credit Agreement Collateral Agent represents and warrants to the Applicable Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Credit Agreement Joinder, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Credit Agreement Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Credit Agreement Documents relating to such Credit Agreement Obligations provide that, upon the New Credit Agreement Collateral Agent’s entry into this Agreement, the Credit

Annex II-1

Agreement Secured Parties in respect of such Credit Agreement Obligations will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Credit Agreement Secured Parties.

SECTION 3.   This Credit Agreement Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement Joinder shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Credit Agreement Joinder that bears the signature of the New Credit Agreement Collateral Agent. Delivery of an executed signature page to this Credit Agreement Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Credit Agreement Joinder.

SECTION 4.    Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.   THIS CREDIT AGREEMENT JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CREDIT AGREEMENT JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.   In case any one or more of the provisions contained in this Credit Agreement Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.   All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Credit Agreement Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8.   The Borrower agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Credit Agreement Joinder, including the reasonable fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

Annex II-2

IN WITNESS WHEREOF, the New Credit Agreement Collateral Agent and the Applicable Collateral Agent have duly executed this Credit Agreement Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW CREDIT AGREEMENT COLLATERAL AGENT], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Annex II-3

Acknowledged by:

[                               ], as
Applicable Collateral Agent

By:
Name:
Title:

[             ]

By:
Name:
Title:

WALKER & DUNLOP, INC.

By:
Name:
Title:

Annex II-4

Schedule I to the
Credit Agreement Joinder to the
Pari Passu Intercreditor Agreement

Grantors

[            ]

Annex II-1

ANNEX III

[FORM OF] JOINDER NO. [_] dated as of [__] (this “Joinder”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [  ], 20[  ] (the “Pari Passu Intercreditor Agreement”), among WALKER & DUNLOP, INC., a Maryland corporation (the “Borrower”), the other Grantors party thereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Term Loan Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Term Loan Facility Collateral Agent”), and each Additional Agent from time to time party thereto.

A.        Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.         As a condition to the ability of the Borrower or its Subsidiaries to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.14 of the Pari Passu Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, upon the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the Applicable Collateral Agent and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.14 of the Pari Passu Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Collateral Agent represents and warrants to the Applicable Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional First Lien Secured Parties.

Annex III-1

SECTION 3.     This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.       Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.     THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.      In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.       All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8.       The Borrower agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

Annex III-2

IN WITNESS WHEREOF, the New Collateral Agent and the Applicable Collateral Agent have duly executed this Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Annex III-3

Acknowledged by:

[                                      ], as
Applicable Collateral Agent

By:
Name:
Title:

[            ]

By:
Name:
Title:

WALKER & DUNLOP, INC.

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the

Pari Passu Intercreditor Agreement

Grantors

[             ]

ANNEX IV

SUPPLEMENT NO. [_] dated as of [__] (this “Supplement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [   ], 20[   ] (the “Pari Passu Intercreditor Agreement”), among WALKER & DUNLOP, INC., a Maryland corporation (the “Borrower”), the other Grantors party thereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Term Loan Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Term Loan Facility Collateral Agent”), and each Additional Agent from time to time party thereto.

A.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.         The Grantors have entered into the Pari Passu Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Pari Passu Intercreditor Agreement. Section 5.17 of the Pari Passu Intercreditor Agreement provides that such Subsidiaries may become party to the Pari Passu Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the then extant Term Loan Agreement, Credit Agreement and Additional First Lien Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1.     In accordance with Section 5.17 of the Pari Passu Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Grantor. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Grantor represents and warrants to the Applicable Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.     This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.     Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex IV-1

SECTION 6.     In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Pari Passu Intercreditor Agreement.

SECTION 8.     The Borrower agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

Annex IV-2

IN WITNESS WHEREOF, the New Grantor, and the Applicable Collateral Agent have duly executed this Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

Acknowledged by:

[_____________________], as
Applicable Collateral Agent,

By:
Name:
Title:

Annex IV-3